Post-Qualification Offering Circular Amendment No. 2

File No. 024-11284

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

As filed with the Securities and Exchange Commission on August 11, 2022

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular dated August 11, 2022

Offering Circular

ELEVATE.MONEY REIT I, Inc.

Up to $48,500,000 in Shares of Common Stock

Initial Offering Price of $10.00 per Share

Minimum Purchase: 10 Shares ($100)

Elevate.Money REIT I, Inc. is offering up to 4,850,000 shares of common stock for a price currently equal to $10.00 per share. The minimum initial investment is at least 10 shares ($100) of common stock. We are selling our shares through a Tier 2 offering pursuant to Regulation A under the Securities Act, also known as “Reg A+”. There is a minimum purchase requirement of 10 shares ($100); however, there is no minimum total offering amount, and upon acceptance of subscriptions, we will immediately use the proceeds for the purposes described in this Offering Circular. 4,500,000 shares are being sold through the primary offering and 500,000 shares are being sold through our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

We are continuing to offer up to $48,500,000 in our common shares, which represents the value of the shares available to be offered as of August 6, 2022 out of the 5,000,000 shares of our authorized common stock less any shares of common stock previously sold. As provided in rules promulgated by the Securities and Exchange Commission, the Company may issue pursuant to a qualified offering up to $75,000,000 shares of common stock in any 12 month period. This Offering Circular, once qualified, will supersede the Company’s previous Offering Circulars with respect to the common stock (“Earlier Offering Statement”). This Offering Circular includes any qualified but unsold securities covered by the Earlier Offering Statement.

We expect to use the net proceeds from this offering primarily to invest in commercial real estate properties, both directly or indirectly, through investments in non-affiliated entities. We intend to purchase small commercial properties subject to relatively long-term leases such as quick service (fast food) restaurants (“QSR”), automatic car washes (“ACW”) and convenience stores (“CS”). Our primary investment strategy is to purchase properties incorporating one or more of the following characteristics:

1. Properties and other investments that have tenants that are generating sales volumes that we believe are adequate to cover expenses of operations, including rent, and have average purchase prices in the $1 million to $3 million range.

2. Properties that are patronized by, and thereby familiar to, Millennial and Generation Z investors.

3. Single tenant net leased properties (“STNL”).

4. Properties that can support mortgage financing at up to 60% of the cost to acquire properties (“Property Cost”), which cost includes the contractual property purchase price, plus third party costs and fees associated with the property’s purchase (including, but not limited to, associated legal, escrow, title, fees, property inspection expenses and closing prorations) plus the advisor’s acquisition fees.

We intend to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2022. There are various limitations on the transfer of our common stock, as discussed in greater detail under “Description of Shares - Restriction on Ownership of Shares” below. Although we do not intend to list our common stock for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our stockholders with limited liquidity on an annual basis for their investment in our shares, which is discussed in greater detail below under “Share Repurchase Program”.

We are externally managed by our advisor, Elevate.Money, Inc., formerly known as Escalate Wealth, LLC and Elevate.Money, LLC, which owns and operates an online investment platform www.elevate.money (the “Online Platform”). The Online Platform was created to efficiently and cost-effectively deliver this Offering Circular and related information to prospective investors. We employ staff to interface with prospective investors on a responsive basis, and this staff is not compensated via payment of commissions, consistent with our intent to minimize upfront sales commissions.

This offering is being conducted on a “best efforts” bases. There is no underwriter required to sell any specific number or dollar amount of securities. The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this offering, but not for underwriting or placement agent services. See “Plan of Distribution” for more details. As compensation, the Company has agreed to pay Dalmore services compensation calculated monthly equal to: (i) 1% of the first $5,000,000 raised in the offering during the subject month, (ii) 0.75% for the next $2,500,000 raised in the offering during the subject month, (iii) 0.50% for the next $2,500,000 raised in the offering during the subject month, and (iv) 0.25% of any additional funds raised in excess of $10,000,000 in the Offering during the subject month. In addition, the Company has paid Dalmore a one-time advance set-up fee of $5,000 (the “Advance”) to cover reasonable out-of-pocket accountable expenses anticipated to be incurred by Dalmore, including, among other things, preparing the FINRA filing for the offering. In addition, the Company has paid a one-time $20,000 consulting fee to Dalmore.

To the extent that the Company’s officers and directors make any communications in connection with the offering, they intend to conduct such efforts in accordance with an exemption from broker-dealer registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our common stock is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 17 to read about the more significant risks you should consider before buying our common stock. These risks include the following:

•	Risks related to the ongoing economic uncertainty related to the worldwide COVID-19 pandemic.

•	Risks related to our limited operating history.

•	Risks associated with the outbreak of hostilities between Russia and Ukraine and any economic sanctions and other restrictive actions taken against Russia by the U.S. and other countries in response thereto; limited operating history.

•	Risks related to the fact that other than the two properties we have acquired to date, we will be primarily operating as a “blind pool” offering and investors will not have the opportunity to evaluate the economic merits of our future investments prior to their purchase.

•	Risks associated with the conflicts of interest with our affiliates and advisors.

•	Risks associated with our ability to initially qualify as a real estate investment trust (REIT) or maintain such qualification once achieved.

•	Risks related to a lack of diversification in our portfolio of investments, or the fact that we may need to co-invest or enter into joint ventures in order to diversify.

•	Risks associated with our ability to change our investment guidelines.

•	Risks related to the manner in which the Company has established the purchase price for the common stock

•	Risks related to the lack of a public market for our securities and a general lack of liquidity associated with our shares of common stock.

•	Risks surrounding the value of our real property and occupancy of our real property.

•	Risks inherent in investments in the quick service (fast food) restaurant (“QSR”), automatic car wash (ACW”), and convenience store (“CS”) types of property we intend to invest in, including risks associated with occupancy rates and the laws, rules and regulations that govern these types of properties.

Generally (if you are not an “accredited investor” as defined for purposes of Regulation D under the Securities Act), no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Per Share(1)	Total Maximum		Percent
Public Offering Price	$10.00	$50,000,000		100%
Underwriting Discounts and Commissions(2)(3)	$0.10	$450,000	(4)	1%
Proceeds to Us from this Offering to the Public (Before Expenses(5))	$9.90	$49,831,250		99%

(1)	The price per share is initially $10.00. Commencing at the end of the calendar year after the first year that our board of directors has determined that our real estate portfolio has sufficiently stabilized for purposes of a meaningful valuation, our board of directors will adjust the offering price of the shares on an annual basis to equal our net asset value (“NAV”) per share. Our board of directors generally anticipates that our real estate portfolio will sufficiently stabilize for purposes of a meaningful valuation at the end of 2022, which is when we will have owned at least one property for a period of 12 months.

(2)

The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this offering, but not for underwriting or placement agent services. As compensation for services, the Company has agreed to pay Dalmore compensation calculated monthly equal to: (i) 1% of the first $5,000,000 raised in the offering during the subject month, (ii) 0.75% for the next $2,500,000 raised in the offering during the subject month, (iii) 0.50% for the next $2,500,000 raised in the offering during the subject month, and (iv) 0.25% of any additional funds raised in excess of $10,000,000 in the offering during the subject month. In addition, the Company has paid Dalmore a one-time advance set-up fee of $5,000 (the “Advance”) to cover reasonable out-of-pocket accountable expenses anticipated to be incurred by Dalmore, including, among other things, preparing the FINRA filing for the offering. In addition, the Company will pay a one-time $20,000 consulting fee to Dalmore that will be due after FINRA issues a No Objection Letter.

North Capital Private Securities Corporation (“North Capital”), a registered broker-dealer and our former broker-dealer of record, will continue to provide us with certain escrow and technology services in furtherance of this offering. We have paid North Capital Investment Technology, the parent company of North Capital, an installation and set-up fee of $5,000 and a monthly administrative fee of $1,000 for technology tools to facilitate the offering of securities. These technology fees are capped at $100,000. In addition, North Capital, as Escrow Agent, is entitled to payment of: i) an escrow administration fee ($500 for setup), (ii) distribution fees ($10 per check; $25 per domestic wire; $45 per international wire), (iii) transaction costs ($100 for each additional escrow break), and (iv) reimbursement for out-of-pocket expenses. Services in addition to and not contemplated in the escrow agreement, including, but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary expenses and capped at $5,000.

(3)	Assumes that we sell 4,500,000 shares of common stock in the primary offering and 500,000 shares of common stock pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

(4)	Our advisor will pay organization and offering expenses it may incur on our behalf in connection with the offering of our shares. We will reimburse our advisor for these organization and offering costs and future organization and offering costs it may incur on our behalf on a monthly basis. After the termination of the primary offering, our advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur and for which our advisor has been reimbursed exceed 3% of our gross offering proceeds from the primary offering and the distribution reinvestment plan. See “Compensation” for a description of additional fees and expenses that we will pay our advisor.

This Offering Circular follows the SEC Registration Statement on Form S-11 disclosure format and is following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405)..

ELEVATE.MONEY REIT I, INC.
4600 Campus Drive, Suite 201

Newport Beach, California 92660

www.elevate.money

Offering Circular Dated August __, 2022

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements, which we refer to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the Online Platform website, www.elevate.money. The contents of the Online Platform website (other than the offering statement, this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

The registered broker-dealer through which we are selling shares of common stock in this offering must make every reasonable effort to determine that the purchasers of shares in this offering are “qualified purchasers” based on information and representations provided by the stockholder regarding the stockholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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FEDERAL AND STATE LAW EXEMPTIONS AND PURCHASE RESTRICTIONS

Our common stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, also known as “Reg A+”, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our common stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our common stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D; and (ii) all other investors so long as their investment in our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our common stock is being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

In addition to satisfying the foregoing minimum investor suitability standards, we require that a purchaser of shares of our common stock be a U.S. Person. For this purpose, “U.S. Person” is defined consistent with the meaning in Regulation S promulgated under the Securities Act and means a person who meets any of the following criteria:

•	a natural person resident in the United States of America;

•	a partnership or corporation organized or incorporated under the laws of the United States of America;

•	an estate of which any executor or administrator is a U.S. Person;

•	a trust of which any trustee is a U.S. Person;

•	an agency or branch of a foreign entity located in the United States of America;

•	a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

•	a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; or

•	a partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

As a condition to an investor’s investment in us, each investor will be required to sign a subscription agreement that will, among other things, contain representations consistent with the foregoing.

OFFERING CIRCULAR SUMMARY

This Offering Circular summary highlights material information contained elsewhere in this Offering Circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Offering Circular, as supplemented, carefully, including the “Risk Factors” section, and the information incorporated by reference herein, including the financial statements, before making a decision to invest in our common stock.

THE COMPANY
What is Elevate.Money REIT I, Inc.?

Elevate.Money REIT I, Inc. (the “Company”) is a Maryland corporation, incorporated on June 22, 2020, that intends to elect to qualify to be taxed as a real estate investment trust, or REIT, beginning with the taxable year ending December 31, 2022. The Company engages in the business of buying smaller commercial real estate properties including quick service (fast food) restaurants, along with other casual dining concepts (“QSR”), automatic car washes (“ACW”), and convenience stores (“CS”), as described in greater detail below. We plan to own substantially all of our assets and conduct our operations through wholly-owned special purpose subsidiaries. We intend to present our financial statements on a consolidated basis.

Our office is located at 4600 Campus Drive, Suite 201, Newport Beach, California 92660. Our telephone number is (949) 606-9897, and our website address is www.elevate.money.

Who manages Elevate.Money REIT I, Inc.?

We are externally managed by our advisor, Elevate.Money, Inc., which provides us with all necessary employee and financial resources that are required for all of our management functions under the advisory agreement with us. All of our administrative functions and operations will be managed and performed by our advisor. Certain of our directors and executive officers are also directors, managers and executive officers of our advisor and its affiliates. We may employ associated persons who provide investor relations services to us. All costs to us related to employing associated persons will be reimbursed by our advisor. In addition, our advisor will identify all of our prospective property acquisitions and advise us with respect to them. Our advisor is discussed in greater detail under “External Management.”

Mr. Harold Hofer founded Elevate.Money, Inc. for a single purpose — to enhance real estate investment access for the small investor. Mr. Hofer is also our chief executive officer and he has been involved in real estate acquisition, financing, management, and disposition for more than 35 years. He has experienced multiple real estate cycles during his career and has gained expertise through hands-on experience in acquisitions, asset management, dispositions, leasing and property and portfolio management. We believe the experience of Mr. Hofer will allow us to successfully execute our business model.

How is our Advisor compensated?

We pay our advisor a management fee equal to 0.04167% of the Company’s total investment value as of the end of the preceding month plus the book value of any properties acquired during the current month, as well as reimburse our advisor on a monthly basis for our actual organizational and offering expenses. The board of directors has the right to change the compensation arrangements with our advisor in the future without the consent of our stockholders. These fees are described in greater detail under “Compensation”.

Who provides Elevate.Money REIT I, Inc. with real estate services?

We and our advisor have engaged Lalutosh Real Estate, LLC (“LRE”) to provide real estate services in connection with the acquisition, management, financing and disposition of our real properties. LRE is an affiliate of our advisor and will perform its services under the supervision of our advisor and our board of directors.

How is our real estate service provider compensated?

In exchange for its services in connection with our ongoing operations, we pay LRE:

•      an acquisition fee equal to 3% of the cost of investment,

•      an asset management fee equal to 0.04167% of the Company’s total investment value as of the end of the preceding month plus the book value of any properties acquired during the current month,

•      a finance coordination fee equal to 1.0% of certain debt financings or refinancings,

•      a disposition fee equal to 3.0% of the contract sales price of each property sold, and

•      an annually measured performance fee, payable only after a 6% cumulative, non-compounded return on the common stock, based on certain financial performance metrics.

In exchange for its services in connection with our liquidation, we would pay LRE:

•      a disposition fee equal to 3.0% of the contract sales price of each property sold, and

•      a liquidation fee calculated from the value per share resulting from a liquidation event, calculated based on certain financial metrics.

These fees are described in greater detail under “Compensation.”

Does Elevate.Money REIT I, Inc. use leverage?

We expect that our debt financing and other liabilities, excluding the use of any acquisition lines of credit, will be up to 60% of the Property Cost of all of our real estate investments and the cost of other tangible assets (before deducting depreciation or other non-cash items). We may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Our debt financing strategy is described in greater detail under “Investment Objectives and Criteria – Our Borrowing Strategy and Policies” below.

How is Elevate.Money REIT I, Inc. taxed?

The Company intends to elect and to qualify to be taxed as a real estate investment trust, or REIT, beginning with the taxable year ending December 31, 2022. In general, a REIT is an entity that:

•      combines the capital of many investors to acquire or provide financing for real estate investments;

•      allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•      pays dividends to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain); and

•      avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

The Company’s tax status is discussed in greater detail below under “U.S. Federal Income Tax Considerations.”

OFFERING
What is Elevate Money REIT I, Inc. Offering?

Elevate.Money REIT I, Inc. is offering up to 5,000,000 shares of common stock for a price currently equal to $10.00 per share. The minimum initial investment is at least 10 shares ($100) of common stock. We are selling our shares through a Tier 2 offering pursuant to Regulation A under the Securities Act, also known as “Reg A+”. There is a minimum purchase requirement of 10 shares ($100); however, there is no minimum total offering amount, and upon acceptance of subscriptions, we will immediately use the proceeds for the purposes described in this Offering Circular. 4,500,000 shares are being sold through the primary offering and 500,000 shares are being sold through our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

This offering is being conducted on a “best efforts” basis. When shares are offered on a “best efforts” basis, no underwriter or placement agent has made a firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

How was the Offering Price Determined?

The current offering price is the price determined to be appropriate for our common stock by our Board of Directors. We have not established the offering price per share of our common stock being sold in this offering on an independent basis and it bears no relationship to the value of our assets. Commencing at the end of the calendar year after the first year that our board of directors has determined that our real estate portfolio has sufficiently stabilized for purposes of a meaningful valuation, our board of directors will adjust the offering price of the shares on an annual basis to equal our net asset value (“NAV”) per share. Our board of directors generally anticipates that our real estate portfolio will sufficiently stabilize for purposes of a meaningful valuation at the end of 2022, which is when we will have owned at least one property for a period of 12 months.

What will the Offering Proceeds be used for?

We expect to use a substantial amount of the net proceeds from this offering to primarily invest, directly or indirectly through investments in non-affiliated entities, in commercial properties and investments that meet our acquisition criteria that include the following:

•      quick service (fast food) restaurants, along with other casual dining concepts (“QSR”) such as Starbucks, McDonalds, Burger King, El Pollo Loco, Chick-fil-A, Mod Pizza, Kentucky Fried Chicken, Chili’s, Applebee’s, Buffalo Wild Wings, Panera Bread, Olive Garden and BJ’s Restaurant;

•      automatic car washes (“ACW”) that are independent or part of chains and may or may not include a gas station component such as Mister Car Wash, Zips Car Wash and Quick Quack Car Wash; and

•      convenience stores (“CS”), which may or may not include a gas station component, such as Dollar General, Dollar Tree, Family Dollar 7-Eleven; Circle K; Speedway; Casey’s; Murphy USA; ampm; Kwik Shop; Pilot; ExtraMile; Wawa; QuikTrip; Cumberland Farms; Sheetz; RaceTrac; and Kum & Go.

Our goal is to generate a relatively predictable and stable current stream of income for investors and the potential for long-term capital appreciation in the value of our properties. We may make our investments through the acquisition of individual assets, through joint venture or joint property ownership with related or third party property owners, or through acquisitions of equity interests in other REITs or real estate companies.

We also expect to use a portion of the net proceeds of this offering for general corporate purposes.  Our intended uses for the proceeds from this offering are discussed in greater detail under “Estimated Use of Proceeds.”

Who can purchase shares?

Our common stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D; and (ii) all other investors so long as their investment in our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Please refer to the section above entitled “Federal and State Law Exemptions and Purchase Restrictions” for more information.

Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this Offering Circular, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, and seek to obtain the benefits of potential long-term capital appreciation. However, investing in our common stock involves certain risks, and you should carefully consider the investment risks contained in “Risk Factors” before deciding whether to invest.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement on our website, www.elevate.money, substantially in the form included as an exhibit to our Offering Statement for a specific number of shares and pay for the shares at the time of your subscription.

What distributions will be made on my shares?

We intend to pay distributions on a monthly basis. The rate is determined by our board of directors based on our financial condition and such other factors as our board of directors deems relevant. However, to maintain qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. generally accepted accounting principles, or GAAP).

How will I be taxed on distributions?

Unless your investment is held in an IRA or other qualified tax-exempt account or we designate certain distributions as capital gain dividends, distributions that you receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. The portion of your distribution in excess of current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, rather than result in current tax, until your basis is reduced to zero. Return of capital distributions made to you in excess of your tax basis in our common stock will be treated as sales proceeds from the sale of our common stock for U.S. federal income tax purposes. Distributions we designate as capital gain dividends will generally be taxable at long-term capital gains rates for U.S. federal income tax purposes.

The tax consequences of your investment are discussed in greater detail below under “U.S. Federal Income Tax Considerations.” However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor.

May I reinvest my distributions in shares?

You automatically participate in our distribution reinvestment plan unless you opt out by checking the appropriate box on your personal Elevate.Money dashboard. Through this method, common stockholders may have all or a portion of their dividends and other distributions reinvested in additional shares of our common stock in lieu of receiving cash distributions. No broker dealer of record fees will be paid on shares sold under the distribution reinvestment plan.

Participants in the distribution reinvestment plan will acquire our common stock at a price per share equal to $10.00 per share or, when determined by our board of directors, the most recently published net asset value, or “NAV,” per share. The calculation of NAV is discussed in greater detail below under “Valuation Policies.”

We may amend, suspend or terminate our distribution reinvestment plan for any reason at any time upon ten days’ notice to the participants. We may provide notice by including such information (i) in documents publicly filed with the SEC or (ii) in a separate mailing to the participants in the plan.

Are there any special restrictions on the ownership or transfer of shares?

Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code.

If I buy shares in this offering, how may I sell them later?	We provide a share repurchase program for stockholders who wish to sell their shares. See Description of Shares—Share Repurchase Program for more details.
Does Elevate.Money REIT I, Inc. use leverage?

We expect that our debt financing and other liabilities, excluding the use of any acquisition lines of credit, will be up to 60% of the Property Cost of all of our real estate investments and the cost of other tangible assets (before deducting depreciation or other non-cash items). We may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. See “Investment Objectives and Criteria – Our Borrowing Strategy and Policies” for more details.

Will I be notified of how my investment is doing?	We will provide you with periodic updates on the performance of your investment in us, including: • current periodic reports; • semi-annual financial reports;

•      an annual financial report; and

•      supplements or amendments to the Offering Circular.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary: posting on our website and on your personal dashboard on our website at www.elevate.money, U.S. mail or other courier; electronic delivery; or in a filing with the SEC. Additional information can also be found on our website or on the SEC’s website, www.sec.gov.

How are shares being offered?

The shares are being offered through our advisor’s online investment platform www.elevate.money, or the Online Platform. We expect to be one of the few non-exchange traded REITs offering securities directly to all potential investors primarily over the internet. Currently, other similar online investment platforms typically offer individual property investments as private placements to accredited investors only. We intend to own a more diversified portfolio, with certain tax advantages unique to REITs, that is accessible to both accredited and non-accredited qualified investors at a low investment minimum.

Who is selling shares being sold in the offering?

We will offer our shares of common stock in this offering utilizing the Online Platform. The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. Greater information about Dalmore and the compensation they will receive in connection with this offering is described below under “Plan of Distribution.”

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

The section of this Offering Circular entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans.

What conflicts of interest does your advisor face?

Our advisor and its affiliates, including LRE, will experience conflicts of interest in connection with the management of our business. Our Chief Executive Officer, Mr. Hofer, and our President, Sachin Jhangiani, are also significant stockholders in our advisor. Some of the material conflicts that our advisor and its affiliates, will face include the following:

•      Allocation of investment opportunities by our advisor and its affiliates, including our officers and directors, between the Company and other current or future advisor-sponsored programs, other investors for whom they serve as the investment advisors and for their own real estate investment accounts.

•      Competition for tenants or purchasers between our properties and other properties held by other current or future advisor-sponsored programs.

•      Allocation of the time of the key real estate, management and accounting professionals our advisor has assembled, including Messrs. Hofer and Jhangiani, between the Company and other current and future advisor-sponsored programs.

•      Transactions between the Company and the advisor, its affiliates, or other current or future advisor-sponsored programs, including a revolving line of credit from our advisor.

•      The negotiation of any fees paid to our advisor or any of its affiliates will not be at arm’s length and our advisor and its affiliates control the continuation, renewal and enforcement of the Company’s agreements with the advisor and its affiliates.

•      The fees to be received by the advisor and its affiliates will be impacted by decisions made by the advisor and its affiliates with respect to the Company, including decisions regarding acquisitions, dispositions, and the public offering of our equity.

•      Our officers and directors may owe duties to multiple affiliate-sponsored programs.

The Board of Directors of the Company has appointed a Conflicts Committee of the Board of Directors to help mitigate these conflicts.

Who can help answer my questions about this offering?	If you have more questions about this offering, please contact: ELEVATE.MONEY REIT I, INC. 4600 Campus Drive Suite 201 Newport Beach, California 92660 (949) 606-9897 www.elevate.money

RISK FACTORS

Investing in our common stock involves certain risks. You should carefully consider the following risk factors, and those contained in any supplement to this Offering Circular, and all other information contained in this Offering Circular as supplemented before purchasing our common stock. If any of the following risks were to occur, our business, financial condition or results of operations could be materially and adversely affected. In these circumstances, the value of our common stock may decline, and you could lose some or all of your investment.

COVID-19 Pandemic

One of the most significant risks and uncertainties facing our Company and the real estate industry generally continues to be the effect of the ongoing public health crisis of the novel coronavirus (“COVID-19”) pandemic and the COVID-19 mutation into several variants. The COVID-19 pandemic that began during the first quarter of 2020 has resulted in a significant impairment of the value of national real estate investments and properties and may also impact the value of the properties we intend to acquire or invest in. The continuing COVID-19 pandemic has resulted in significant economic disruption globally, including in the United States, which is the primary market in which the Company intends to do business.  Governmental authorities throughout the United States have taken actions, such as stay-at-home orders and other social distancing measures, to prevent the spread of COVID-19 that have restricted travel, public gatherings, and the overall level of individual movement and in-person interaction.  This has, in turn, significantly reduced economic activity and negatively impacted many businesses.  We continue to monitor the impact of the COVID-19 pandemic on our business, including how the pandemic may affect our ability to collect rent from our real estate properties.

High Risks Related to the Start-up Nature of our Business

As a newly established business, investing in our common stock involves high risks that are not present in other companies, including other real estate investment trusts, that have an established investment portfolio and operating history. These high-risk factors include the following.

We have a limited operating history and established financing sources.

We have limited operating history. We were incorporated in the State of Maryland on June 22, 2020 and, as of December 31, 2021, we had acquired one (1) property with the proceeds from this offering. We completed the purchase of a second property in late July 2022. See Property Acquisition. Our advisor has no prior experience in the QSR, ACW or CS markets, but will call upon the substantial commercial real estate market knowledge and experience of its officers and employees.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire properties and investments that further our investment objectives;

•	increase awareness of the “Elevate Money” name within the investment products market;

•	attract, integrate, motivate and retain, through our advisor, qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and

•	continue to build and expand our operational structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose money.

This is a “best efforts” offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis, meaning that there is no underwriter or placement agent that has made a firm commitment or obligation to purchase any of the shares. We expect the size of the investments that we will make will average about $1 million to $3 million per asset. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the types of investments that we make, and the geographic regions in which our investments are located. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain relatively fixed third party expenses such as legal, tax and audit, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds could increase our fixed third party expenses as a percentage of gross income, potentially reducing our net income and cash flow and potentially limiting our ability to make distributions.

Because our stockholders will not have the opportunity to evaluate the investments we may make before we make them, we are considered to be a blind pool. We may make investments with which our stockholders do not agree.

As of the date of this Offering Circular, we have acquired two initial properties. See Property Acquisition. We do not currently have any other properties or investments under contract that are reasonably probable of being acquired or originated with the proceeds from this offering. As a result, we are not able to provide you with any information to assist you in evaluating the merits of any specific future assets that we may acquire. We will seek to invest substantially all of the net proceeds from our primary public offerings, after the payment of fees and expenses, in the acquisition of real estate properties and investments. Our board of directors and management has broad discretion when identifying, evaluating and making such acquisitions. You will have no opportunity to evaluate the transaction terms or other financial or operational data concerning specific acquisitions before we invest in them. As a result, you must rely on our board of directors and our advisor to identify and evaluate our investment opportunities, and they may not be able to achieve our business objectives, may make unwise decisions or may make investments with which you do not agree.

Because we are selling our shares directly to the public and without the aid of an independent underwriter, our stockholders will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty our stockholders face.

Although North Capital Private Securities Corporation (“North Capital”) and Dalmore performed a diligence review and investigation in connection with their engagements as (former and current) broker/dealers of record for this offering, as described in greater detail below under “Plan of Distribution”, there is no independent third-party underwriter selling our shares, and, accordingly, our stockholders will not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offerings. Because there is no independent third-party underwriting selling our shares, our stockholders must rely on the information in this Offering Circular and will not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

While we have not yet elected to be treated as a REIT for tax purposes, we intend to do so for starting with the tax year ended December 31, 2022. Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, if we fail to qualify as a REIT after our initial REIT election, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lost our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. Our tax status is described in greater detail under “U.S. Federal Income Tax Considerations.”

Risks Related to Our Properties, Our Business and the Real Estate Industry

Most of our properties will depend upon a single tenant for their rental income, and our financial condition and ability to make distributions may be adversely affected by a tenant’s bankruptcy or insolvency, a downturn in the business, or a tenant’s lease expiration.

We expect that most of our properties will be occupied by only one tenant or will derive a majority of their rental income from one tenant and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us and the potential resulting vacancy would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated or an existing tenant elects not to renew a lease upon its expiration, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected. Further, our lenders may have a first priority claim to any recovery under the leases, any guarantees and any credit support, such as security deposits and letters of credit.

Net leases may not result in fair market lease rates over time.

We expect most of our rental income to come from net leases. Net leases typically contain (1) longer lease terms; (2) fixed rental rate increases during the primary term of the lease; and (3) fixed rental rates for initial renewal options, and, thus, there is an increased risk that these contractual lease terms will fail to result in fair market rental rates if fair market rental rates increase at a greater rate than the fixed rental rate increases.

Our real estate investments will include special use single tenant properties that may be difficult to sell or re-lease upon tenant defaults orlease expirations.

A number of our investments will be in special use single tenant properties. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell or re-lease properties and adversely affect returns to you.

A high concentration of our properties in a particular geographic area, or a high concentration of tenants in a similar retail segment or concept, would magnify the effects of downturns in that geographic area or retail segment or concept.

In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if our tenants are concentrated in a certain retail segment or concept, any adverse effect to that retail industry generally would have a disproportionately adverse effect on our portfolio.

If a sale-leaseback transaction is recharacterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were recharacterized as a joint venture, we and our lessee could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

We will be dependent on our tenants to fulfill their lease obligations to us, and franchisees will be required to fulfill their franchise agreement obligations to their franchisors, and an event that materially and adversely affects any tenant’s business, financial position or results of operations could materially and adversely affect our business, financial position or results of operations.

Our leases with tenants will be net leases, where we depend on tenants to pay all insurance, taxes, utilities, common area maintenance charges, maintenance and repair expenses and to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities arising in connection with its business, including any environmental liabilities. There can be no assurance that our tenants will have sufficient assets, income and access to financing to enable them to satisfy their payment obligations to us under their leases. The inability or unwillingness of tenants to meet their rent obligations to us under any of their leases could materially adversely affect our business, financial position or results of operations, including our ability to pay dividends to our stockholders as required to maintain our status as a REIT. The inability of tenants to satisfy their other obligations under their leases with us, such as the payment of insurance, taxes and utilities could materially and adversely affect the condition of our properties.

In addition, we expect to have tenants who operate their businesses under franchise agreements with third-party franchisors. Franchisee tenants will depend on the provision of services to them by their franchisors pursuant to their respective franchise agreements. Franchise agreements generally provide for the franchisor to provide certain franchising services to our franchisee tenants. The franchising services include licensing the right to use and display certain trademarks, utilize trade secrets and purchase proprietary products from the franchisor in connection with the operation of the franchisee tenant’s business. Other services may include marketing services, training and access to certain operating procedures and technical support. The failure of a franchisor to provide its franchisee with adequate services or any breach of a franchise agreement by a franchisee could have a material adverse effect on the business of our franchisee tenants.

We will be dependent on our QSR, ACW, and CS tenants successfully operating their businesses, and a failure do so could have a material adverse effect on our business, financial position or results of operations.

Factors which may impact the QSR, ACW and CS business, financial position or results of operations of our tenants include the following:

•	litigation, including allegations of illegal, unfair or inconsistent employment practices;

•	unfavorable publicity, or a failure to respond effectively to adverse publicity;

•	labor and insurance costs; and

•	insufficient guest or employee facing technology, or a failure to maintain a continuous and secure cyber network, free from material failure, interruption or security breach.

In addition, our QSR and CS tenants may be impacted by factors such as:

•	food safety and food-borne illness concerns throughout the supply chain; health concerns arising from food-related pandemics, including the current COVID-19 virus and outbreaks of flu viruses or other diseases; and

•	the impact of shortages or interruptions in the delivery of food and other products from third-party vendors and suppliers.

Risks related to real estate ownership could reduce the value of our properties, which could materially and adversely affect us.

Ownership of real estate that is leased to tenants on a net basis is subject to risks inherent to the ownership of real estate, including:

•	inability to collect rent from tenants due to financial hardship, including bankruptcy;

•	changes in consumer trends and preferences that reduce demand for the products or services of our tenants;

•	inability to lease at or above the current rental rates, or at all, or sell properties upon expiration or termination of existing leases;

•	making capital expenditures to renovate vacant properties;

•	environmental risks related to the presence of hazardous or toxic substances or materials on our properties;

•	subjectivity of real estate valuations and changes in such valuations over time;

•	illiquid nature of real estate compared to most other financial assets;

•	changes in laws and regulations, including those governing real estate usage and zoning;

•	changes in interest rates and the availability of financing; and

•	changes in the general economic and business climate.

The occurrence of any of the risks described above may cause the value of our real estate to decline, which could materially and adversely affect us.

Our pursuit of investments in, and acquisitions of properties may be unsuccessful or fail to meet our expectations.

Investments in and acquisitions of properties we might seek to acquire entail risks associated with real estate investments generally, including that the investment’s performance will fail to meet expectations, that the cost estimates for necessary property improvements will prove inaccurate or that the tenant, operator or manager will underperform or become insolvent.

Inflation may materially and adversely affect us and our tenants.

Increased inflation could have a negative impact on variable-rate debt we currently have or that we may incur in the future. Our leases will typically contain provisions, such as rent escalators, designed to mitigate the adverse impact of inflation on our results of operations. Because tenants will typically be required to pay all property operating expenses, increases in property-level expenses at our leased properties generally do not affect us. However, increased operating expenses at vacant properties and the limited number of properties that are not subject to full triple-net leases could cause us to incur additional operating expenses, which could increase our exposure to inflation. Additionally, the increases in rent provided by many of our leases may not keep up with the rate of inflation. Increased costs may also have an adverse impact on our tenants if increases in their operating expenses exceed increases in revenue, which may adversely affect the tenants’ ability to pay rent owed to us.

The failure of any of our tenants to fulfill its maintenance obligations may have a materially adverse effect on our ability to operate and grow our business.

The failure of any of our tenants to fulfill their maintenance obligations may cause us to incur significant and unexpected expenses to remediate any resulting damage to the property. Furthermore, the failure by any tenant to adequately maintain a leased property could adversely affect our ability to timely re-lease the property to a new tenant or otherwise monetize our investment in the property if we are forced to make significant repairs or changes to the property as a result of the tenant’s neglect. If we incur significant additional expenses or are delayed in being able to pursue returns on our real estate investments, it may have a materially adverse effect on our ability to operate and grow our business and our ability to achieve our strategic objectives.

We may be dependent on the QSR, ACW and CS industries and may be susceptible to the risks associated with them, including competition and consumer spending preferences, which could materially adversely affect our business, financial position or results of operations.

To the extent that we become an owner of properties serving the QSR, ACW and CS industries, we will be impacted by the risks associated with those industries. Therefore, our success will to some degree be dependent on the QSR, ACW, and CS industries, which could be adversely affected by economic conditions in general, changes in consumer trends and preferences and other factors over which we and any of our other tenants have no control.

The QSR, ACW, and CS industries are characterized by a high degree of competition among a large number of participants. Competition is intense between national and regional franchise chains and locally-owned QSR, ACW, and CS businesses in most of the markets. As competing properties are constructed, the lease rates we assess for our properties may be negatively impacted upon renewal or new tenant pricing events.

In addition, our QSR, ACW, and CS tenants may encounter significant macroeconomic forces including adverse changes in consumer spending or consumer preferences for particular foods, goods, services or restaurant/store-based retailing, which could severely impact our tenants’ ability to pay rent. Shifts from in-restaurant and in-store to online takeout and delivery ordering and shopping could increase due to changing consumer dining and shopping patterns as well as the increase in consumer adoption and use of mobile electronic devices. This expansion of e-commerce could have an adverse impact on our QSR, ACW and CS tenants’ ongoing viability.

Our tenants’ businesses will be subject to government regulations and changes in current or future laws or regulations could restrict their ability to operate both their and our business in the manner currently contemplated.

We cannot predict what laws or regulations will be enacted in the future, how future laws or regulations will be administered or interpreted, or how future laws or regulations will affect our tenants and properties, including, but not limited to environmental laws and regulations. Compliance with new laws or regulations, or stricter interpretation of existing laws, may require us or our tenants to incur significant expenditures, impose significant liability, restrict or prohibit business activities and could cause a material adverse effect on our results of operation.

In particular, the QSR and ACW industries are subject to extensive federal, state and local regulations. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to building, zoning, land use, environmental, traffic and other regulations and requirements. Our QSR tenants will be subject to licensing and regulation by state and local authorities relating to wages and hours, healthcare, health, sanitation, safety and fire standards and the sale of alcoholic beverages. Our QSR tenants will also be subject to, among other laws and regulations, laws and regulations relating to the preparation and sale of food, including regulations regarding product safety, nutritional content and menu labeling. The impact of current laws and regulations, the effect of future changes in laws or regulations that impose additional requirements and the consequences of litigation relating to current or future laws and regulations, or an insufficient or ineffective response to significant regulatory or public policy issues, could have an adverse effect on our QSR tenants’ results of operations, which could also adversely affect our business, results of operations or financial condition.

Our AWC tenants will be subject to licensing and regulation by state and local authorities, in particular environmental regulations governing the use of cleaning solutions, solvents, wastewater storage and disposal and water reclamation. In addition, our AWC properties may contain a QSR and/or CS component that would subject them to the regulations of those industries.

We face significant competition for real estate investment opportunities, which may limit our ability to acquire suitable investments and achieve our investment objectives or pay distributions.

We face competition from various entities for investment opportunities, including other REITs, pension funds, banks and insurance companies, private equity and other investment funds and companies, partnerships and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants or the geographic location of their investments. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could impact the cost and availability of debt to finance real estate investments, which is a key component of our acquisition strategy. A downturn in the credit markets and a potential lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire investments at higher prices and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, our stockholders may experience a lower return on their investment.

Disruptions in the financial markets and uncertain economic conditions could adversely affect market rental rates, real estate values and our ability to secure debt financing, service future debt obligations, or pay distributions to our stockholders.

Currently, environments for the types of properties we are targeting for investment are highly competitive. While there has been an increase in the amount of capital flowing into the U.S. real estate markets, which resulted in an increase in real estate values in certain markets, the uncertainty regarding the economic environment has made businesses reluctant to make long-term commitments or changes in their business plans.

We plan to rely on debt financing to finance a portion of our real estate properties and we may have difficulty refinancing some of our debt obligations prior to or at maturity or we may not be able to refinance these obligations at terms as favorable as the terms of our initial indebtedness and we also may be unable to obtain additional debt financing on attractive terms or at all. If we are not able to refinance our initial indebtedness on attractive terms at the various maturity dates, we may be forced to dispose of some of our assets. Recent financial market conditions have improved significantly from the bottom of the economic cycle, but material risks are still present. Market conditions can change quickly, which could negatively impact the value of our assets.

Disruptions in the financial markets and continued uncertain economic conditions could adversely affect the values of our investments. It remains uncertain whether the capital markets can sustain the current transaction levels. Furthermore, declining economic conditions could negatively impact real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio and in the collateral securing our loan investments, which could have the following negative effects on us:

•	the values of our investments in properties could decrease below the amounts paid for such investments; and/or

•	revenues from our properties could decrease due to fewer tenants and/or lower rental rates, making it more difficult for us to pay distributions or meet our debt service obligations.

All of these factors could reduce our stockholders’ return and decrease the value of an investment in us.

Because we depend upon our advisor and its affiliates to conduct our operations, adverse changes in the financial health of our advisor or its affiliates could cause our operations to suffer.

We depend on our advisor to manage our operations and our portfolio of properties. Our advisor depends upon the fees and other compensation that it receives from us in connection with the purchase, management and sale of assets to conduct its operations. Any adverse changes to our relationship with, or the financial condition of, our advisor and its affiliates, could hinder their ability to successfully manage our operations and our portfolio of investments.

The loss of or the inability to retain or obtain key real estate professionals at our advisor could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of an investment in our shares.

We believe that our future success depends, in large part, upon the contributions of the officers, managers and employees of our advisor in managing and advising us. Neither we nor our advisor have employment agreements with these individuals and they may not remain associated with our advisor. There is also no exclusivity with regard to the services of our advisor or its employees and we may compete for their services with other future affiliated real estate programs, including future programs with similar investment objectives to ours. If any of these persons were to cease their association with our advisor or its affiliates, we may be unable to find suitable replacements and our operating results could suffer as a result. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon the ability of our advisor to attract and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our advisor may be unsuccessful in attracting and retaining such skilled professionals. If we lose or are unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

General Risks

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on co-venturer’s financial condition and disputes between our co-venturers and us.

We may co-invest with our affiliates or those of our advisor or with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity. In connection with these investments, we may not have sole decision-making control regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third-party not involved, including the possibility that our partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions. Our partners or co-venturers also may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our preferences, policies or objectives. Such investments also will have the potential risk of impasses on decisions, such as a sale, because neither we nor our partners or co-venturers would have full control over the partnership or joint venture. Disputes between us and our partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort exclusively on our business. Consequently, actions by or disputes with our partners or co-venturers might result in subjecting properties owned by the partnership, joint venture or other entity to additional risk. In addition, we may in certain circumstances be liable for the actions of our partners or co-venturers.

Our growth will be dependent upon our ability to acquire, lease, integrate and manage properties successfully.

We cannot assure you that we will be able to identify real estate investments, including joint ventures, that meet our investment criteria, that we will be successful in completing any acquisition we identify or that any acquisition we complete will produce a return on our investment.

Our future growth will be dependent upon our ability to successfully acquire new properties and enter into joint ventures on favorable terms, which may be adversely affected by the following significant risks:

•	we may be unable to acquire a desired property at all or at a desired purchase price because of competition from other purchasers;

•	many of our future acquisitions are likely to be dependent on external financing, and we may be unable to finance an acquisition on favorable terms or at all;

•	we may be required to incur significant capital expenditures to improve or renovate acquired properties;

•	we may incur an increase in operating costs or may not have the proceeds available to implement renovations or improvements at acquired properties which are necessary to attract and retain tenants;

•	market conditions may result in higher than expected vacancy rates and lower than expected rental rates; and

•	we may acquire properties subject to liabilities but without any recourse, or with only limited recourse, to the sellers, or with liabilities that are unknown to us, such as liabilities for undisclosed environmental contamination, claims by tenants, vendors or other persons dealing with the former owners of the properties and claims for indemnification by members, directors, officers and others indemnified by the former owners of the properties.

As we acquire properties, we will be subject to risks associated with managing new properties, including lease-up and integration risks. Newly acquired properties may not perform as expected, and newly acquired properties may have characteristics or deficiencies unknown to us at the time of acquisition.

We have limited time to perform due diligence on our acquired properties, which could subject us to significant unexpected liabilities and under-performance of the acquired properties.

When we enter into an agreement to acquire a property, we will often have limited time to complete our due diligence prior to acquiring the property. Because our internal resources are limited, we may rely on third parties to conduct a portion of our due diligence. To the extent we or these third parties underestimate or fail to identify risks and liabilities associated with the properties we acquire, we may incur unexpected liabilities, or the property may fail to perform in accordance with our projections. If, during the due diligence phase, we do not accurately assess the value of and liabilities associated with a particular property, we may pay a purchase price that exceeds the current fair value of the assets. As a result, material goodwill and other intangible assets would be recorded, which could result in significant charges to earnings in future periods. These charges, in addition to the financial impact of significant liabilities that we may assume, could materially and adversely impact our financial and operating results, as well as our ability to pay distributions.

We may be unable to invest our capital resources on acceptable terms or at all.

Our ability to achieve our desired levels of financial performance will depend significantly upon our ability to invest efficiently our available capital resources in properties transactions. Although we seek to maintain a pipeline of suitable investment opportunities, we cannot assure you that we will be able to identify any acquisition opportunities or other investments that meet our investment objectives or that any investment that we make will produce a positive return. Moreover, our investment pipeline is generally subject to numerous uncertainties and conditions that make it difficult to predict if or when any such potential transactions will be consummated. Accordingly, we may be unable to invest our available capital resources on acceptable terms within the time period that we desire, or at all, and these delays could result in additional dilution and may cause our financial results to fall short of our expectations. Moreover, we have significant flexibility in investing our capital resources, and we may use the resources in ways with which our stockholders may not agree or for purposes other than those that we originally contemplated.

Difficulties in selling real estate could limit our flexibility.

We intend to evaluate the potential disposition of assets that may no longer meet our investment objectives. When we decide to sell an asset, we may encounter difficulty in finding buyers in a timely manner as real estate investments generally cannot be disposed of quickly, especially when market conditions are poor. This may limit our ability to vary our portfolio promptly in response to changes in economic or other conditions. In some cases, we may also determine that we will not recover the carrying value of the property upon disposition and might recognize an impairment loss. In addition, in order to maintain our status as a REIT, the Internal Revenue Code imposes restrictions on our ability to sell properties held fewer than two years, which may cause us to incur losses thereby reducing our cash flows and adversely impacting distributions to equity holders.

Our ownership of properties through ground leases may expose us to the loss of such properties upon the exercise by the lessors of purchase options or the breach or termination of the ground leases.

We may acquire an interest in certain of our properties by acquiring a leasehold interest in the property on which the building is located. We could lose our interests in a property if the ground lease is terminated, if a purchase option is exercised by the lessor or if we breach the ground lease, which could adversely affect our financial condition or results of operations.

We are subject to numerous laws and regulations, changes to which could increase our costs and individually or in the aggregate adversely affect our business.

We will be subject to laws and regulations affecting our operations in a number of areas. Changes in these laws and regulations, including, among others, healthcare reform such as the repeal or significant amendment of the Affordable Care Act, employment law reform such as the enactment of federal overtime exemption regulations, and financial and disclosure reform such SEC rulemaking, including executive compensation regulations, or the enactment of new laws or regulations, may increase our costs. Also, compliance with these laws, regulations and similar requirements may be onerous and expensive, and they may be inconsistent from jurisdiction to jurisdiction, which may further increase the cost of compliance and doing business.

In addition, we are subject to tax laws and regulations, which are under constant review by persons involved in the legislative process, at the Internal Revenue Service and the U.S. Department of the Treasury, and at various state tax authorities. Changes to tax laws, regulations, or administrative interpretations, which may be applied retroactively, could adversely affect us in a number of ways, including the following:

•	making it more difficult or more costly for us to qualify as a REIT;

•	decreasing real estate values generally; and

•	lowering effective tax rates for non-REIT “C” corporations, which may cause investors to perceive investments in REITs to be less attractive than investments in the stock of non-REIT “C” corporations.

We cannot predict whether, when, in what forms, or with what effective dates, laws, regulations, and administrative interpretations applicable to us or our stockholders may be changed. Any such change may significantly affect our liquidity and results of operations, as well as the value of our shares.

We may be adversely impacted by new accounting pronouncements.

Accounting policies are fundamental to how we record and report our financial condition and results of operations. From time to time, the Financial Accounting Standards Board (“FASB”) and the SEC, entities that create and interpret accounting standards, may issue new accounting pronouncements or change their interpretation and application of these standards that govern the preparation of our financial statements. These changes could have a material impact on our reported financial condition and results of operations, and could also affect the comparability of our financial results to previous periods. In some cases, we could be required to apply a new or revised standard retroactively, resulting in restating prior period financial statements. The adoption of new accounting pronouncements could also affect the calculation of our debt covenants, and we cannot be assured that we will be able to work with our lenders to amend our debt covenants in response to such changes.

Cybersecurity risks and cyber incidents could adversely affect our business, disrupt operations and expose us to liabilities to tenants, employees, capital providers, and other third parties.

Cyber incidents can result from deliberate attacks or unintentional events. These incidents can include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. The result of these incidents could include, but are not limited to, disrupted operations, misstated financial data, liability for stolen assets or information, increased cybersecurity protection costs, litigation and reputational damage adversely affecting customer or investor confidence. These cyber incidents could negatively impact us, our tenants and/or the capital markets.

In addition, information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyber-attacks. The theft, destruction, loss, misappropriation or release of sensitive and/or confidential information or intellectual property, or interference with our information technology systems or the technology systems of third-parties on which we rely, could result in business disruption, negative publicity, violation of privacy laws, loss of tenants, potential liability and competitive disadvantage, any of which could result in a material adverse effect on our financial condition or results of operations.

Acts of violence, terrorist attacks or war may affect the results of our operations.

Terrorist attacks or other acts of violence may negatively affect our operations. There can be no assurance that there will not be terrorist attacks against businesses within the United States. These attacks may directly or indirectly impact the businesses or the financial condition of our tenants, which in turn may have a negative impact on us. More generally, any of these events or threats of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economies. They also could result in, or cause a deepening of, economic recession in the United States or abroad. Any of these occurrences could have an adverse impact on our financial condition or results of operations.

Our performance and value are subject to risks associated with real estate assets and with the real estate industry.

Our ability to satisfy our financial obligations and make expected distributions to our stockholders will depend on our ability to generate cash revenues in excess of expenses and capital expenditure requirements. Events and conditions generally applicable to owners and operators of real property that are beyond our control may decrease cash available for distribution and the value of our properties. These events include:

•	general economic conditions;

•	rising level of interest rates;

•	local oversupply, increased competition or reduction in demand for our properties;

•	inability to collect rent from tenants;

•	vacancies or our inability to rent our properties on favorable terms;

•	inability to finance property acquisitions on favorable terms;

•	increased operating costs, including insurance premiums, utilities, and real estate taxes;

•	costs of complying with changes in governmental regulations;

•	the relative illiquidity of real estate investments; and

•	changing tenant demographics.

In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases, which would adversely affect us.

Potential losses may not be covered by insurance.

We will carry fire, earthquake, terrorism, business interruption, vandalism, malicious mischief, boiler and machinery, commercial general liability and workers’ compensation insurance covering all of the properties in our portfolio under various policies we deem appropriate under the circumstances. We hope that these policy specifications and insured limits will be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. There are, however, certain types of losses, such as property damage from generally unsecured losses such as riots, wars, punitive damage awards or acts of God that may be either uninsurable or not economically insurable. Some of our properties may be insured subject to limitations involving large deductibles and policy limits that may not be sufficient to cover losses. In addition, we may discontinue any earthquake, terrorism or other insurance on some or all of our properties in the future if the cost of premiums from any of these policies exceeds, in our judgment, the value of the coverage discounted for the risk of loss.

If we experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged and require substantial expenditures to rebuild or repair. In the event of a significant loss at one or more of our properties, the remaining insurance under our policies, if any, could be insufficient to adequately insure our other properties. In such event, securing additional insurance, if possible, could be significantly more expensive than our current policies.

We could incur significant costs related to government regulation and private litigation over environmental matters.

Under various environmental laws, including the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), a current or previous owner or operator of real property may be liable for contamination resulting from the release or threatened release of hazardous or toxic substances or petroleum at that property, and an entity that arranges for the disposal or treatment of a hazardous or toxic substance or petroleum at another property may be held jointly and severally liable for the cost to investigate and clean up such property or other affected property. Such parties are known as potentially responsible parties (“PRPs”). Such environmental laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of the contaminants, and the costs of any required investigation or cleanup of these substances can be substantial. PRPs are liable to the government as well as to other PRPs who may have claims for contribution. The liability is generally not limited under such laws and could exceed the property’s value and the aggregate assets of the liable party. The presence of contamination or the failure to remediate contamination at our properties may expose us to third-party liability for personal injury or property damage, or adversely affect our ability to sell or lease the real property or to borrow using the real property as collateral.

Environmental laws also impose ongoing compliance requirements on owners and operators of real property. Environmental laws potentially affecting us address a wide variety of matters, including, but not limited to, asbestos-containing building materials (“ACBM”), storage tanks, storm water and wastewater discharges, lead-based paint, wetlands, and hazardous wastes. Failure to comply with these laws could result in fines and penalties or expose us to third-party liability. Some of our properties may have conditions that are subject to these requirements and we could be liable for such fines or penalties or liable to third parties

Existing conditions at some of our properties may expose us to liability related to environmental matters.

Some of the properties we acquire may contain asbestos-containing building materials, or ACBMs. Environmental laws require that ACBMs be properly managed and maintained, and may impose fines and penalties on building owners or operators for failure to comply with these requirements. Also, some of the properties in our portfolio may have contained, or be adjacent to or near other properties that have contained or currently contain storage tanks for the storage of petroleum products or other hazardous or toxic substances. These operations would create a potential for the release of petroleum products or other hazardous or toxic substances. Third parties may be permitted by law to seek recovery from owners or operators for personal injury associated with exposure to contaminants, including, but not limited to, petroleum products, hazardous or toxic substances, and asbestos fibers.

Insurance carriers have reacted to awards or settlements related to lawsuits against owners and managers of properties alleging personal injury and property damage caused by the presence of mold in real estate by excluding mold related programs designed to minimize the existence of mold in any of our properties as well as guidelines for promptly addressing and resolving reports of mold to minimize any impact mold might have on tenants or the property.

Environmental liability at any properties we acquire, including those related to the existence of mold, may have a material adverse effect on our financial condition, results of operations, cash flow, or our ability to satisfy our debt service obligations and pay dividends or distributions to our security holders.

We may incur significant costs complying with other regulations.

The properties in our portfolio will be subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these various requirements, we might incur governmental fines or private damage awards. Furthermore, existing requirements could change and require us to make significant unanticipated expenditures that would materially and adversely affect us.

The impact of climate change may adversely affect our financial condition or results of operations.

To the extent that climate change does occur, we may experience extreme weather and changes in precipitation and temperature, all of which may result in physical damage or a decrease in demand for properties located in these areas or affected by these conditions. Should the impact of climate change be material in nature, including destruction of our properties, or occur for lengthy periods of time, our financial condition or results of operations may be adversely affected. In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of properties we acquire and could also require us to spend more on our properties without a corresponding increase in revenue.

Risks Related to Compliance and Regulation

We are offering our common stock pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common stock less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our common stock less attractive to investors as compared to a traditional initial public offering, which may make an investment in our common stock less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty with regard to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common stock, we may be unable to raise the funds necessary to commence operations, or to develop a diversified portfolio of properties and related investments, which could severely affect the value of our common stock.

There may be deficiencies with our internal controls that require improvements.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. Therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations and received such attestations.

Non-compliance with laws and regulations may impair our ability to arrange, service or otherwise manage our loans and other assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

As Internet commerce develops, federal and state governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our and the Online Platform’s business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to our business. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, which could negatively impact our ability to acquire rental properties and real estate equity investments. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of raising capital, which would adversely affect the viability of the Online Platform.

Laws intended to prohibit money laundering may require us to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require us or our service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our common stock to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective stockholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective stockholder to produce any information required for verification purposes, an application for, or transfer of, our common stock may be refused. We will not have the ability to reject a transfer of our common stock where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.

Environmental compliance costs and liabilities associated with real estate properties owned by us may materially impair the value of those investments.

As an owner and operator of real property, we are subject to various federal, state and local environmental, health and safety laws and regulations. We may be held primarily or jointly and severally liable for costs relating to the investigation and clean-up of any of our then-current or former properties at or from which there has been a release or threatened release of hazardous materials as well as other affected properties, regardless of whether we knew of or caused the contamination.

In addition to these costs, which are typically not limited by law or regulation and could exceed the property’s value, we or our tenants could be subject to other liabilities, including governmental penalties for violation of environmental, health and safety laws, liabilities for injuries to persons for exposure to hazardous materials, and damages to property or natural resources. Furthermore, some environmental laws can create a lien on the contaminated site in favor of the government for damages and the costs the government incurs in connection with such contamination or can restrict the manner in which a property may be used because of contamination. We also could be liable for the costs of remediating contamination at third party sites, e.g., landfills, where we or our tenants send waste for disposal without regard to whether we comply with environmental laws in doing so.

The presence of contamination or the failure to remediate contamination may adversely affect our ability to sell, develop or lease the real estate or to borrow using the real estate as collateral.

While tenants under our leases will generally indemnify, defend and hold us harmless for the foregoing liabilities, there can be no assurance that the respective tenant will have sufficient assets, income or access to financing to enable it to satisfy its payment obligations to us under its lease.

Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make unanticipated expenditures that materially adversely impact our cash flow.

All of our properties will be required to comply with Title III of the Americans with Disabilities Act, or the ADA. The ADA generally requires that buildings be made accessible to people with disabilities. Compliance with the ADA requirements could require, for example, removal of access barriers and non-compliance could result in the imposition of fines by the U.S. Government or an award of damages to private litigants, or both. While the tenants to whom we lease properties are obligated by law to comply with the ADA provisions, under the law we are also legally responsible for our properties’ ADA compliance. If required changes involve greater expenditures than anticipated, or if the changes must be made on a more accelerated basis than anticipated, the ability of our tenants to cover costs could be adversely affected and we could be required to expend our own funds to comply with the provisions of the ADA, which could have an adverse effect on our financial condition and our ability to make distributions. State and local laws may also require modifications to our properties related to access by disabled persons. In addition, we will be required to operate our properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to our properties. We may be required to make substantial capital expenditures to comply with those requirements and these expenditures could have a material adverse effect on our cash flow and ability to make distributions to our stockholders.

While tenants under our leases generally will indemnify, defend and hold us harmless for the foregoing liabilities, there can be no assurance that the respective tenant will have sufficient assets, income or access to financing to enable it to satisfy its payment obligations to us under its lease.

Active management and operation of a restaurant business by our QSR tenants may expose them to potential liabilities beyond those traditionally associated with commercial property tenants.

Managing and operating an active restaurant business will expose our QSR tenants to potential liabilities associated with the operation of restaurants. Such potential liabilities not typically associated with other businesses include potential liabilities for wage and hour violations, guest discrimination, food safety issues including poor food quality, food-borne illness, food tampering, food contamination, workplace injury, and violation of “dram shop” laws (providing an injured party with recourse against an establishment that serves alcoholic beverages to an intoxicated party who then causes injury to himself or a third party). In the event that one or more of the potential liabilities associated with managing and operating an active restaurant business materializes, such liabilities could adversely affect our QSR tenants’ financial position and results of operations and their ability to pay us rent, which could have a material adverse effect on our cash flow and ability to make distributions to our stockholders.

Risks Related to an Investment in Our Common Stock

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash generated from our operations. The amount of cash available for distribution will be affected by many factors, such as our ability to buy properties as offering proceeds become available and our operating expense levels, as well as many other variables. Actual cash available for distribution may vary substantially from estimates. We cannot assure you that we will be able to pay or maintain distributions or that distributions will increase over time, nor can we give any assurance that rents from the properties will increase, or that future acquisitions of real properties will increase our cash available for distribution to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders. See Description of Shares — Distributions.

We may change our targeted investments without stockholder consent.

We currently intend to invest in small commercial properties and related real estate investments; however, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this Offering Circular. In the event that we are unable to find properties that meet our investment criteria, we will consider investments in other types of properties.

Any change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to our stockholders. We will not forgo a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we will consider the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with what we believe to be good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect; however, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different investments.

The offering price per share of our common stock may not reflect the value that stockholders will receive for their investment.

We have not established the offering price per share of our common stock being sold in this offering on an independent basis and it bears no relationship to the value of our assets. Our board of directors will determine the NAV per share on an annual basis using valuation methodologies that involve subjective judgments and estimates, commencing at the end of the calendar year after the first year that our board of directors has determined that our real estate portfolio has sufficiently stabilized for the purposes of a meaningful valuation, which we anticipate will be at the end of 2022 which is when we will have owned at least one property for a period of 12 months.. As with any valuation methodology, the methodologies we use to determine NAV per share are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different estimated NAV per share of our common stock, and these differences could be significant. The estimated NAV per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to GAAP, nor does it represent a liquidation value of our assets and liabilities or the price at which our shares of common stock would trade on a national securities exchange. The estimated NAV per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated NAV per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of our swaps prior to expiration.

Accordingly, with respect to our current offering price per share and, when determined by our board of directors, our estimated NAV per share and our annually updated offering price, we can give no assurance that:

•	a stockholder would ultimately realize distributions per share equal to our offering price per share or estimated NAV per share upon a sale of our company;

•	our shares of common stock would trade at our offering price per share or estimated NAV per share on a national securities exchange;

•	a third party would offer our offering price per share or estimated NAV per share in an arm’s-length transaction to purchase all or substantially all of our shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with our estimated NAV per share; or

•	the methodology used to determine our estimated NAV per share would be acceptable for compliance with ERISA reporting requirements.

The NAV of our shares will fluctuate over time in response to the capital raised during our offering stage, future investments, the performance of individual assets in our portfolio, the management of those assets, and the real estate and finance markets.

Our rights and the rights of our stockholders to recover claims against our directors are limited, which could reduce our stockholders’ and our recovery against our directors if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our bylaws provide that none of our directors shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our directors (as well as by our officers, employees and agents) in some cases, which would decrease the cash otherwise available for distribution to you.

Risks Related to our Management Structure and Conflicts of Interest

Our advisor and its affiliates, including all of our executive officers and our directors and other key real estate professionals, face conflicts of interest caused by their compensation arrangements with us which could result in actions that are not in the long-term best interests of our stockholders.

Most of our executive officers and our directors and other key real estate professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor and LRE. Our advisor and LRE receive substantial fees from us. These fees could influence our advisor’s and LRE’s advice to us as well as the judgment of its affiliates. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	Allocation of investment opportunities by our advisor and its affiliates, including our officers and directors, between the Company and other current or future advisor-sponsored programs, other investors for whom they serve as the investment advisors and for their own account real estate investments.

•	Competition for tenants or purchasers between our properties and other properties held by other current or future advisor-sponsored programs.

•	Allocation of the time of the key real estate, management and accounting professionals our advisor has assembled, including Messrs. Hofer and Jhangiani, between the Company and other current and future advisor-sponsored programs.

•	Transactions between the Company and the advisor, its affiliates, or other current or future advisor-sponsored programs, including a revolving line of credit from our advisor.

•	The negotiation of any fees paid to our advisor or any of its affiliates will not be at arm’s length and our advisor and its affiliates control the continuation, renewal and enforcement of the Company’s agreements with the advisor and its affiliates.

•	The fees to be received by the advisor and its affiliates will be impacted by decisions made by the advisor and its affiliates with respect to the Company, including decisions regarding acquisitions, dispositions, and the public offering of our equity.

•	Our officers and directors may owe duties to multiple affiliate-sponsored programs.

The potential conflicts of interest between us and our advisor and its affiliates are discussed in greater detail under “Conflicts of Interest” below.

Risks Related to Our Corporate Structure

Our charter limits the number of shares a person may own and permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. In addition, our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of repurchase of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. These provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

We may become subject to the Investment Company Act, which could interfere with our intended operations.

The Company intends to operate so as to not be regulated as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”) based upon certain exemptions thereunder. Specifically, the Company expects to be exempted from registration under the Investment Company Act because the Company will be primarily engaged in purchasing or acquiring mortgages and other liens on, and interests in, real estate as determined under exemptions from the Investment Company Act and rules issued thereunder. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. However, if the Company fails to qualify for exemption from registration as an investment company, its ability to conduct its business as described herein will be compromised. Any such failure to qualify for such exemption would likely have a material adverse effect on the Company.

Our reliance on certain exclusions from the Investment Company Act may impact certain investment decisions.

The Investment Company Act excludes from the definition of an “investment company” issuers of non-redeemable securities that are primarily engaged in purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate. The Manager has not sought a no-action letter from the SEC to confirm that the Company is eligible for this exemption. However, the Manager will rely on guidance issued by the SEC stating that so long as (1) qualifying percentages of the Company’s assets consist of mortgages and other liens on or interests in real estate; and (2) the remaining percentage of the Company’s assets consist primarily of real estate related assets, the Company will remain exempt from the Investment Company Act registration requirements. These formulaic requirements may negatively impact the Company’s investment flexibility.

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

We do not have a separately appointed audit committee composed of independent directors, which could increase the risk of a financial reporting failure.

We have not appointed a separate audit committee composed of independent directors. Instead, responsibilities addressed by audit committees of other REITs are handled by our independent directors.

Because we have no separately appointed audit committee, no special committee has been assigned to devote special attention to understanding our financial statements and financial condition, dealing regularly with our auditors, and setting corporate policy on financial controls and reporting. The absence of a specially appointed audit committee may increase the possibility of failures to properly supervise our financial controls and reporting requirements in the management of our business.

Our stockholders will have limited control over changes in our policies and operations, which increases the uncertainty and risks our stockholders face.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks our stockholders face.

Our stockholders will have only limited liquidity and may not be able to immediately sell their shares under our share repurchase program.

Our charter documents do not require us to seek stockholder approval to liquidate our assets by a specified date, nor do they require us to list our shares for trading by a specified date. No public market currently exists for our shares. Until our shares are listed, if ever, you may not sell your shares other than in limited circumstances. If you are able to sell your shares, you may have to sell them at a substantial loss.

While we do not expect that a secondary market for resale of our stock will develop, we intend to provide a monthly share repurchase program for stockholders who wish to sell their shares. Our ability to repurchase shares depends upon the levels of our cash reserves (including distribution reinvestment proceeds), availability under any line of credit that we might have, the pace of new share sales, and various other aspects of our operations that generate cash flow. If we cannot repurchase all shares presented for repurchase in any month because of the limitations on repurchases set forth in our share repurchase program, then we will honor repurchase requests on a pro rata basis, subject to certain limitations.

Our board may amend, suspend or terminate our share repurchase program upon 30 days’ notice to stockholders. See Description of Shares — Share Repurchase Program for more information about the program.

We may, at some future date, seek to list our shares on a national securities exchange to create a secondary market for our stock, but we have no current plan to do so, and for the foreseeable future stockholders should assume that the only available avenue to sell their shares will be our share repurchase program, described above.

Our investors’ interest in us could be diluted if we issue additional shares, which could reduce the overall value of their investment.

Our common stockholders do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 5,000,000 shares of common stock and 5,000,000 shares of preferred stock. Our board of directors has no present intention to issue preferred stock but may do so at any time it determines circumstances warrant such issuance, including in connection with property acquisitions and maintaining our qualified REIT status. After our investors purchase shares in this offering, our board may elect to (i) sell additional shares in this or in future public offerings, including through our distribution reinvestment plan; (ii) issue equity interests in private offerings; (iii) issue shares to third party agents or service providers in payment of outstanding fee obligations; (iv) issue shares of our common stock to sellers of properties or assets we acquire; or (v) otherwise issue additional shares of our capital stock. To the extent we issue additional equity interests after our investors purchase shares, whether in this or future primary offerings, pursuant to our distribution reinvestment plan or otherwise, our investors’ percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional issuance of shares, the use of the proceeds and the value of our real estate investments, our investors could also experience dilution in the book value and NAV of their shares and in the earnings and distributions per share.

Payment of fees in connection with this offering, including fees to our advisor, dealer-manager and their affiliates; and organization and offering expenses in connection with this offering, reduces cash available for investment and could reduce the amount of cash available for distribution to our stockholders and increase the risk that our stockholders will not be able to recover the amount of their investment in our shares.

Our advisor and its affiliates pay all of our organization and offering expenses, including all fees payable to Dalmore and North Capital, which we reimburse our advisor for on a monthly basis from the proceeds of this offering. Our advisor also pays all operating costs with respect to our business and operations, and LRE performs services for us in connection with the selection and acquisition of our real estate investments, the management and leasing of our real estate properties through third party property management companies, the administration of our real estate-related investments and the disposition of our real estate investments. We pay our advisor and LRE substantial fees for their services, which results in immediate dilution of the value of our stockholders’ investment and reduces the amount of cash available for investment or distribution to stockholders. Compensation to be paid to our advisor and LRE may be increased subject to approval by our board of directors and the other limitations in our charter, which would further dilute our stockholders’ investment and could reduce the amount of cash available for investment or distribution to stockholders and increase the risk that our stockholders will not be able to recover the amount of their investment in our shares, resulting in dilution of the value of our stockholders’ investment. The compensation paid to our advisors, LRE, Dalmore and North Capital are discussed in greater detail below under “Compensation.”

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.

When tenants do not renew their leases or otherwise vacate their units, we may need to expend substantial funds for renovations to the vacated space in order to attract replacement tenants. If we need additional capital in the future to renovate or maintain our properties or for any other reason, we may have to obtain funding from sources other than our funds from operations or proceeds from our distribution reinvestment plan, such as borrowings or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of our stockholders’ investment in us.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board of directors opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see Description of Shares—Business Combinations—Control Share Acquisitions and — Subtitle 8.

We are subject to risks relating to litigation and regulatory liability.

We face legal risks in our businesses, including risks related to the securities laws and regulations across various state and federal jurisdictions. Non-traded REITs have been the subject of increased scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by FINRA and the SEC.

Violations of state and federal securities registration laws may result in contingent liabilities to purchasers for sales of unregistered securities and may also subject the seller to fines and penalties by securities regulatory agencies. It is possible that we and our affiliates could be subject to sanctions or to similar liabilities in the future, should another violation of securities registration requirements occur. A finding of such a violation could have a material adverse effect on our business, financial condition and operating results.

Risks Associated with Debt Financing

We obtain lines of credit, mortgage indebtedness and other borrowings, which increases our risk of loss due to potential foreclosure.

We have a revolving line of credit for the purchase of real property with our advisor, which allows for a maximum principal balance of $1,000,000 and bears interest at 6% per annum on a cumulative, non-compounded basis. We may also obtain other lines of credit and long-term financing, which may be secured by our properties and other assets. In some instances, we intend to acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt.

For example, in connection with the purchase of the Family Dollar Fort Worth Property (see “Property Acquisition”), the Company obtained a $1,340,000 mortgage loan from Dew Claw, LLC, an unaffiliated lender, and borrowed $867,602 under the Company’s revolving line of credit from its advisor, Elevate.Money, Inc.

In April 2022, the Company refinanced the $1,340,000 mortgage note payable from Dew Claw, LLC with a new $1,200,000 loan originated by Pacific Premier Bank, an unaffiliated commercial lender. The new mortgage is secured by the Family Dollar Fort Worth Property, has a 10-year term, bears interest initially at 3.95% for five years, amortizes over 25 years, and is guaranteed by the Company’s CEO, Harold Hofer.

With respect to the revolving line of credit from the Company’s advisor, the advisor has waived its rights to interest on the line of credit through December 31, 2022 and as of June 30, 2022, the Company had fully repaid the advances under its line of credit with proceeds from our offering of common stock pursuant to Regulation A.

Similarly, in connection with the acquisition of the South Carolina Shell Property, on July 28, 2022, the Company obtained a short term secured bridge loan from Dew Claw, LLC in the amount of $1.36 million, which the Company intends to replace with a permanent loan prior to year-end 2022, and a personal loan of $185,000 from the Company’s CEO, Mr. Hofer. The bridge loan will bear interest at a rate of 7.0% per annum, and have an exit fee equal to 0.125% of the loan balance for each month that the bridge loan is outstanding. The bridge loan will mature on twelve months after its funding date. The personal loan from Mr. Hofer bears interest at the rate of 6% per annum on a cumulative, non-compounded basis, and is repayable on or before March 11, 2023.

We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties, to fund property improvements and other capital expenditures, to pay distributions and for other purposes. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends-paid deduction and excluding net capital gain). However, we can give our stockholders no assurance that we will be able to obtain such borrowings on satisfactory terms or at all.

If we do mortgage a property and there is a shortfall between the cash flow generated by that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distribution to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of our stockholders’ investment in us. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage or other debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of all or a part of the debt or other amounts related to the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a mortgage secured by a single property could affect mortgages secured by other properties.

Our debt service payments will also reduce our cash available for distribution. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. If we utilize repurchase financing and if the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the required loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the required loan-to-collateral value ratios. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and our stockholders could lose money.

High mortgage rates or changes in underwriting standards may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our funds from operations and the amount of cash available for distribution to our stockholders.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on a property, we run the risk of being unable to refinance part or all of the debt when it becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance properties subject to mortgage debt, our income could be reduced. We may be unable to refinance or may only be able to partly refinance properties if underwriting standards, including loan to value ratios and yield requirements, among other requirements, are more strict than when we originally financed the properties. If any of these events occurs, our cash flow could be reduced and/or we might have to pay down existing mortgages. This, in turn, would reduce cash available for distribution to our stockholders, could cause us to require additional capital and may hinder our ability to raise capital by issuing more stock or by borrowing more money.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, issuances of mortgage-backed securities and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase agreements may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flow, thereby reducing cash available for distribution to our stockholders and funds available for operations as well as for future business opportunities.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements into which we enter may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage or replacing our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives and limit our ability to pay distributions to our stockholders.

Increases in interest rates would increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We may incur variable rate debt. Increases in interest rates will increase the cost of that debt, which could reduce our funds from operations and the cash we have available for distribution to our stockholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt and debt levels could hinder our ability to make distributions and decrease the value of our stockholders’ investment in us.

We may incur debt until our total liabilities would exceed 60% of the cost of our tangible assets including the Property Cost of all of our real estate investments (before deducting depreciation or other noncash reserves). We may exceed this limit with the approval of the majority of our directors. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute to our stockholders and could result in a decline in the value of our stockholders’ investment in us.

U.S. Federal Income Tax Risks

Failure to qualify as a REIT would subject us to U.S. federal income tax, which would reduce the cash available for distribution to our stockholders.

We expect to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. However, the U.S. federal income tax laws governing REITs are extremely complex, and interpretations of the U.S. federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Our stockholders may have current tax liability on distributions they elect to reinvest in our common stock.

If our stockholders participate in our distribution reinvestment plan, they will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value, if any. As a result, unless our stockholders are tax-exempt entities, they may have to use funds from other sources to pay their tax liability on the value of the shares of common stock received. See “Description of Shares—Distribution Reinvestment Plan—Tax Consequences of Participation.”

Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to our stockholders.

Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•	If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on the gain from a resale of that property, but the income from the sale or operation of that property may be subject to corporate income tax at the highest applicable rate.

•	If we sell an asset that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

 REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirements and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If a tax-exempt stockholder has incurred debt to purchase or hold our common stock, then a portion of the distributions to and gains realized on the sale of common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Internal Revenue Code.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual REIT taxable income (excluding net capital gain), determined without regard to the deduction for dividends paid. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distribution must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. There is no de minimis exception with respect to preferential dividends; therefore, if the IRS were to take the position that we paid a preferential dividend, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Characterization of any repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for U.S. federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the Internal Revenue Service could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT if tax ownership of these assets was necessary for us to meet the income and/or asset tests.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate or (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

In order for us to qualify as a REIT for each taxable year, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, and some entities such as private foundations. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value of our capital stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which our stockholders might receive a premium for their shares over the then prevailing market price or which our stockholders might believe to be otherwise in their best interests.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure our stockholders that we will be able to comply with the 25% value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Distributions payable by REITs do not qualify for the reduced tax rates.

The maximum tax rate for distributions payable to domestic stockholders that are individuals, trusts and estates is 23.8%. Distributions payable by REITs, however, are generally not eligible for the reduced rates. While this tax treatment does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals, trusts or estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or an owner of a retirement arrangement subject to Section 4975 of the Internal Revenue Code (such as an individual retirement account (“IRA”)) fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to penalties and other sanctions.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. Fiduciaries and IRA owners investing the assets of such a plan or account in our common stock should satisfy themselves that:

•	the investment is consistent with their fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;

•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we will provide an estimated value for our shares annually. We can make no claim whether such estimated value will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common stock. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

In addition, the investment transaction must be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, about our business, including, in particular, statements about our plans, strategies and objectives.

You should carefully review the “Risk Factors” section of this Offering Circular, and those contained in any supplement to this Offering Circular, for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations and funds from operations, our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecast in the forward-looking statements.

Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned not to place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•	Risks associated with inflation and its impact on real estate and financial markets;

•	Risks associated with the outbreak of hostilities between Russia and Ukraine and any economic sanctions and other restrictive actions taken against Russia by the U.S. and other countries in response thereto;

•	Risks associated with government mandated shutdowns in response to the COVID-19 pandemic, including deteriorating economic conditions and related disruptions in the real estate and financial markets;

•	Risks associated with public health crises, pandemics and epidemics, such as those caused by new strains of viruses such as H5N1 (avian flu), severe acute respiratory syndrome (SARS) and, most recently, COVID-19;

•	Risks of security breaches through cyber-attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems, could adversely affect our business and results of operations;

•	Risks and uncertainties related to the national and local economies and the real estate industry in general and in our specific markets;

•	Rising interest and insurance rates;

•	Legislative or regulatory changes, including changes to laws governing tenant businesses, construction and real estate investment trusts;

•	Changes in government regulations over the operation of the businesses of our future tenants;

•	Our dependence upon our advisor;

•	The financial condition and liquidity of, or disputes with, any joint venture partners;

•	Changes in U.S. generally accepted accounting principles (GAAP);

•	Potential liability for uninsured losses and environmental liabilities;

•	Potential need to fund improvements or other capital expenditures out of operating cash flow;

•	We may not be able to attain or maintain profitability; and

•	We may not generate cash flows sufficient to meet our debt service obligations or pay any future dividends to stockholders.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully review the “Risk Factors” section of this Offering Circular above. New factors may also emerge from time to time that could materially and adversely affect us.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell (1) the midpoint of 2,500,000 shares of common stock in the primary offering and no sales of shares in the distribution reinvestment plan and (2) the maximum of 5,000,000 shares of common stock in the primary offering and no sales of shares in the distribution reinvestment plan. We may reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan.

Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. The actual amount of dealer manager fees will vary from the estimated amounts shown because the specific amounts of shares of our common stock that we sell is uncertain. The actual amount of organization and offering expenses we pay in connection with this offering will also vary based on the actual expenses our advisor incurs on our behalf in connection with this offering and we are required to reimburse.

We expect to use the net proceeds from this offering for investments in properties that meet our criteria, including costs and fees associated with such investments. As of the date of this offering circular, we have acquired two properties, as described in greater detail under “Property Acquisitions.” We also expect to use a portion of the net proceeds of this offering for general corporate purposes, including, but not limited to: legal and accounting fees, including legal and accounting fees associated with SEC filing responsibilities; the repurchase of shares under our share repurchase program; capital expenditures, tenant improvement costs and leasing costs related to our real estate properties; reserves required by any financings of our real estate investments; and the repayment of debt, including debt owed to our advisor.

As of June 30, 2022, the Company had no outstanding debt under the Company’s revolving line of credit with its advisor. Advances under the line of credit from our advisor bear interest at the rate of 6% per annum on a cumulative, non-compounded basis, and are repayable on March 11, 2023. The advisor has agreed to waive interest accrued under the line of credit through December 31, 2022.

	Midpoint Offering (2,500,000 shares)		Maximum Offering (5,000,000 shares)
	Amount	Percent	Amount	Percent
Gross offering proceeds (assumes an initial offering price of $10.00 per share)	$25,000,000	100.0%	$50,000,000	100.0%
Less Offering Expenses (includes
Dealer manager fees (1) but excludes
Organization and Offering Expenses(2))	250,000	1%	500,000	1%
Net offering proceeds	$24,750,000	99%	$49,500,000	99%

(1) Investors will not pay upfront selling commissions in connection with the purchase of shares of our common stock. We also will not pay selling commissions to broker-dealers in connection with this offering, though we will pay certain other service fees. We will sell our shares of common stock to investors through Dalmore, our broker-dealer of record for this offering, utilizing the Online Platform. The compensation payable to Dalmore is discussed in greater detail under “Plan of Distribution” below. In addition, North Capital Private Securities Corporation (“North Capital”), a registered broker-dealer and our former broker-dealer of record, will continue to provide us with certain escrow and technology services in furtherance of this offering. The compensation payable to North Capital for these services is also outlined in “Plan of Distribution”.

(2) Our advisor will pay organization and offering expenses it may incur on our behalf in connection with the offering of our shares. We will reimburse our advisor for these organization and offering costs and future organization and offering costs it may incur on our behalf on a monthly basis. After the termination of the primary offering, our advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur and for which our advisor has been reimbursed exceed 3% of our gross offering proceeds from the primary offering and the distribution reinvestment plan. See “Compensation” for a description of additional fees and expenses that we will pay our advisor.

MANAGEMENT

Internal Management

Board of Directors

We operate under the direction of our board of directors including our independent directors; who are all are accountable to us and our stockholders as fiduciaries. Our board is responsible for the management and control of our affairs. In addition, our board has a fiduciary duty to our stockholders to supervise our relationship with our advisor, who shall manage our day-to-day operations and our portfolio of real estate investments. Our board will approve our investments in the properties and oversee our operations.

We operate under our charter and bylaws, which act as our governing documents. Our directors approved the provisions of our charter and bylaws by resolutions adopted at our first meeting of the board of directors.

The term of office of each director is one year. Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast on any matter at any stockholder meeting constitutes a quorum. Under our charter, a majority of the shares entitled to vote and present in person or by proxy at a meeting of stockholders at which a quorum is present is required for the election of the directors at a meeting of stockholders called for that purpose. This means that, of the shares entitled to vote and present in person or by proxy, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to our board of directors. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time. Any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors at any meeting of stockholders called expressly for that purpose. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director(s) shall be removed.

Unless otherwise provided by Maryland law, our board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that our directors nominate replacements for any vacancies among the director positions. Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on our board of directors for any other cause will be filled by a vote of a majority of the remaining directors, even if such majority vote is less than a quorum.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must devote only such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of any appointed committees of the board, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity, although we expect our directors would act on these matters.

Our general investment and borrowing policies are set forth in this Offering Circular. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and our advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this Offering Circular.

Selection of Our Board of Directors

In determining the composition of our board of directors, our board of directors’ goal was to assemble a group of persons whose individual skills, character, judgment, leadership experience, real estate experience and business acumen would complement each other and bring a diverse set of skills and experiences to our board as a whole. We have four directors on our board of directors, two of whom are not independent directors because they are both principals of our advisor.

Executive Officers; Directors; and Independent Directors

We have provided below certain information about our current executive officers and directors.

Name(1)	Age(2)	Positions	Term of Office(3)(4)
Harold Hofer	66	Chairman of the Board,	June 22, 2020
		Chief Executive Officer,
		Chief Financial Officer and
		Director

Sachin Jhangiani	44	President, Secretary and Director	June 22, 2020

Vipe Desai	60	Independent Director (5)	February 23, 2021

Jeffrey Cyr	62	Independent Director (5)	February 23, 2021

(1)	The address of each executive officer and director listed is 4600 Campus Drive, Suite 201, Newport Beach, California 92660.

(2)	As of January 1, 2022.

(3)	Indicates the commencement date of the executive officer’s or director’s service with us.

(4)	None of our executive officers will receive any compensation from us in connection with the performance of their executive officer services or for serving as a director. Our advisor will pay all executive officer compensation expenses, and we will not reimburse our advisor for these expenses.

(5)	Member of our conflicts committee.

Mr. Harold Hofer. Our Board of Directors has concluded that Harold Hofer is qualified to serve as a director, chairman of the board and as our chief executive officer by reason of his extensive industry and leadership experience. Mr. Hofer is a principal of our advisor, and together with Mr. Jhangiani, he owns and controls our advisor. Mr. Hofer has been a lawyer since 1980 and is an inactive member of the California State Bar. He was formerly owner of Hofer Realty Advisors, a boutique real estate firm that acted as a principal and advised clients in various real estate transactions focused on investments in retail shopping centers. Mr. Hofer is a principal in a private investment fund known as REIT Opportunity Capital Advisors, or “ROCA”, which invests in the listed stocks of public REITs. He has participated in real estate transactions, as a principal and as a broker, valued in excess of $2 billion in his 30-year real estate career. Mr. Hofer has extensive underwriting, acquisition and management experience, and has asset managed multi-hundred million-dollar portfolios of owned properties. As our chief executive officer and a principal of our external advisor, Mr. Hofer is best-positioned to provide our board of directors with insights and perspectives on the execution of our business strategy, our operations and other internal matters. Further, as a principal of our advisor, Mr. Hofer brings to our board of directors demonstrated management and leadership ability. Mr. Hofer was employed through 2018 by BrixInvest, LLC, which was formerly known as Rich Uncles LLC and Nexregen, LLC, since it was founded in 2007. Mr. Hofer is also the former chief executive officer of the following SEC-reporting REITs: RW Holdings NNN REIT, Inc.; Rich Uncles Real Estate Investment Trust I; and BRIX REIT, Inc. BrixInvest, LLC (“BrixInvest”) was the advisor and/or sponsor for three public REIT offerings while our chief executive officer, Mr. Hofer, served as one of the BrixInvest managers. Under advice of special counsel that is expert in the field, these offerings were made by issuer-broker dealers and used radio advertisements. The SEC made an investigation into this conduct and, without any admission of guilt, BrixInvest entered into a settlement that included a prohibition against any future radio advertising and issuer-broker dealer offering advisory roles. Mr. Hofer was not a named party in the SEC investigation and had no involvement in the SEC settlement negotiations. His sole involvement was in providing information and testimony in connection with the SEC investigation process. He is under no SEC sanction or conduct limitation. We consider this disclosure to be immaterial and irrelevant; however, it is being provided in the interests of total transparency.

Mr. Sachin Jhangiani. Mr. Jhangiani started his Wall-Street career at Credit Suisse First Boston after completing his undergraduate degree at New York University in 1999. Through the years he spent time in both fixed income sales and trading roles and was promoted to Managing Director at Nomura Securities in 2010 where he spent five years before leaving his corporate career to pursue his entrepreneurship goals. In 2019 Mr. Jhangiani founded Raving Fan Marketing LLC, an agency focused on helping businesses establish their brand identity and execute their marketing strategy. Our Board of Directors has concluded that Mr. Jhangiani is qualified to serve as a director by reason of his extensive investment and branding experience.

Mr. Vipe Desai. Vipe Desai has served as an independent director since February 23, 2021 and has a member of the conflicts committee of the board of directors since March 12, 2021. Mr. Desai has extensive knowledge and understanding of marketing and branding. Mr. Desai has spent the majority of his professional career in the action sports industries. From 1993 to 1998, Mr. Desai owned and operated H2O Surf and Snowboard Shop in Orange County, CA. This professional experience exposed Mr. Desai to action sports industries and provided him with valuable knowledge regarding marketing and brand awareness vis-à-vis action sports enthusiasts and youth culture. In 2000, Mr. Desai founded Propaganda HQ (“PHQ”), a youth brand consulting agency which assists its clients in developing brand strategies, event production, social media marketing and digital marketing. PHQ’s clients included Red Bull, Monster Energy, DaimlerChrysler, Surfrider Foundation, Billabong, DaKine, Electric Eyewear, Nixon Watches, O’Neill, Reef, HBO, and Ball Park Franks. From 2009 to 2010, Mr. Desai also held senior marketing positions with Monster Energy and TransWorld Media. While at Monster Energy, Mr. Desai was responsible for sponsored athlete relations, events and brand partnerships worldwide. In 2011, Mr. Desai launched HDX Hydration Mix, an environmentally friendly sports drink mix. Mr. Desai is a current or past board member of various charitable organizations, including Ocean Champions, Lonely Whale, Skateistan, SIMA Humanitarian Fund, Rob Dyrdek Foundation, Surfrider Foundation, and Life Rolls On. Mr. Desai brings a unique perspective on the “branding” of our REIT’s investment products, including web site design, public relations and marketing. He is a graduate of Point Loma Nazarene University. Mr. Desai is a former independent director of RW Holdings NNN REIT, Inc. and BRIX REIT, Inc., and a former independent trust manager of Rich Uncles Real Estate Investment Trust I. Our board of directors has concluded that Mr. Desai is qualified to serve as an indirector by reason of his extensive prior REIT directorships and business experience.

Mr. Jeffrey Cyr. Jeffrey Cyr has served as an independent director since February 23, 2021 and as a member of the conflicts committee of the board of directors since March 12, 2021. Mr. Cyr has spent the majority of his career in the commercial real estate industry. From 1988 to 2008, he served as Vice President, Partner with the world’s leading commercial brokerage company, CB Richard Ellis, and from 2009 to present he served as an independent advisor, broker and manager to some of the nation’s largest and most respected landlords and to Fortune 500 owner/users. Mr. Cyr is highly regarded for his strategic solutions, experience and execution expertise with direct involvement to more than 1,000 lease and sale transactions as broker and principal with value in excess of $1 billion over his 29 year real estate career. He has extensive acquisition, disposition, leasing, marketing and underwriting experience that can assist, guide and fiduciary troubleshoot for REIT stakeholders. A 1985 San Diego State University (SDSU) Finance graduate, Mr. Cyr is a guest lecturer to SDSU business school students and an active SDSU business school mentor. He has been a local charitable real estate advisor and board member to Southern California charities including the Lakewood YMCA and Greater Long Beach YMCA - Camp Oakes benefiting local and regional children and their families. Mr. Cyr is also an independent director of BRIX REIT, Inc. Our board of directors has concluded that Mr. Cyr is qualified to serve as an independent director by reason of his expertise with real estate-related investments.

Compensation of Directors

Our non-independent directors, Mr. Hofer and Mr. Jhangiani, are currently not being compensated to serve as directors. We will pay our independent directors $5,000 per quarter in shares of our common stock. The shares to be issued to directors will be restricted securities issued in private transactions in reliance on an exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof, and we have not agreed to file a registration statement with respect to registration of the shares issued to the independent directors. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

Committees of Our Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of one or more directors. Our board currently has appointed a conflicts committee consisting of our independent directors.

Conflicts Committee

In order to reduce or eliminate certain potential or actual conflicts of interest, the board of directors has appointed a conflicts committee of our board of directors, which is composed of all of our independent directors. Our conflicts committee operates pursuant to a conflicts committee charter, which has been adopted by the board of directors to define the committee’s responsibilities and a copy of which is filed as an exhibit to this Offering Statement. Our conflicts committee acts by majority vote of its members.

Our conflicts committee charter requires that our conflicts committee discharge the board’s responsibilities relating to the nomination of independent directors and the compensation of our independent directors. Our conflicts committee also discharges the board’s responsibilities relating to the compensation of our executives. Subject to the limitations in our charter and with stockholder approval, our conflicts committee may also create stock-award plans.

Responsibilities of Our Conflicts Committee

In order to ameliorate the risks created by certain potential or actual conflicts of interest, the board of directors has delegated certain responsibilities to our conflicts committee, whose members consist of our independent directors. An independent director is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years and meets the other requirements set forth in our charter.

General. Both our board of directors and our conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our conflicts committee is also empowered to retain its own legal and financial advisors at our expense. Among the matters we expect to require approval of a majority of our conflicts committee are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	public offerings of securities;

•	sales of properties and other investments;

•	investments in properties and other assets;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed; and

•	whether and when we seek to sell the company or substantially all of its assets.

Review of Advisor Compensation.  Our conflicts committee evaluates at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. Our conflicts committee also supervises the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by our conflicts committee:

•	the amount of the fees and any other compensation, including stock-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•	whether the total fees and expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

NAV Process. The conflicts committee shall oversee our annual valuation process, and the calculation of our net asset value, beginning with the year ending that the board of directors has determined that our real estate portfolio has sufficiently stabilized for the purpose of making a meaningful calculation. See “Valuation Policies—Calculation of our NAV Per Share,” below.

Borrowing Limitation. We may not exceed the 60% overall borrowings leverage limit unless a majority of our conflicts committee approves each borrowing in excess of this limitation and we disclose such borrowing to our stockholders in our next current, semi-annual or annual report with an explanation from our conflicts committee of the justification for the excess borrowing. There is no limitation on the amount we may borrow for the purchase of any single asset.

Conflicts Committee Members:

Mr. Vipe Desai
Mr. Jeffrey Cyr

Management Compensation

None of our executive officers will receive any compensation from us, but instead are compensated by our advisor. Compensation to our advisor is discussed below under “Compensation.”

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. Moreover, our bylaws generally require us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities and certain other capacities if the director or officer (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that he is found liable to us or is found liable on the basis that personal benefit was improperly received by him, the indemnification (i) is limited to reasonable expenses actually incurred by him in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which he shall have been found liable for willful or intentional misconduct in the performance of his duty to us. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Furthermore, our charter prohibits the indemnification of our directors, our advisor, and their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

While we do not currently maintain insurance on behalf of our directors and officers, we may in the future purchase and maintain insurance against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

External Management

Our Advisor

We are externally managed by our advisor, Elevate.Money, Inc. Our advisor provides us with all employee resources, the Online Platform and cash resources in the form of the reimbursable organization and offering expenses of this offering. Our advisor is a Delaware corporation formed in the State of Delaware on June 2, 2020. Our advisor is owned by a group of investors including Messrs. Hofer and Jhangiani. Messrs. Hofer and Jhangiani are also the principals of our advisor. Its address is 4600 Campus Drive, Suite 201, Newport Beach, California 92660. Our advisor has contractual and fiduciary responsibilities to us and our stockholders.

We have also engaged, through our advisor, its wholly owned subsidiary, LRE, to provide real estate related services. LRE’s address is also 4600 Campus Drive, Suite 201, Newport Beach, California 92660.

All of our administrative functions and operations will be managed and performed by our advisor. Our directors and executive officers are also directors, managers and executive officers of our advisor and its affiliates. We will engage associated persons who provide investor relations services to us. All costs to us related to engaging associated persons will be reimbursed by our advisor. In addition, our advisor will identify all of our prospective property acquisitions and advise us with respect to them. While our advisor may manage or assist in the management of the day-to-day operations of our properties, we anticipate that day-to-day property management will be performed by experienced recognized property management companies that provide services in the areas where our properties are located.

We entered into an advisory agreement with our advisor, which was unanimously approved by our board of directors. In connection with advising us and managing our operations, our advisor will face conflicts of interest. See Risk Factors — Risks Related to Conflicts of Interest. Our advisor is subject to the supervision of our board of directors and provides only the services that are delegated to it. Our board is responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that our investment objectives are being carried out.

Our advisor and LRE are recently formed entities with limited operating history. Our advisor has not offered any prior investment programs and therefore has not had any prior programs or REITs which disclosed in the offering materials the date or time period at which the program or REIT might be liquidated.

Advisory Agreement and Real Estate Services Agreement

Under the terms of the advisory agreement and the real estate services agreement, our advisor and LRE, respectively, will use their best efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to these agreements, our advisor and LRE manage our day-to-day operations and perform other duties, including, but not limited to, the following: (i) finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives; (ii) structuring the terms and conditions of our investments, sales and co-ownerships; (iii) acquiring real estate investments on our behalf in compliance with our investment objectives and policies; (iv) arranging for financing and refinancing of our real estate investments; (v) entering into leases and management service contracts for our properties with experienced companies in the areas our properties are located; (vi) reviewing and analyzing our operating and capital budgets; (vii) assisting us in obtaining insurance; (viii) generating an annual budget for us; (ix) reviewing and analyzing financial information for each of our assets and the overall portfolio; (x) formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our real estate investments; (xi) performing investor-relations services; (xii) maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies; (xiii) engaging and supervising the performance of our agents, including registrar and transfer agents; and (xiv) performing any other services reasonably requested by us.

Additionally, we will reimburse our advisor for all of the costs incurred by our advisor or its affiliates in connection with our organization and offering. Our advisor will pay organization and offering expenses it may incur on our behalf in connection with the offering of our shares. We will reimburse our advisor for these organization and offering costs and future organization and offering costs it may incur on our behalf on a monthly basis. After the termination of the primary offering, our advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur and for which our advisor has been reimbursed exceed 3% of our gross offering proceeds from the primary offering and the distribution reinvestment plan. See “Compensation” for a description of additional fees and expenses that we will pay our advisor. Organization and offering expenses consist of the actual legal, accounting, printing, marketing, advertising, filing fees, transfer agent costs and other accountable offering-related expenses, including but not limited to: (i) amounts to reimburse our advisor and its affiliates for all marketing related costs and expenses; and (ii) facilities and technology costs, insurance expenses and other costs and expenses associated with this offering and marketing of our shares.

If (i) we request that our advisor perform services that are outside of the scope of the advisory agreement; or (ii) there are changes to the regulatory environment in which we and our advisor operate that significantly increases the level of services performed by our advisor, such that the costs and expenses borne by our advisor for which it is not entitled to separate reimbursement, such services will be separately compensated at rates and in amounts as are agreed to by our advisor and our independent trust managers.

See “Compensation” for a detailed discussion of the fees payable to our advisor under the advisory agreement. Our advisor in its sole discretion may defer any fee or reimbursement payable to it under the advisory agreement. All or any portion of such fees or reimbursements not taken may be deferred without interest and paid when our advisor determines. A deferral of any fee or reimbursement owed to our advisor will have the effect of increasing cash for the relevant period because we will not have to use cash to pay any fee or reimbursement that was deferred during the relevant period. As a result of any such deferral, we may be able to make distributions to our stockholders in an amount that would result in our stockholders receiving a 6% cumulative, non-compounded return at a time when, absent such deferral, we would not have enough funds from operations available to pay to them a 6% cumulative, non-compounded return.

It is the duty of our board of directors to evaluate the performance of our advisor before renewing the advisory agreement. The criteria used in such evaluation will be reflected in the minutes of the meeting at which the performance and criteria are discussed. Our board of directors will determine that any successor entity possesses sufficient qualifications to perform the advisory functions and that the compensation provided for in the advisory agreement is justified.

The advisory agreement has a ten-year term but may be renewed for an unlimited number of successive ten-year periods upon the mutual consent of our advisor and us. Additionally, either a majority of our directors or the advisor may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of the advisory agreement by us without cause or by our advisor at a time when no cause for termination exists, our advisor may be entitled to a termination fee equal to the Liquidation Fee payable to the advisor (based upon an independent appraised value of the portfolio) had the portfolio been liquidated on the termination date. See Conflicts of Interest. Any termination of the advisory agreement for cause would involve a difficult and lengthy process in concluding that the for cause standard had been met, which conclusion would be subject to challenge by our advisor and could result in a protracted legal process. The termination fee would be paid in the form of our shares at NAV per share, subject to reasonable limitations on the ability of our advisor to submit these shares for share repurchase. See Compensation.

Our advisor and its affiliates expect to engage in other business ventures and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us. Our advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of real estate investments to be recommended to our board of directors, the negotiation for these investments and asset management decisions, resides in Messrs. Hofer and Jhangiani. All proposed investments that exceed de minimis amounts established by our board of directors must be approved by at least a majority of our board of directors.

Security Ownership of Certain Beneficial Owners and Management

The below sets forth the beneficial ownership of all of our executive officers and directors as a group, as well as any other security holder who beneficially owns more than 10% of our voting securities as of June 30, 2022. None of our individual executive officers or directors owns more than 10% of our voting securities.

Name	Amount and Nature of Beneficial Ownership	Percent of Class**
Officers and Directors:

All Officers and Directors as a group*	12,630.743 shares of common stock	9.7%

Beneficial Owners:

Wirta Family Trust	25,724.31 shares of common stock	19.7%

Jeffrey J. Cruttenden	20,564.93 shares of common stock	15.7%

* Consisting of 11,100.43 shares held by Harold Hofer, 1,424.81 shares owned by Sachin Jhangiani, and 105.503 shares held by Vipe Desai.

** Based on 130,613.77 shares outstanding as of June 30, 2022.

The address for all beneficial owners listed above is c/o 4600 Campus Drive, Suite 201, Newport Beach, CA 92660.

COMPENSATION

We have executive officers who manage our operations. We will engage associated persons who provide investor relations services to us. All costs to us related to engaging associated persons will be reimbursed by our advisor. Our advisor and the real estate professionals employed by our advisor manage our day-to-day affairs and our portfolio of real estate investments, subject to our board of directors’ supervision.

Investment in our shares involves substantial fees which may exceed fees paid by other REITs for the same services.

The following tables summarize all of the compensation and fees that we pay to our advisor and LRE, including amounts to reimburse their costs in providing services, assuming that the maximum amount of $50,000,000 is sold in this offering. The board of directors has the right to change the compensation arrangements with our advisor in the future without the consent of our stockholders.

Advisor Compensation

Type of Compensation	Organization and Offering Stage	Estimated Amount for Maximum Offering (5,000,000 Shares)
Organization and Offering Expenses	We will reimburse our advisor on a monthly basis for our actual organizational and offering expenses. Our advisor is responsible for all of our organizational and offering expenses including legal, accounting and marketing expenses. To the extent such expenses are initially borne by us, our advisor will reimburse us for such expenses as they are organization and/or offering expenses. These expenses are then included in the organizational and offering expenses for which our advisor is entitled to reimbursement. After the termination of the primary offering, our advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur and for which our advisor has been reimbursed exceed 3% of our gross offering proceeds from the primary offering and the distribution reinvestment plan.	Not determinable at this time. The actual amount will depend on the actual expenses incurred and the actual amount of REIT shares sold.

Type of Compensation	Operations Stage	Estimated Amount for Maximum Offering (5,000,000 Shares)
REIT Management Fee	We will pay our advisor 0.04167% of the Company’s total investment value as of the end of the preceding month plus the book value of any properties acquired during the current month pro-rated based on the number of days such properties were owned during the month, which fee will be paid monthly on the last business day of the month. For purposes of this fee, “total investment value” means, for any monthly period, the total of the aggregate book value of all of our assets, including assets invested, directly or indirectly, in properties, before items for depreciation or bad debts or other similar non-cash reserves.	Not determinable at this time. For the fiscal year ended December 31, 2021, the REIT Management Fee amounted to $4,167

The advisory agreement has a ten-year term but may be renewed for an unlimited number of successive ten-year periods upon the mutual consent of our advisor and us. Additionally, either a majority of our directors or the advisor may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of the advisory agreement by us without cause or by our advisor at a time when no cause for termination exists, our advisor may be entitled to a termination fee equal to the Liquidation Fee payable to the advisor (based upon an independent appraised value of the portfolio) had the portfolio been liquidated on the termination date. See Conflicts of Interest. Any termination of the advisory agreement for cause, would involve a difficult and lengthy process in concluding that the for cause standard had been met, which conclusion would be subject to challenge by our advisor and could result in a protracted legal process. The termination fee would be paid in the form of our shares at NAV per share, subject to reasonable limitations on the ability of our advisor to submit these shares for share repurchase.

LRE Compensation

Type of Compensation	Acquisitions and Operations Stage	Estimated Amount for Maximum Offering (5,000,000 Shares)
Acquisition Fee	For each acquisition, we will pay LRE 3.0% of the cost of the investment. However, a majority of the directors not otherwise interested in the transaction may approve fees in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.	$3,600,000, assuming use of our target leverage of 60%. The actual amount will depend on the number of shares sold and actual leverage achieved.

Asset Management Fee	We will pay LRE 0.04167% of the Company’s total investment value as of the end of the preceding month plus the book value of any properties acquired during the current month pro-rated based on the number of days such properties were owned during the month, which fee will be paid monthly on the last business day of the month. For purposes of this fee, “total investment value” means, for any monthly period, the total of the aggregate book value of all of our assets, including assets invested, directly or indirectly, in properties, before items for depreciation or bad debts or other similar non-cash reserves.	Not determinable at this time. For the fiscal year ended December 31, 2021, the Asset Management Fee amounted to $4,167.

Finance Coordination Fee	Other than with respect to any mortgage or other financing related to a property concurrent with its acquisition, if LRE provides a substantial amount of services in connection with the post-acquisition financing or refinancing of any debt that we obtain relative to properties of the REIT, we will pay LRE a financing coordination fee equal to 1.0% of the amount of such financing.	Not determinable at this time.

Disposition Fee	In connection with the sale of properties, we will pay LRE or its affiliates 3.0% of the contract sales price of each property sold. If we sell an asset to an affiliate, our organizational documents would not prohibit us from paying LRE a disposition fee. Before we can sell an asset to an affiliate, our charter would require that a majority of our board of directors not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.	Not determinable at this time.

Subordinated Participation Fee

The subordinated participation fee is an annually measured performance fee subordinated to payment to stockholders of at least a 6% cumulative, non-compounded return on the highest previous offering price to the public for our shares, after adjustment to reflect all return of capital distributions (such highest previous offering price the “Highest Prior NAV per share”, and such return the “Preferred Return”). The subordinated participation fee is only payable if the Preferred Return is achieved and is equal to the sum of: (i) 15% of the product of (a) the difference of (x) the Preliminary NAV per share (as defined in “Valuation Policies—Calculation of our NAV Per Share,” below), minus (y) the Highest Prior NAV per share, multiplied by (b) the number of shares outstanding as of December 31 of the relevant annual period, but only if this results in a positive number, plus (ii) 15% of the product of (a) the amount by which aggregate cash distributions to stockholders during the annual period, excluding return of capital distributions, divided by the weighted average number of shares outstanding for the annual period, calculated on a monthly basis, exceed the Preferred Return (the “Excess Return”), multiplied by (b) the weighted average number of shares outstanding for the annual period, calculated on a monthly basis.

The Preferred Return is measured by all distributions to stockholders, except for the distribution of sale or financing proceeds which would act to reduce the stockholders’ investment basis, which are referred to herein as “return of capital” distributions.

Not determinable at this time.

Type of Compensation	Liquidation Stage	Estimated Amount for Maximum Offering (5,000,000 Shares)
Disposition Fee	In connection with the sale of properties, we will pay LRE 3.0% of the contract sales price of each property sold. If we sell an asset to an affiliate, our organizational documents would not prohibit us from paying LRE a disposition fee. Before we can sell an asset to an affiliate, our charter would require that a majority of our board of directors not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.	Not determinable at this time.

Liquidation Fee	We will pay LRE a Liquidation Fee calculated from the value per share resulting from a liquidation event, including but not limited to a sale of all of the properties, a public listing, or a merger with a public or non-public company, equal to 15.0% of the increase in the resultant value per share as compared to the Highest Prior NAV per share, if any, multiplied by the number of outstanding shares as of the liquidation date, subordinated to payment to stockholders of the preferred return, pro-rated for the year in which the liquidation event occurs.	Not determinable at this time.

VALUATION POLICIES

Our board of directors will approve the calculation of our net asset value (“NAV”) annually in January as of December 31 of the prior year, commencing at the end of the calendar year after the first year in which the board determines that our real estate investment portfolio has sufficiently stabilized for the purposes of a meaningful valuation, which we anticipate will occur at the end of 2022, when we will have owned at least one property for at least 12 months. The NAV calculation will reflect the total value of all of our assets minus the total value of all our liabilities. Our board of directors will retain a nationally or regionally recognized independent valuation firm to perform the NAV calculation. The valuation firm will be provided with access to all of the information in our possession about our real estate investments and other financial information that it may deem relevant to the discharge of its responsibilities. The compensation we pay to the valuation firm will not be based on the estimated values of our assets and our liabilities. Our valuation firm will not be affiliated with us, or with our advisor or its affiliates. The valuation firm will discharge its responsibilities under the oversight of our board of directors and in accordance with valuation guidelines to be adopted by our board of directors prior to the engagement of the valuation firm. Our board of directors may change the valuation firm at any time by majority vote.

Our board of directors will adopt valuation guidelines to be used by our valuation firm in connection with estimating the values of our real estate assets and liabilities. These valuations will be one of several components to be used by our valuation firm in its calculation of our NAV per share. Our valuation firm will periodically review our valuation guidelines and methodologies with our advisor and our board of directors. Any changes to our valuation guidelines will require the approval of our board of directors. We will publicly announce any changes to the identity or role of the valuation firm or material changes to our valuation guidelines in reports we file with the SEC, Offering Circular supplements and/or via our website.

In making the NAV calculation, our valuation firm will take into account such accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information provided by us to the valuation firm. In connection with its review, while the valuation firm may review the information supplied or otherwise made available to it by us for reasonableness, the valuation firm will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and will not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial information and data to be provided to or otherwise to be reviewed by or discussed with our valuation firm, our valuation firm will assume that such information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, board of directors and advisor, and will rely upon us to advise our valuation firm promptly if any information previously provided becomes inaccurate or was required to be updated during the period of its review.

Our valuation firm will be expected to make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and certain factual matters. For example, the valuation firm may be expected to assume that we have clear and marketable title to each real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Any such valuations will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect the valuation firm’s analysis and conclusions.

Valuation

Valuation of Properties

Wholly Owned Properties. Upon acquisition and for the balance of the calendar year of purchase, each of our properties will initially be carried at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs). We will amortize acquisition costs and expenses over a five-year period.

Beginning with the first calendar year in which we calculate NAV, our valuation firm will annually value each of our wholly owned real estate properties held, directly or indirectly, by us. The valuation firm will collect all reasonably available material information that it deems relevant, including information about the properties from our advisor, the valuation firm’s own sources, market information from public sources, and, when deemed necessary by our valuation firm, a physical inspection. The valuation firm will also review trends in capitalization rates, discount rates, interest rates, leasing rates, as well as a variety of macro- and micro-economic factors.

Based on available information, the valuation firm will estimate the value of each property. The valuation firm will consider, as appropriate, valuation methodologies, opinions and judgments, to the extent consistent with our valuation guidelines as adopted by our board of directors, and with the recommendations set forth in the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute.

Our real estate properties and real estate assets will constitute a significant component of our total assets.

Properties Held Through Joint Ventures. The estimated values of real estate properties held by joint ventures that we invest in will be determined by our valuation firm on the same basis as wholly-owned real estate properties. Once the valuation firm has estimated the value of a joint venture real estate property, the value of our interest in the joint venture will be calculated by applying a percentage based on the distribution provisions of the applicable joint venture agreements to the value of the underlying real estate property held by the joint venture. Newly acquired properties held in a joint venture will be initially carried at cost or the equity method as required by generally accepted accounting principles and subsequently valued in the manner, and at the times, described above for wholly owned properties. The real estate related liabilities relating to properties held through joint ventures will be valued as described below in “Valuation of our Properties Liabilities.”

Valuation of our Properties’ Liabilities

Our independent valuation firm will estimate the values of our real estate-related liabilities, such as loans where we are the borrower, by using industry accepted methodologies specific to each type of liability. Typically, mortgage loans collateralized by our real estate will be valued by comparing the differences between the contractual loan terms and current market loan terms. This comparison would generally involve the present value of the remaining contractual payments and maturity amount at a market based interest rate. The market interest rate would reflect the risks associated with the loan, such as loan-to-value ratio, remaining loan term, the quality of the underlying collateral or other security, and credit risk, among other factors. Various sources could be used to estimate market terms for a specific loan, including published materials and market information gathered by other valuation experts.

Real estate-related liabilities, such as loans, will initially be carried at cost (loan proceeds less all related costs and expenses, such as legal fees and closing costs) until the loan has been outstanding for one full calendar year following the year we enter into the loan. Thereafter, the valuation firm will estimate the value of these liabilities each year, and we will amortize the related loan costs over the remaining loan term. We will allocate the financing costs and expenses incurred in connection with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan.

Valuation of Non-Real Estate Related Assets and Liabilities

Our independent valuation firm will then add any other assets held by us, including cash and cash equivalents, and any accruals of income, and subtract an estimate of our accrued liabilities, which should be limited to accrued fees and reimbursements due to our advisor, including any fees and expenses for which our advisor elected to defer payment, and certain legal, accounting and administrative costs.

Our most significant source of income is property revenue. We accrue estimated income and expenses. On a periodic basis, our income and expense accruals are adjusted based on information derived from actual operating results.

Calculation of our NAV Per Share

Our directors will use a process to calculate our annual NAV that reflects (1) annually estimated values of each of our real estate assets, including properties held through joint ventures, and related liabilities, as they may be updated upon certain material events described above; (2) other assets held by us as of the last business day of each year; (3) accrued stockholder distributions; and (4) estimated accruals of our operating revenues, expenses, debt service costs and fees. The initial annual NAV calculation will be made at the end of the calendar year after the first year our board of directors determines that our real estate investment portfolio has sufficiently stabilized for the purposes of a meaningful valuation. Our board of directors generally anticipates that our real estate portfolio will sufficiently stabilize for purposes of a meaningful valuation at the end of 2022 which is when we will have owned at least one property for a period of 12 months.

Our valuation firm will report to the directors on the value of our real estate assets and properties liabilities as of the last business day of the calendar year by beginning with the most recent estimated fair values of our real estate assets and related liabilities in accordance with valuation guidelines approved by our board of directors. Our valuation firm will then add other assets and subtract from the net value of our real estate and related liabilities any other liabilities, including our advisor’s estimates of accrued fees and expenses attributable to the offering, accrued operating fees and expenses and accrued distributions.

The estimates of the values of our real estate and real estate related assets and liabilities will be reviewed by our advisor and board of directors for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions. Our valuation firm may consider any comments received from our advisor or board of directors to its individual valuation reports, but the final estimated values of our real estate assets and related liabilities shall be determined by our board of directors based on the reports provided by our valuation firm and comments received from our advisor.

After our directors have received the valuation firm’s report, they have discretion to adjust the estimated value of either the assets or the liabilities associated with those assets based on their independent judgment of property values or economic conditions of individual properties, local conditions or general economic conditions. We expect that such adjustments will be infrequent, consistent with industry custom and practice, and only made to reflect events with respect to an asset or liability that our directors believe would have a material impact on the most recent estimated values and that have occurred between the time of the most recent valuation performed by our valuation firm and our calculation of NAV. These adjustments generally would occur under the same circumstances that would cause us to adjust our NAV between our regularly scheduled annual calculations of NAV. The board will determine the appropriate adjustment to be made to the estimated value of our properties based on all currently available information and on reasonable assumptions and judgments that may or may not prove to be correct. Any such adjustment will be made by the board of directors.

Following the calculation of changes in NAV described above, NAV will be adjusted for accrued dividends. We refer to this result as the “Preliminary NAV,” which will be used to determine whether any subordinated participation fee is due to LRE and, if so, the amount of the subordinated participation fee. If a subordination participation fee is payable, it will be deducted from the prior calculation, and the result will be our NAV per share as of the end of the calendar year. Any LRE subordinated participation fee may be paid in cash or in shares of our common stock at the NAV per share amount.

Our NAV per share will be determined by dividing our NAV at the end of each calendar year commencing with the initial NAV calculation by the number of shares of our common stock outstanding as of the end of the last day of our calendar year, prior to giving effect to any share purchases or redemptions to be effected by the third business day of the subsequent year. Any change in NAV will be reported by us in a current report and an Offering Circular supplement filed with the SEC. We will also report our most recently calculated NAV in each of our semiannual and annual reports filed with the SEC.

We will use the NAV per share for several purposes, including:

•	Determining the price per share at which we will sell shares to investors;

•	Determining the price per share at which the repurchase program may repurchase shares; and

•	Determining the price per share at which distributions are reinvested pursuant to our distribution reinvestment plan.

Oversight by our Board of Directors

Between annual valuations, our advisor will monitor our real estate investments to determine whether a material event has occurred that our advisor believes may have a material impact on the most recent estimated values that were used in calculating our most recent NAV. If an event occurs that is likely to have a material impact on previously provided estimated values of the affected real estate assets or related real estate liabilities, we will determine valuation adjustments that will then be incorporated into our NAV. In making such adjustments, we may rely on the assistance of our independent valuation firm and may obtain an appraisal of the subject assets.

For example, unexpected terminations or non-renewal of material leases, material changes in vacancies or an unanticipated structural or environmental event at our properties or capital market events may cause the value of our properties to change materially. We will determine the appropriate adjustment to be made to the estimated value of our properties based on the information available. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time. Any such adjustment will be made by the board of directors.

Any change in NAV will be reported by us in a current report filed with the SEC, and we will file an Offering Circular supplement including the updated NAV. We will also report our most recently calculated NAV in each of our semi-annual and annual reports filed with the SEC.

Limits on the Calculation of Our NAV Per Share

The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments, or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate assets and, as with any real estate valuation protocol, the conclusions reached by our independent valuation firm will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate investments. Any resulting potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders, depending on the circumstances at the time.

In addition, on any given day, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. Between valuations, our advisor will monitor our real estate investments and may recommend revisions to NAV to our directors as described in “Valuation—Valuation of our Properties.” Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on limited information that is readily available at that time. Any potential disparity in our NAV from this estimate or from the determination by our directors that no adjustment is necessary may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders, depending on the circumstances at the time.

Calculation of Subordinated Participation Fee

As described in “Compensation” above, LRE is entitled to receive a subordinated participation fee in each year that our stockholders have achieved at least a 6% cumulative, non-compounded return consisting of (i) cumulative distributions received and (ii) any increase in capital appreciation on their shares measured by the latest NAV per share calculation that exceeds the higher of their purchase price for the shares or the higher prior calculated NAV per share. The subordinated participation fee payable to LRE will be equal to 15% of the amount by which (i) and (ii) from the preceding sentence exceeds our stockholders’ 6% preferred return.

The subordinated participation fee is paid annually, if it is due, with the initial highest Prior NAV per share being set at the $10.00 per share offering price in this offer. The subordinated participation fee will be paid by January 31 of the subsequent year and may be paid in cash or in the form of our shares at a price equal to the NAV per share as of December 31 of the prior year (i.e., after deduction of the subordinated participation fee from Preliminary NAV). Accordingly, our advisor is eligible to receive the first payment of the subordinated participation fee in in the year when the initial NAV calculation is made, if the conditions precedent for payment of the fee are satisfied.

RELATED PARTY TRANSACTIONS

We are party to several agreements with related parties.

Advisory and Real Estate Services Agreements

We have entered into an advisory agreement with our advisor and a real estate services agreement with LRE. Mr. Hofer, the Company's Chairman of the Board, Chief Executive Officer and Chief Financial Officer, also currently has a majority ownership interest in the Company’s advisor, and LRE is the advisor’s wholly owned subsidiary. Mr. Jhangiani, the Company’s President and a member of the Company’s Board of Directors, also owns equity in our advisor. We paid our advisor for advisory services $4,167in the fiscal year ended December 31, 2022 and $5,000 for the six months ended June 30, 2022. We paid LRE for real estate services $4,167 in the fiscal year ended December 31, 2022 and $5,000 for the six months ended June 30, 2022.

Line of Credit

We also have a revolving line of credit for the purchase of real property with our advisor, which allows for a maximum principal balance of $1,000,000 and bears interest at 6% per annum on a cumulative, non-compounded basis. In connection with the purchase of the Family Dollar Fort Worth Property in July 2021, the Company borrowed $ 867,602 under the Company’s revolving line of credit from its advisor. The advisor has waived its rights to interest on the line of credit through December 31, 2022 and in March 2022, the maturity date on this revolving line of credit was extended from March 11, 2022 to March 11, 2023. The Company repaid $532,000 of the advances under the line of credit during 2021, leaving a balance outstanding of $335,602 at December 31, 2021. As of June 30, 2022, there was no remaining debt outstanding under the line of credit.

Guarantor

Mr. Hofer also acts as guarantor for the mortgage with Pacific Premier Bank on the Family Dollar Fort Worth Property. See “Property Acquisition” for more details.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our executive officers and directors. These conflicts are discussed below.

Our Affiliates’ Interests in Other Advisor-Sponsored Programs and their Investors

Allocation of Investment Opportunities

We rely on our advisor and the real estate professionals of our advisor to identify suitable investments. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us. All of our executive officers, our directors and other key real estate professionals at our advisor are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor. In the future, these individuals and other affiliates of our advisor may organize other advisor-sponsored programs, serve as the investment advisor to other investors and acquire for their own account real estate investments that may be suitable for us. Advisor-sponsored programs may have investment objectives that are similar to ours. As a result, these advisor real estate professionals could direct attractive investment opportunities to other entities or investors. Conflicts of interest may arise between us and the programs that have not yet been liquidated, between us and future programs and between us and the investors in these programs. See Certain Conflict Resolution Measures.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other future advisor-sponsored programs, investors or advisor-affiliated entities own properties that are similar to ours. In such a case, a conflict could arise in the leasing of properties in the event that we and another advisor-sponsored program, investor or advisor-affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another advisor-sponsored program, advisor-advised investor or advisor-affiliated entity were to attempt to sell similar properties at the same time.

Allocation of Our Affiliates’ Time

We rely on our advisor and the key real estate, management and accounting professionals our advisor has assembled, including Messrs. Hofer and Jhangiani, for the day-to-day operation of our business. Future advisor-sponsored programs advised by our advisor will rely on our advisor and many of the same real estate, management and accounting professionals. This could create conflicts of interest in allocating their time among us, our advisor, other advisor-sponsored programs investors and other business activities in which they are involved. In addition, our advisor and its affiliates share many of the same key real estate, management and accounting professionals. Our executive officers and the key real estate, management and accounting professionals affiliated with our advisor who provide services to us are not obligated to devote a fixed amount of their time to us.

Our advisor believes that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. It is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of advisor-sponsored programs are very similar, there are significant efficiencies created by the same team of individuals at our advisor providing services to multiple programs.

Receipt of Fees and Other Compensation by our Advisor and its Affiliates

Our advisor and its affiliates receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of its affiliates, some of whom also serve as our executive officers and affiliated directors, and the key real estate, management and accounting professionals at our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, which if terminated other than by use for cause, could entitle the advisor to the “Liquidation Fee” payable had the portfolio been liquidated on the termination date;

•	public offerings of equity by us, which may result in increased acquisition fees and REIT management fees;

•	sales of real estate investments, which entitle our advisor to disposition fees;

•	acquisitions of real estate investments, which entitle our advisor to acquisition fees and REIT management fees based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to recommend riskier transactions to us and/or transactions that are not in our best interest and, in the case of acquisitions of investments from other advisor-sponsored programs, which might entitle affiliates of our advisor to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	borrowings to acquire real estate investments, which borrowings will increase the acquisition fees and REIT management fees payable to our advisor; and

•	whether and when we seek to list our shares of common stock on a national securities exchange, which listing may make it more likely for us to become self-managed or internalize our management.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

All of our executive officers, our affiliated directors and our key real estate professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in or for our advisor and possibly other advisor-sponsored programs.

Through advisor-affiliated entities, some of these persons also serve as the investment advisors to advisor-advised investors. As a result, they owe fiduciary duties to each of these advisor-sponsored programs, their stockholders, members and limited partners and the investors. These fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

Our Board of Directors’ Loyalties to Possibly Future Advisor-Sponsored Programs

The loyalties of our directors serving on the boards of directors of future advisor-sponsored programs, may influence the judgment of our board when considering issues for us that also may affect other advisor-sponsored programs, such as the following:

•	Our board of directors must evaluate the performance of our advisor with respect to whether our advisor is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to other advisor-sponsored programs or if our advisor is giving preferential treatment to other advisor-sponsored programs in this regard, our board may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•	We could enter into transactions with other advisor-sponsored programs, such as property sales, acquisitions or financing arrangements. Such transactions might entitle our advisor or its affiliates to fees and other compensation from both parties to the transaction. For example, acquisitions from other advisor-sponsored programs might entitle our advisor’s affiliates to disposition fees and possible subordinated incentive fees in connection with its services for the seller, in addition to acquisition and other fees that we might pay to our advisor in connection with such transaction. Similarly, property sales to other advisor-sponsored programs might entitle our advisor’s affiliates to acquisition fees in connection with its services to the purchaser in addition to disposition and other fees that we might pay to our advisor in connection with such transaction. Decisions of our board regarding the terms of those transactions may be influenced by our board’s loyalties to such other advisor-sponsored programs.

•	A decision of our board regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other advisor-sponsored programs.

•	A decision of our board regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other advisor-sponsored programs.

•	A decision of our board regarding whether and when we seek to list our shares of common stock on a national securities exchange could be influenced by concerns that such listing could adversely affect the sales efforts for other advisor-sponsored programs, depending on the price at which our shares trade.

Certain Conflict Resolution Measures

Responsibilities of Our Board of Directors

In order to ameliorate the risks created by conflicts of interest, our board of directors must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our board is also empowered to retain its own legal and financial advisors at our expense. Among the matters we expect to require approval of a majority of our board are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	transactions with affiliates or other entities affiliated with our directors and executive officers;

•	public offerings of securities;

•	sales of properties and other investments;

•	investments in properties and other assets;

•	borrowings;

•	compensation of our officers and directors;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	decision regarding our management structure, including whether we are internally managed or externally managed; and

•	whether and when we seek to sell the company or substantially all of its assets.

All proposed investments exceeding a de minimis amount established by our board of directors must be approved by at least a majority of our board of directors.

Charter Provisions Relating to Conflicts of Interest

Our charter contains restrictions relating to conflicts of interest, including the following:

Advisor Compensation. Our board of directors evaluates at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. Our board of directors also supervises the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by our board of directors:

•	the amount of the fees and any other compensation, including stock-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•	whether the total fees and expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

Our Acquisitions. We will not purchase or lease assets in which our advisor, any of our directors or officers or any of their affiliates have an interest without a determination by a majority of our board of directors not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount.

Other Transactions Involving Affiliates. A majority of our board of directors not otherwise interested in the transactions must conclude that all other transactions, between us and our advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Loans to Affiliates. We will not make any loans to our advisor or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of our board of directors not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Allocation of Investment Opportunities

Investment opportunities that are suitable for us may also be suitable for other future advisor-sponsored programs, as well as for the investors for whom our advisor and its affiliates serve as investment advisors. When our advisor’s real estate professionals direct an investment opportunity to any advisor-sponsored program or investor, they, in their sole discretion, will have to determine the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. The factors that the real estate professionals will consider when determining the program for which an investment opportunity would be the most suitable are the following:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•	the effect of the investment on the diversification of each program’s portfolio by type of investment, risk of investment, type of property, geographic location of properties, and tenants of properties;

•	the policy of each program relating to leverage;

•	the anticipated cash flow of the property or asset to be acquired;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or investment or a delay in the construction of a property, causes any investment, in the opinion of our advisor’s real estate professionals, to be more appropriate for another program, they may offer the investment to such other program.

Our advisory agreement with our advisor requires that our advisor inform our board of directors each quarter of the investments that have been purchased by other advisor-sponsored programs and investors for whom our advisor or one of its affiliates serves as an investment advisor so that our board can evaluate whether we are receiving our fair share of opportunities. Our advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among advisor-sponsored programs and investors are important factors in our board’s determination to continue or renew our arrangements with our advisor and its affiliates. Our board of directors has a duty to ensure that favorable investment opportunities are not disproportionately allocated.

THE COMPANY

The Company

Elevate.Money REIT I, Inc. (the “Company”), formerly known as Escalate Wealth REIT I, Inc., is a Maryland corporation, incorporated on June 22, 2020, that intends to elect and to qualify to be taxed as a real estate investment trust, or REIT, beginning with the taxable year ending December 31, 2022.

Property Acquisitions

As of the date of this Offering Circular, the Company has completed the acquisition of two property.

Family Dollar Fort Worth Property

On June 9, 2021, the Company entered into a purchase and sale agreement with Niveshak FW Group to acquire a real estate property consisting of one building located on one 1.70 acres parcel of land with an aggregate net rentable space of approximately 8,320 square feet located in Fort Worth, Texas (the “Family Dollar Fort Worth Property”). On July 29, 2021, the Company completed the acquisition of the Family Dollar Fort Worth Property. The contract purchase price for the property was $2,000,000, exclusive of closing costs. The Company paid the purchase price through a combination of a $1,340,000 mortgage loan from Dew Claw, LLC, an unaffiliated lender, and $ 867,602 borrowed under the Company’s revolving line of credit from its advisor, Elevate.Money, Inc.

In April 2022, the Company refinanced the $1,340,000 mortgage note payable from Dew Claw, LLC with a new $1,200,000 loan originated by Pacific Premier Bank, an unaffiliated commercial lender. The new mortgage is secured by the Family Dollar Fort Worth Property, has a 10-year term, bears interest initially at 3.95% for five years, amortizes over 25 years, and is guaranteed by the Company’s CEO, Harold Hofer. As of June 30, 2022, there was approximately $1,200,000 remaining subject to the mortgage.

With respect to borrowings under the revolving line of credit from the Company’s advisor, advances bear interest at the rate of 6% per annum on a cumulative, non-compounded basis, and are repayable on March 11, 2023. As of June 30, 2022, there was no remaining debt outstanding under the line of credit.

The Company currently leases the Family Dollar Forth Worth Property to Family Dollar Stores of Texas, LLC, the tenant. The lease is guaranteed for the life of the lease (including extensions) by Family Dollar Stores, Inc., the parent entity of the tenant, and has a term that expires on June 30, 2026 with five 5-year options for renewal. The aggregate annual base rent under the lease is $140,036, or approximately $16.83 per square foot. The Family Dollar Fort Worth Property is expected to generate approximately $536,805 in total additional rental revenue from September 2022 to the end of its 5-year term of the lease.

In the opinion of management, the Family Dollar Fort Worth Property is adequately covered by insurance.

South Carolina Shell Property

On July 28 2022, the Company completed the purchase of a property containing a Shell USA, Inc. branded fuel station and convenience store near Columbia, South Carolina (the “South Carolina Shell Property”). The purchase price for the South Carolina Shell Property was approximately $1.9 million, exclusive of closing costs. The Company financed the purchase price with the shareholder equity, a personal loan from the Company’s CEO, Mr. Hofer of $185,000, and a short term secured bridge loan from Dew Claw, LLC, a Nevada limited liability company in the amount of $1.36 million, which the Company intends to replace with a permanent loan prior to year-end 2022. The bridge loan will bear interest at a rate of 7.0% per annum, and have an exit fee equal to 0.125% of the loan balance for each month that the bridge loan is outstanding. The bridge loan will mature twelve months after its funding date (close of escrow). The personal loan from Mr. Hofer bears interest at the rate of 6% per annum on a cumulative, non-compounded basis, and are is repayable on or before March 11, 2023. The purchase was completed through a limited liability company, wholly-owned by the Company, formed as a special purpose acquisition vehicle for purposes of the acquisition.

The South Carolina Shell Property is currently operated by Pops Mart Fuels, LLC, a seasoned owner and operator of Shell-branded fuel stations and convenience stores. The property houses 12 multi-product fuel dispensers along with a convenience store that is currently undergoing a remodel by the operator. Upon closing, the Company executed a new 20-year absolute triple net lease with Pops Mart Fuels, LLC with respect to the South Carolina Shell Property, which includes a 1.5% annual rent increase and four 5-year options for renewal. The aggregate annual base rent under the lease will initially be $116,668.

The South Carolina Shell Property had a Underground Storage Tank (UST) leak detected in 1989, which led to the offending tanks being removed and replaced in 1997. The South Carolina Shell Property has been monitored since then, and the Company expects that it will receive a “Conditional No Further Action” letter from the South Carolina Health and Environmental Control during its ownership. The Company also intends to obtain specific UST insurance for the South Carolina Shell Property.

INVESTMENT OBJECTIVES AND CRITERIA

Overview

We expect to use a substantial amount of the net proceeds from this offering to primarily invest, directly or indirectly through investments in non-affiliated entities, in properties and investments that meet our acquisition criteria that include quality single-tenant income-producing retail and commercial properties, and other investments that have tenants that are generating sales volumes that we believe are adequate to cover expenses of operations, including rent, and have average purchase prices in the $1 million to $3 million range.

Our investment targets may include the following retail and commercial properties:

•	quick service (fast food) restaurants, along with other casual dining concepts (“QSR”) such as Starbucks, McDonalds, Burger King, El Pollo Loco, Chick-fil-A, Mod Pizza, Kentucky Fried Chicken, Chili’s, Applebee’s, Buffalo Wild Wings, Panera Bread, Olive Garden and BJ’s Restaurant;

•	automatic car washes (“ACW”) that are independent or part of chains and may or may not include a gas station component such as Mister Car Wash, Zips Car Wash and Quick Quack Car Wash; and

•	convenience stores (“CS”), which may or may not include a gas station component, such as Dollar General, Dollar Tree, Family Dollar 7-Eleven; Circle K; Speedway; Casey’s; Murphy USA; ampm; Kwik Shop; Pilot; ExtraMile; Pops Fuel, Wawa; QuikTrip; Cumberland Farms; Sheetz; RaceTrac; and Kum & Go.

Our goal is to generate a relatively predictable and stable current stream of income for investors and the potential for long-term capital appreciation in the value of our properties. We may make our investments through the acquisition of individual assets, through joint venture or joint property ownership with related or third-party property owners, or through acquisitions of equity interests in other REITs or real estate companies.

We plan to diversify our portfolio by geography, investment size and investment risk with the goal of acquiring a portfolio of income-producing properties and related real estate investments that provides attractive and stable returns to our stockholders. Our investment objectives and policies may be amended or changed at any time by our board of directors. Although we have no plans at this time to change any of our investment objectives, our board of directors may change any and all such investment objectives, if it believes such changes are in the best interests of our stockholders. We intend to notify our stockholders of any change to our investment policies by disclosing such changes in a public filing such as an Offering Circular supplement, or through a filing under the Exchange Act, as appropriate. We cannot assure you that our policies or investment objectives will be attained or that the value of our common stock will not decrease.

Primary Investment Objectives

Our primary investment objectives are:

•	to provide you with attractive and stable cash distributions; and

•	to preserve and return your investment.

We will also seek to realize growth in the value of our investment by timing the sale of the properties to maximize asset value. We may return all or a portion of your investment in connection with the sale of the REIT or the properties. Alternatively, you may be able to obtain a return of all or a portion of your investment in connection with the sale of your shares. Though we intend to make monthly distributions to our stockholders from funds from our operations, we may be unable or limited in our ability to make distributions to you.

While initial purchases of properties will be funded with funds received from the sale of shares, we anticipate incurring mortgage debt (not to exceed 60% of total Property Cost) and pledging such properties as security for that debt to obtain funds to acquire additional properties.

Investment Strategy

We will seek to acquire a high quality, well designed and well-located portfolio of properties and investments that meet our acquisition criteria that include quality single-tenant income-producing retail and commercial properties such as QSRs, CS, and ACW, and other investments.

Conversely, subject to appropriate market conditions, we may dispose of certain properties. We will continually assess all of our properties, the markets in which they are located and the communities that they serve, to determine if any dispositions are necessary or appropriate.

We cannot assure you that any of the properties we acquire will result in the benefits discussed above. See Risk Factors—Risks Related to Our Properties, Our Business and the Real Estate Industry.

General Acquisition and Investment Policies

We will seek to make investments that satisfy the primary investment objective of providing regular cash distributions to our stockholders. However, because a significant factor in the valuation of property is its potential for future appreciation and increased tenant rents, we anticipate that some properties we acquire may have the potential both for growth in value and for providing regular cash distributions to our stockholders.

Although this is our current focus, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forgo a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection of assets. When making an acquisition, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with what we believe to be good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

Our advisor has substantial discretion with respect to the selection of specific properties. However, acquisition parameters will be established by our board of directors and potential acquisitions outside of these parameters will require approval by our board of directors. In selecting a potential property for acquisition, we and our advisor consider a number of factors, including, but not limited to, the following:

•	tenant creditworthiness;

•	lease terms, including length of lease term, scope of landlord responsibilities, and frequency of contractual rental increases;

•	projected demand in the area;

•	a property’s geographic location and type;

•	proposed purchase price, terms and conditions;

•	historical financial performance;

•	a property’s physical location, visibility, curb appeal and access;

•	construction quality and condition;

•	potential for capital appreciation;

•	demographics of the area, neighborhood growth patterns, economic conditions, and local market conditions;

•	potential capital reserves required to maintain the property;

•	the potential for the construction of new properties in the area;

•	evaluation of title and obtaining of satisfactory title insurance; and

•	evaluation of any reasonable ascertainable risks such as environmental contamination.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds of this offering. We expect to acquire properties valued at from $1 million to $3 million in the early years of our operations, in order to achieve diversity in our lease portfolio.

Our Borrowing Strategy and Policies

We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties, and publicly or privately placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to fund repurchases of our shares or to provide working capital. To the extent we borrow on a short-term basis, we may refinance such short-term debt into long-term, amortizing mortgages once a critical mass of properties has been acquired and to the extent such debt is available at terms that are favorable to the then in-place debt.

There is no limitation on the amount we can borrow for the purchase of any individual property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets, and we intend to utilize up to 60% leverage in connection with our acquisition strategy. Our charter limits our borrowing to 75% of our net assets (equivalent to 60% of our total Property Cost) unless any excess borrowing is approved by a majority of our board of directors and is disclosed to our stockholders in our next periodic financial report, along with the justification for such excess. When calculating our use of leverage, we will not include temporary, unsecured borrowing for property acquisitions under a revolving credit facility (or similar agreement).

We may borrow amounts from our advisor or its affiliates only if such loan is approved by a majority of our directors not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.

Unsecured Credit Facility

On March 21, 2021, we entered into a revolving unsecured line of credit facility with our advisor to fund real property acquisitions. The Company intends to repay such facility with proceeds from the offering or mortgage proceeds secured by its real property holdings. As of June 30, 2022, there were no outstanding borrowings under the line of credit.

Acquisition Structure

Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title or interests in entities that own and operate properties that meet our investment criteria.

We will make acquisitions of our real estate investments directly or indirectly through limited liability companies or limited partnerships, or through investments in joint ventures, partnerships, tenants-in-common, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of our advisor or other persons. We intend to present our financial statements on a consolidated basis. See Risk Factors—General Risks Related to Investments in Real Estate.

Real Property Investments

Our advisor will be continually evaluating various potential property investments and engaging in discussions and negotiations with sellers regarding the purchase of properties for us. At such time while this offering is being conducted, if we believe that a reasonable probability exists that we will acquire a specific property, this Offering Circular will be supplemented to disclose the negotiations and pending material acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this Offering Circular will also describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this Offering Circular, if appropriate. The disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase. We expect to possess what we believe will be adequate insurance coverage for all properties in which we invest.

Conditions to Closing Acquisitions

Our advisor performs a diligence review on each property that we purchase. As part of this review, our advisor in most if not all cases of direct property acquisitions, obtains an environmental site assessment for each proposed acquisition (which at a minimum includes a Phase I environmental assessment). We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property. We will also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller. Such documents include, where available and appropriate:

•	property surveys and site audits;

•	building plans and specifications, if available;

•	soil reports, seismic studies, flood zone studies, if available;

•	licenses, permits, maps and governmental approvals;

•	historical financial statements and tax statement summaries of the properties;

•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and

•	liability and title insurance policies.

Co-Ownership Investments

We may acquire some of our properties in the form of a co-ownership, including but not limited to tenants-in-common and joint ventures, some of which may be entered into with future affiliates of our advisor. See Conflicts of Interest. Among other reasons, we may want to acquire properties through a co-ownership structure with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region or property type. Co-ownership structures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price or through the exchange for an interest in our existing properties. In addition, certain properties may be available to us only through co-ownership structures. In determining whether to recommend a particular co-ownership structure, our advisor will evaluate the subject real property under the same criteria described elsewhere in this Offering Circular.

We may enter into joint ventures with affiliates of our advisor for the acquisition of properties, but only provided that:

•	a majority of our directors not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and

•	the investments by us and such affiliate are on substantially the same terms and conditions.

To the extent possible and if approved by our board of directors we will attempt to obtain a right of first refusal or option to buy the property held by the co-ownership structure and allow such co-owners to exchange their interest for interests in our other properties. Entering into joint ventures with affiliates of our advisor will result in certain conflicts of interest. See “Conflicts of Interest.”

Legal Proceedings

From time-to-time, the Company may become party to legal proceedings that arise in the ordinary course of its business. The Company is not a party to any legal proceeding, nor is the Company aware of any pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Government Regulations

Our business will be subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently. See “Risks Related to Compliance and Regulation”.

Disposition Policies

We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

We may sell assets to third parties or to affiliates of our advisor. All transactions between us and our advisor and its affiliates must be approved by a majority of our board of directors.

Investment Limitations in Our Charter

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. We will not:

•	Invest in commodities or commodity future contracts;

•	Invest more than 10% of total assets in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property;

•	Invest in indebtedness (“junior debt”) secured by a mortgage on real property which is subordinate to the lien of other indebtedness (“senior debt”), except where the amount of such junior debt, plus the outstanding amount of the senior debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments (as shown on our the books in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets. The value of all investments in our junior debt which does not meet the aforementioned requirements would be limited to 10% of our tangible assets (which would be included within the 25% limitation);

•	Invest in contracts for the sale of real estate;

•	Engage in any short sale, or borrow, on an unsecured basis unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

•	Engage in trading, as compared with investment activities;

•	Acquire securities in any entity holding investments or engaging in activities prohibited by this section; or

•	Engage in underwriting or the agency distribution of securities issued by others.

Certain Activities

In addition to the limitations discussed above, while the Company does not have any specific policies in place with respect to the following activities, it does not currently have any intention to:

•	Issue senior securities;

•	Make loans to other people;

•	Invest in the securities of other issuers for the purpose of exercising control; or

•	Offer securities in exchange for property.

The Company’s intentions with respect to these activities however may be changed by its officers and directors without a vote of the shareholders. If the Company’s intentions change with respect to these activities, the Company will update this Offering Circular through the filing of a supplement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Elevate.Money REIT I, Inc. (the “Company”) was incorporated on June 22, 2020 but had no revenues from operations from June 22, 2020 (inception) through July 29, 2021, when the Company acquired its first property.

Organization and offering expenses incurred in 2020 and through December 31, 2021 were paid by our advisor. The Company was formed to own and operate single tenant retail and commercial properties. The Company’s overall objective is to invest in real estate assets with a long-term view towards making regular cash dividends and generating capital appreciation.

The net book value of our real estate investments as of December 31, 2021 was $2,064,310.

Results of Operations

Revenue.  The Company had $79,985 in revenue for the year ended December 31, 2021, and no revenue for the period from June 22, 2020 (inception) to December 31, 2020. The Company acquired its first income producing property, a Family Dollar Store in Fort Worth, Texas, in July 2021. Revenue in 2021 was comprised of rental income and common area reimbursements related to the aforementioned property.

Expenses. Total operating cost for the year ended December 31, 2021 and for the period from June 22, 2020 (inception) to December 31, 2020 were $116,439 and $0, respectively.

The increase in operating expenses in 2021 resulted from the property purchased in 2021, primarily mortgage interest of $56,306, depreciation and amortization of $28,414, general and administrative costs of $5,592, property taxes of $17,794, and management fees paid to related parties of $8,333.

Net loss.  The Net loss for the year ended December 31, 2021 and for the period from June 22, 2020 (inception) to December 31, 2020 were $36,454, and $0, respectively.

Funds from Operations and Adjusted Funds from Operations

The Company intends to qualify as a REIT commencing with the year ended December 31, 2022. In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“Nareit”) promulgated a measure known as Funds from Operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures, preferred dividends and real estate impairments. Because FFO calculations adjust for such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than we do, making comparisons less meaningful.

Additionally, we use Adjusted Funds from Operations (“AFFO”) as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of stock-based compensation, deferred rent, amortization of in-place lease valuation intangibles, acquisition-related costs, deferred financing fees, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, write-offs of transaction costs and other one-time transactions.

We also believe that AFFO is a recognized measure of sustainable operating performance of the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies.

Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance and ability to sustain our current dividend level. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and AFFO, we present information that assists investors in aligning their analyses with management’s analysis of long-term operating activities.

For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund dividends since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods. However, FFO and AFFO are not useful measures in evaluating NAV because impairments are taken into account in determining NAV but not in determining FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income (loss) from operations, net income (loss) or cash flows from operating activities and each should be reviewed in connection with GAAP measurements.

Neither the SEC, Nareit, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or Nareit may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

The following are the calculations of FFO and AFFO for the year ended December 31, 2021 and for the period from June 22, 2020 (inception) through December 31, 2020:

	2021	2020
Net loss attributable to common stockholders (in accordance with GAAP)	$(36,454)	$-
FFO adjustments:
Add: Depreciation and amortization	28,414	-
FFO	(8,040)	-

AFFO adjustments:
Add: Amortization of deferred financing costs	11,044	-
AFFO	$3,004	$-

Weighted average shares outstanding – basic and fully diluted	15,374	100

FFO Per Share:
Basic and Fully Diluted	$0.52	-
AFFO Per Share:
Basic and Fully Diluted	$0.20	$-

Liquidity and Capital Resources

As of December 31, 2021, the Company had raised $656,950 in gross offering proceeds from the sale of common stock and used the proceeds received to purchase its first property: a Family Dollar store in Fort Worth, Texas, in July 2021. This property is 100% leased to Family Dollar, a leading national discount retailer, which is owned by Dollar Tree, Inc. (NASDAQ: DLTR). The property’s double-net lease expires on June 30, 2026. Family Dollar has four additional 5-year renewal options pursuant to the lease. The property is expected to generate $536,805 in total revenue from September 1, 2022 through June 30, 2026, and $3,574,475 over the course of the remaining four additional options, if exercised.

The contract purchase price for the property was $2,000,000, exclusive of closing costs. The Company paid the purchase price through a combination of a $1,340,000 mortgage loan from Dew Claw, LLC, an unaffiliated lender, and $867,602 borrowed under the Company’s revolving line of credit from our advisor. The mortgage provides 12-month financing at a fixed rate of 8% with twelve months of interest only payments, and is guaranteed by the Company’s CEO, Harold Hofer.

As of December 31, 2021, the Company had total assets of $2,300,118, which included $66,598 of cash and $160,406 of tenant and subscription receivables, which were subsequently collected in 2022.

We also have a revolving line of credit for the purchase of real property with our advisor, which allows for a maximum principal balance of $1,000,000 and bears interest at 6%. The advisor has waived its rights to interest on the line of credit through December 31, 2022. In March 2021, the maturity date on this revolving line of credit was extended from March 11, 2022 to March 11, 2023. The Company repaid $532,000 of the advances under the line of credit during 2021, leaving a balance outstanding of $335,602 at December 31, 2021. The Company plans to repay the remaining advances under our line of credit with proceeds from our common stock offering pursuant to Regulation A.

Organization and offering expenses incurred in 2021 and 2020 were paid by our advisor. The Company reimbursed our advisor $16,205 and $0 of offering expenses, during the year ended December 31, 2021 and the period from June 22, 2020 (inception) through December 31, 2020, respectively.

For further information regarding liquidity and capital resources, please see Statement of Cash Flows in the financial statements included in this Offering Statement.

Off-Balance Sheet Arrangements

As of December 31, 2021, we had no off-balance sheet arrangements.

Critical Accounting Policies

For further information regarding critical accounting policies on revenue recognition, investment in real estate, income tax and deferred financing costs please see Note 2 to the financial statements included in this Offering Statement.

Related Party Arrangements

For further information regarding related party arrangements, please see Note 7 to the financial statements included in this Annual Report on Form 1-K.

COVID-19 Pandemic

One of the most significant risks and uncertainties facing our Company and the real estate industry generally continues to be the effect of the ongoing public health crisis of the novel coronavirus (“COVID-19”) pandemic and the COVID-19 mutation into several variants. The COVID-19 pandemic that began during the first quarter of 2020 has resulted in a significant impairment of the value of national real estate investments and properties and may also impact the value of the properties we intend to acquire or invest in. The continuing COVID-19 pandemic has resulted in significant economic disruption globally, including in the United States, which is the primary market in which the Company intends to do business.  Governmental authorities throughout the United States have taken actions, such as stay-at-home orders and other social distancing measures, to prevent the spread of COVID-19 that has restricted travel, public gatherings, and the overall level of individual movement and in-person interaction.  This has, in turn, significantly reduced economic activity and negatively impacted many businesses.  We continue to monitor the impact of the COVID-19 pandemic on our business, including how the pandemic may affect our ability to collect rent from our real estate properties.

Ukraine-Russia War

The conflict in Eastern Europe has had little impact on the Company’s operations. We continue to monitor the impact of the war on our business.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock by “U.S. Persons”. For purposes of this summary, the term “U.S. Person” or “U.S. Holder” means any (i) individual citizens or residents of the United States, (ii) corporations created or organized under the laws of the United States or any state or political subdivision thereof (including the District of Columbia), (iii) estates, the incomes of which are subject to U.S. federal income taxation regardless of the source of such income or (iv) trusts subject to the primary supervision of a U.S. court and the control of one or more U.S. Persons. For purposes of this section, references to “Elevate.Money REIT I, Inc.” “we,” “our” and “us” mean only ELEVATE.MONEY REIT I, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this Offering Circular. The summary is also based upon the assumption that we will operate our REIT and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general informational purposes only and is not tax advice. It does not discuss any state, local or non-U.S. tax consequences relevant to us or an investment in any securities offered by this Offering Circular and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	real estate investment trusts;

•	regulated investment companies;

•	dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	partnerships, other pass-through entities, trusts and estates;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	Subchapter “S” corporations;

•	tax-exempt organizations; and

•	Foreign investors

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Elevate.Money REIT I, Inc.

We intend to be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code beginning with our taxable year ending December 31, 2022, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2022. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by us that we will qualify as a REIT for any particular year.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under Requirements for Qualification — General. While we intend to operate so that we qualify as a REIT, no assurance can be given that the Internal Revenue Service will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See —Failure to Qualify.

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See Taxation of Stockholders.

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses, for tax years beginning before December 31, 2022.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See Prohibited Transactions.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate.

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described in U.S. Federal Income Tax Considerations – Requirements for Qualification—General.

•	A 100% tax may be imposed on transactions between us and a “taxable REIT subsidiary” (a “TRS”) (as described below) that do not reflect arm’s-length terms.

•	If we dispose of an asset acquired by us from a C corporation in a transaction in which we took the C corporation’s tax basis in the asset, we may be subject to tax at the highest regular corporate rate on the appreciation inherent in such asset as of the date of acquisition by us.

•	The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS (as discussed below), are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association which has seven main attributes:

(1)	it is managed by one or more trustees or directors;

(2)	its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	it would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	it is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	its beneficial ownership is held by 100 or more persons;

(6)	during the last half of each taxable year, not more than 50% in value of its outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(7)	it elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

(8)	it meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT.

We believe that we have, and will continue to have as a result of the issuance of common stock in this offering, sufficient diversity of ownership to satisfy conditions (5) and (6). In addition, our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying and continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our common stock are described in Description of Shares—Restriction on Ownership of Shares.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described under Income Tests, in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (See Asset Tests) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

We will have control of any subsidiary entity treated as a partnership and intend to operate such entities in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any entity treated as a partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that an entity treated as a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in such entity or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

As of January 1, 2018, the Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under new rules, among other changes and subject to certain exceptions, any audit adjustments to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that they could result in a partnership in which we own an interest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “Asset Tests and Income Tests.”

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a health care or lodging facility or, generally, provides rights to any brand name under which any health care or lodging facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a health care facility or a lodging facility if such rights are held by the TRS as a franchisee, licensee or in a similar capacity and such health care facility or lodging facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified health care property or a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit or similar instrument enabling it to do so. Additionally, a TRS will not be considered to operate or manage a qualified health care property or qualified lodging facility if it employs individuals working at such property or facility located outside of the United States, but only if an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. An “eligible independent contractor” is, generally, with respect to any qualified health care property or qualified lodging facility, any independent contractor (as defined in section 856(d)(3) of the Internal Revenue Code) if, at the time such contractor enters into a management agreement or other similar service contract with the TRS to operate such qualified health care property or qualified lodging facility, such contractor (or any related person) is actively engaged in the trade or business of operating qualified health care properties or qualified lodging facilities, respectively, for any person who is not a related person with respect to the parent REIT or the TRS. Certain payments made by any TRS to us may not be deductible by the TRS (which could materially increase the TRS’s taxable income). In addition, we will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a TRS that would be reduced through reapportionment under the Internal Revenue Code in order to more clearly reflect the income of the TRS.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of certain instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “Income Tests.” A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or an interest in real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (which we refer to as a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the Internal Revenue Service as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, to the extent that any of our mezzanine loans do not meet all safe harbor requirements set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of these loans.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under Taxation of REITs in General, even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Income derived from certain types of temporary stock and debt investments made with the proceeds of an offering, not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following such offering. More specifically, qualifying income for purposes of the 75% gross income test includes “qualified temporary investment income,” which generally means any income that is attributable to stock or a debt instrument, is attributable to the temporary investment of new equity capital and certain debt capital, and is received or accrued during the one-year period beginning on the date on which the REIT receives such new capital. After the one year period following this offering, income from investments of the proceeds of this offering will be qualifying income for purposes of the 75% income test only if derived from one of the other qualifying sources enumerated above.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage-backed securities, mortgage loans and debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual periodic reports with the SEC under the Exchange Act). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 20% of the value of our total assets.

Fifth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the Internal Revenue Service with a description of each asset causing the failure; (2) the failure is due to reasonable cause and not willful neglect; (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%); and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate; (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (3) any obligation to pay rents from real property; (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (5) any security (including debt securities) issued by another REIT; and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under Income Tests. In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests. If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(a)	The sum of (i) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends-paid deduction and (ii) 90% of the net income (after tax) if any from foreclosure property, minus

(b)	the sum of specified items of non-cash income.

 In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See Taxation of Stockholders — Taxation of Taxable U.S. Stockholders.

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries and (b) our inclusion of items in income for federal income tax purposes.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Elective Cash/Stock Dividends

On August 11, 2017, the IRS issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by publicly offered REITs (i.e., REITs that are required to file annual and periodic reports with the SEC under the Exchange Act). Pursuant to Revenue Procedure 2017-45, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Internal Revenue Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in Revenue Procedure 2017-45 are satisfied.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “Income Tests “and “Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to U.S. stockholders (as defined below) that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term prohibited transaction generally includes a sale or other disposition of property that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the 100% tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests and (3) to hedge certain positions as described in Section 856(c)(5)(G)(iii) of the Internal Revenue Code, each of which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income that we or our TRSs generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a tenant of ours) to the extent such income is lower than the income the TRS would have earned based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.

From time to time, our TRS may provide services to our tenants. We intend to set the fees paid to our TRS for such services at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Interest Expense Deductions

The Tax Cuts and Jobs Act, signed into law in December 2017 (the “Tax Cuts and Jobs Act”), generally imposes certain limitations on the ability of taxpayers to deduct net business interest expenses for federal income tax purposes for tax years beginning on or after January 1, 2018. However, the Tax Cuts and Jobs Act provides an election whereby certain taxpayers engaged in a real estate trade or business, generally including for this purpose a REIT, may elect for this limitation not to apply. However, taxpayers that make this election generally are not eligible for certain depreciation methodologies. We may make this election when we file our 2022 tax return, in which case the above limitations on interest expense deductions generally would not apply to us.

In addition, the above described limitations on net business interest expense deductions generally would be determined at the entity-level. As a result, the ability of our TRSs to deduct business interest expense for tax years beginning on or after January 1, 2018 may be subject to limitations under the Tax Cuts and Jobs Act even if we make such an election.

Net Operating Losses

The Tax Cuts and Jobs Act also generally restricts the ability of taxpayers to utilize net operating losses to no more than 80% of their taxable income and precludes them from carrying-back net operating losses to prior tax years.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

Definitions. In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. Person.

In addition, as used herein, the term U.S. stockholder does not include any entity that is subject to special treatment under the Internal Revenue Code, such as (i) insurance companies; (ii) tax-exempt organizations (except to the limited extent discussed below); (iii) financial institutions or broker-dealers; (iv) non-U.S. individuals and foreign corporations (except to the limited extent discussed below); (v) U.S. expatriates; (vi) persons who have elected to use a mark-to-market method of accounting; (vii) subchapter S corporations; (viii) U.S. stockholders whose functional currency is not the U.S. dollar; (ix) regulated investment companies; (x) holders who receive our stock through the exercise of employee stock options or otherwise as compensation; (xi) persons holding shares of our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; (xii) persons subject to the alternative minimum tax provisions of the Internal Revenue Code; (xiii) persons holding our stock through a partnership or similar pass-through entity; and (xiv) persons holding a 10% or more (by vote or value) beneficial interest in our stock. If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 20 % maximum federal rate) for qualified distributions received by U.S. stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

●	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

●	distributions received by the REIT from TRSs or other taxable C corporations; or

●	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

 In addition, for taxable years that begin after December 31, 2017 and before January 1, 2026, U.S. stockholders that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (not including capital gain dividends or dividends eligible for the preferential rates applicable to qualified dividends as described above), subject to certain limitations. Under final regulations recently issued by the Internal Revenue Service, in order to qualify for this deduction with respect to a dividend on our common shares, a stockholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain special holding period rules that may, among other consequences, reduce a stockholder’s holding period during any period in which the stockholder has diminished its risk of loss with respect to the shares). Stockholders are urged to consult their tax advisors as to their ability to claim this deduction.

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20 % in the case of stockholders that are individuals, trusts and estates, and currently 21% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 20% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares with respect to which the distributions were made. Rather, the distributions will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed as ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate, currently 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain. In addition, all or a portion of any loss realized upon a taxable disposition of shares of our stock may be disallowed if the taxpayer purchases other shares of the common stock within 30 days before or after the disposition.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the Internal Revenue Service. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare tax on unearned income. For taxable years beginning after December 31, 2012, certain U.S. stockholders who are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Tax Consequences of Participation in Distribution Reinvestment Plan

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount, if any. You will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. You will be subject to backup withholding if you fail to comply with certain tax requirements. See “Backup Withholding and Information Reporting.”

Backup Withholding and Information Reporting

We must report to our U.S. stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any U.S. stockholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. Person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S.-related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock. The Tax Cuts and Jobs Act is a complex revision to the U.S. federal income tax laws with various impacts on different categories of taxpayers and industries, and will require subsequent rulemaking and interpretation in a number of areas. The long-term impact of the Tax Cuts and Jobs Act on the overall economy, government revenues, our tenants, us, and the real estate industry cannot be reliably predicted at this time.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account, or IRA. This summary is based on provisions of the Employee Retirement Income Security Act of 1974, or ERISA, and the Internal Revenue Code, each as amended through the date of this Offering Circular, and the relevant regulations, opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes in the future that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must consider, taking into account the facts and circumstances of each such plan or IRA, each a benefit plan, among other matters:

●	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

●	whether, under the facts and circumstances pertaining to the benefit plan in question, the fiduciary’s responsibility to the plan has been satisfied;

●	whether the investment will produce an unacceptable amount of “unrelated business taxable income,” or UBTI, to the benefit plan (see U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders); and

●	the need to value the assets of the benefit plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

●	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

●	to invest plan assets prudently;

●	to diversify the investments of the plan, unless it is clearly prudent not to do so;

●	to ensure sufficient liquidity for the plan;

●	to ensure that plan investments are made in accordance with plan documents; and

●	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit benefit plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include fiduciaries and “persons providing services” to the benefit plan, employer or employee organization sponsors of the benefit plan and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a benefit plan if, among other things, the person has discretionary authority or control with respect to the management or administration of the benefit plan, any authority or control over the management or disposition of plan assets or provides investment advice for a fee or other compensation with respect to plan assets. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing benefit plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a benefit plan investor, we might be a disqualified person or party-in-interest with respect to such benefit plan investor, resulting in a prohibited transaction merely upon investment by such benefit plan in our shares.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of benefit plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the benefit plan any profits they realized as a result of the transaction or breach and make good to the benefit plan any losses incurred by the benefit plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

Plan Asset Considerations

In order to determine whether an investment in our shares by a benefit plan creates or gives rise to the potential for either prohibited transactions or our assets being treated as plan assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing benefit plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a benefit plan when the plan invests in that entity. We refer to this regulation as the Plan Assets Regulation. Under the Plan Assets Regulation, the assets of an entity in which a benefit plan makes an equity investment will generally be deemed to be assets of the benefit plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing benefit plans, our management would be treated as fiduciaries with respect to each benefit plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the benefit plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to benefit plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide benefit plan stockholders with the opportunity to sell their shares to us or we might dissolve.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a benefit plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions.

Exception for “Publicly-Offered Securities.” If a benefit plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

●	sold as part of a public offering registered under the Securities Act, and be part of a class of securities registered under the Exchange Act within a specified time period;

●	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

●	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to a qualified Offering Circular under the Securities Act and may become part of a class that was registered under the Exchange Act within the specified period. In addition, we have in excess of 100 independent stockholders.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

●	any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

●	any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

●	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

●	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is at least 10 shares, except under certain circumstances. Because the minimum investment is less than $10,000, these restrictions should not cause the shares to be deemed not “freely transferable.”

As our common stock is intended to be held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and this offering takes place as described in this Offering Circular, shares of our common stock should constitute “publicly-offered securities.” Accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a benefit plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term benefit plan investors is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by benefit plan investors that may be in excess of 25%, which would be deemed to be significant, as defined above.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our dealer-manager or any other selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any benefit plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a benefit plan with respect to which any of the above persons is a fiduciary.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

Our board of directors has established an offering price per share of our common stock to be sold in our primary offering of $10.00 per share and an offering price for shares of common stock to be sold under our distribution reinvestment plan of $10.00 per share.

Commencing at the end of the calendar year after the first year that our board of directors has determined that our real estate portfolio has sufficiently stabilized for the purposes of a meaningful valuation, we will value and will continue to value our shares annually and shortly thereafter publish a NAV per share. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary or IRA custodian should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

As with any valuation methodology, the methodologies used to calculate our NAV will be based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different NAV per share of our common stock, and these differences could be significant. The NAV per share will not be audited and will not represent the fair value of our assets less the fair value of our liabilities according to GAAP. The NAV per share will not reflect a discount for the fact that we will have been externally managed, nor will it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The NAV per share also will not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of our swaps prior to expiration.

Accordingly, with respect to our NAV per share which becomes our updated offering price, we can give no assurance that:

●	a stockholder would ultimately realize distributions per share equal to NAV per share upon a sale of our company;

●	our shares of common stock would trade at our NAV value per share on a national securities exchange;

●	a third party would offer our NAV per share in an arm’s-length transaction to purchase all or substantially all of our shares of common stock;

●	another independent third-party appraiser or third-party valuation firm would agree with our NAV per share; or

●	the methodology used to determine our NAV per share would be acceptable for compliance with ERISA reporting requirements.

The value of our shares will fluctuate over time in response to developments related to the capital raised during our offering stage, future investments, the performance of individual assets in our portfolio and the management of those assets and the real estate and finance markets. Our board of directors generally anticipates that the NAV per share will be determined in the first quarter of each year, calculated as of the immediately preceding December 31 commencing after the first year that our board of directors has determined that our real estate portfolio has sufficiently stabilized for the purposes of a meaningful valuation.

In calculating NAV per share, our board of directors will estimate the value of our shares based on the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding. As a result, such NAV per share will be subject to the limitations discussed in the paragraph above.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of 10,000,000 shares of capital stock, of which 5,000,000 shares are designated as common stock with a par value of $0.001 per share, and 5,000,000 are designated as preferred stock with a par value of $0.001 per share. As of June 30, 2022, 130,613.77 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. As of June 30, 2022, we had 1,149 holders of record of our common stock. The Company does not have any equity compensation plans.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our common stock are entitled to receive such distributions as declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of shares of our common stock do not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor do holders of our shares of common stock have any preference, conversion, exchange, sinking fund, or appraisal rights. Our shares of common stock, when purchased and paid for and issued in accordance with the terms of the Offering Circular, will be legally issued, fully paid and non-assessable.

Our board of directors has authorized the issuance of shares of our capital stock with electronic certificates in so-called “PDF” format. Information regarding restrictions on the transferability of our shares appear on our share certificates.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval. A majority of our board of directors who do not have an interest in the transaction must approve any issuance of preferred stock. Our board is authorized by our charter to consult with company counsel or independent counsel at our expense before deciding whether to approve the issuance of preferred stock.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, our chief executive officer or upon the written request of common stockholders holding at least 10% of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of common stockholders holding at least 10% of the votes entitled to be cast stating the purpose of the special meeting, our secretary, within ten days of receipt of such request, will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days nor more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast on any matter at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. Under our charter, a majority of the shares entitled to vote and present in person or by proxy at a meeting of stockholders at which a quorum is present is required for the election of the directors at a meeting of stockholders called for that purpose. This means that, of the shares entitled to vote and present in person or by proxy, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to our board of directors. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of our board is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. Without the approval of a majority of the shares of common stock entitled to vote on the matter, our board of directors may not:

●	amend the charter to adversely affect the rights, preferences and privileges of the common stockholders;

●	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

●	cause our liquidation or dissolution after our initial investment;

●	sell all or substantially all of our assets other than in the ordinary course of business; or

●	cause our merger or reorganization.

While our stockholders do not have the ability to vote to select or replace our advisor or to select a new advisor, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors at any meeting of stockholders called expressly for the purpose of removing a director.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply to any period prior to the second year for which we elect to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if our board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions on transfer could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Maximum Purchase Requirements

Federal securities laws require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) maximum purchase amounts. These standards are described above at Federal and State Law Exemptions and Purchase Restrictions immediately following the Table of Contents of this Offering Circular. Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and you may not transfer your shares in a manner that causes you or your transferee to own more than the number of shares permitted to meet the maximum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and maximum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. All sales must also comply with applicable state and federal securities laws.

Distributions

While we are under no obligation to do so, we expect in the future to declare and pay distributions to our stockholders monthly in arrears; however, our board of directors may declare other periodic distributions as circumstances dictate. In order that stockholders may generally begin receiving distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates.

The board of directors of the Company has declared distributions based on daily record dates for the period October 1, 2021 through June 30, 2022 at a rate of $0.001780822 per share per day on the outstanding shares of the Company’s common stock, which the Company aggregates and pays on a monthly basis on the 10th day following the end of each month. Distributions were paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plans. The daily distribution rate of $0.001780822 per share of common stock reflects an annualized distribution rate of $0.65 per share, or 6.5% based upon the Company’s current share price of $10.00 per share. While the Company's board of directors is under no obligation to do so, the annualized basis return assumes that the board of directors will declare distributions in the future similar to the distributions disclosed herein.

Going forward, we expect our board of directors to continue to declare cash distributions based on daily record dates and to pay these distributions on a monthly basis, and after our offering to continue to declare stock distributions based on a single record date as of the end of the month and to pay these distributions on a monthly basis. Cash distributions will be determined by our board of directors based on our financial condition and such other factors as our board of directors deems relevant. Our board of directors has no pre-established percentage rate of return for stock distributions or cash distributions to stockholders. We have not established a minimum distribution or distribution level, and our charter does not require that we make distributions or distributions to our stockholders other than as necessary to meet IRS REIT qualification standards.

Generally, our policy is to pay distributions from operations. During our offering stage, when we raise capital more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not pay distributions solely from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need funds from operations during a particular period to fund capital expenditures and other expenses, we expect that, from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. Our advisor may elect, in its sole discretion, to defer, but not waive, fees and/or reimbursements to which it is otherwise entitled to fund some or all of our distributions. If we pay distributions from sources other than our funds from operations, we will have less funds available for investment in properties and other assets, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to U.S. federal income tax on the income that we distribute to our stockholders each year. See U.S. Federal Income Tax Considerations — Taxation of our REIT — Annual Distribution Requirements. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under our distribution reinvestment plan at a discount to fair market value, if any. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Market Information

Our common stock is not traded on any public trading market and we do not intend to list our common stock for trading on a stock exchange or other trading market. We have adopted a redemption plan designed to provide our stockholders with limited liquidity on an annual basis for their investment in our shares, which is discussed in greater detail below under “Share Repurchase Program”. We also have not agreed to register any shares of common stock under the Securities Act for sale by any security holders.

Inspection of Books and Records

As a part of our books and records, we maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares of common stock held by each of them. We will update this stockholder list at least quarterly and it is available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any common stockholder within ten days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/or board, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s shares or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may repurchase any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

●	a classified board,

●	a two-thirds vote requirement for removing a director,

●	a requirement that the number of directors be fixed only by vote of the directors,

●	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

●	a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. Our bylaws may be amended by our stockholders or our board of directors.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

●	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

●	a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

 In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in an Offering Circular used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets. We are prohibited from participating in any proposed Roll-up Transaction:

●	that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual reports, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;

●	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor had held in us;

●	in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this Offering Circular entitled “Description of Shares — Meetings and Special Voting Requirements;” or

●	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our common stockholders.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, while our distribution reinvestment plan is in effect, you may elect to have your dividends and other distributions reinvested in additional shares of our common stock, in lieu of receiving cash distributions.

The following discussion summarizes the principal terms of this plan. The full Distribution Reinvestment Plan is filed as an exhibit to this offering statement.

Eligibility

All of our common stockholders are eligible to participate in our distribution reinvestment plan; however, we may elect to deny your participation in our distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our distribution reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current Offering Circular or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See State Law Exemption and Purchase Restrictions (immediately following the Table of Contents) and the form of investment form and subscription agreement which are filed as an exhibit to this Offering Statement.

Election to Participate

You may elect to participate in our distribution reinvestment plan by completing the subscription agreement, an enrollment form or another approved form available from us. Your participation in our distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through our distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through written notice to us.

Stock Purchases

Shares will be purchased under our distribution reinvestment plan on the distribution payment dates. Participants in the distribution reinvestment plan may purchase fractional shares so that 100% of the distributions will be used to acquire shares.

Participants in the distribution reinvestment plan will acquire our common stock at a price per share equal to the price to acquire a share of our common stock in the primary offering

Account Statements

Your personal Elevate.Money investor dashboard will reflect confirmation of your purchases under our distribution reinvestment plan no less than monthly. Your confirmation will disclose the following information:

●	each distribution reinvested for your account during the period;

●	the date of the reinvestment;

●	the number and price of the shares purchased by you; and

●	the total number of shares in your account.

Use of Proceeds

We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes including, but not limited to, the following:

●	the repurchase of shares under our share repurchase program;

●	capital expenditures, tenant improvement costs and leasing costs related to our real estate properties;

●	reserves required by any financings of our real estate investments;

●	the acquisition of real estate investments; and

●	the repayment of debt.

We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares that you acquire through our distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our distribution reinvestment plan and are subject to U.S. federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount, if any. See U.S. Federal Income Tax Considerations — Taxation of Stockholders — Tax Consequences of Participation in Distribution Reinvestment Plan.

Termination of Participation

Once enrolled, you may continue to purchase shares under our distribution reinvestment plan until we have: sold all of the shares registered in this offering; terminated this offering; or terminated our distribution reinvestment plan. You may terminate your participation in our distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least fourteen business days prior to the last business day of the month to which the distribution relates; provided that, if we publicly announce in a filing with the SEC a new offering price under the distribution reinvestment plan, then a participant shall have no less than two business days after the date of such announcement to notify us in writing of a participant’s termination of participation in the distribution reinvestment plan and the participant’s termination will be effective for the next date shares are purchased under the distribution reinvestment plan. Any transfer of your shares will effect a termination of the participation of those shares in our distribution reinvestment plan. We will terminate your participation in our distribution reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate our distribution reinvestment plan for any reason at any time upon ten days’ notice to the participants. We may provide notice by including such information (a) in a current report or in a semi-annual report, all publicly filed with the SEC; or (b) in a separate mailing to the plan participants.

Share Repurchase Program

Our shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and we currently do not intend to list our shares. In order to provide our stockholders with some liquidity, we have adopted a share repurchase program that may enable you to sell your shares of common stock to us in limited circumstances. Stockholders may present for repurchase all or a portion of their shares to us in accordance with the procedures outlined herein.

Any stockholder in his/her/its unilateral discretion may submit shares for repurchase at any time within 90 days after the initial purchase of shares, and such shares will be repurchased at the price paid by the stockholder. If, as a result of a request for repurchase, a stockholder will own less than 10 shares of our common stock, we reserve the right to repurchase all of the shares owned by such stockholder.

Shares held for more than 90 days after they have been issued to the applicable stockholder may also be submitted for repurchase, except for shares acquired pursuant to our distribution reinvestment plan or our automatic investment program if the applicable stockholder has held their initial investment for at least 90 days. Upon such presentation, we may, subject to the conditions and limitations described below, repurchase the shares presented to us for cash to the extent we have sufficient funds available to us to fund such repurchase.

The share repurchase program provides that share repurchases may be funded by (a) distribution reinvestment proceeds, (b) the prior or future sale of shares, (c) indebtedness, including a line of credit and traditional mortgage financing, and (d) asset sales.

Repurchase Price

The prices at which we will repurchase shares are as follows:

●	For those shares held by the stockholder for more than 90 days but less than one year, 97% of the most recently published NAV or in the absence of a published NAV, $9.70 per share (which is equal to 97% of the $10.00 per share price in this offering);

●	For those shares held by the stockholder for at least one year but less than two years, 98% of the most recently published NAV or in the absence of a published NAV, $9.80 per share (which is equal to 98% of the $10.00 per share price in this offering);

●	For those shares held by the stockholder for at least two years but less than three years, 99% of the most recently published NAV or in the absence of a published NAV, $9.90 per share (which is equal to 99% of the $10.00 per share price in this offering); and

●	For those shares held by the stockholders for at least three years, 100% of the most recently published NAV, or in the absence of a published NAV, then $10.00 per share.

However, at any time we are engaged in an offering of shares, the price at which we will repurchase shares will never be greater than the applicable per-share offering price.

For purposes of determining the time period a stockholder has held each share, the time period begins as of the date the stockholder acquired the share. As described above, the shares owned by a stockholder may be repurchased at different prices depending on how long the stockholder has held each share submitted for repurchase.

We will update our NAV per share on an annual basis commencing at the end of the calendar year after the first year that our board of directors has determined that our investment portfolio has sufficiently stabilized for a meaningful NAV calculation. Our board of directors generally anticipates that our real estate portfolio will sufficiently stabilize for purposes of a meaningful valuation at the end of 2022 which is when we will have owned at least one property for a period of 12 months. In addition, we may update our NAV at any time between our annual calculations of NAV to reflect significant events that we have determined have had a material impact on NAV. We will report the NAV per share of our common stock (a) in a current report or in our annual or semi-annual reports, all publicly filed with the SEC, or (b) in a separate written notice to the stockholders. During our primary offering stage, we would also include this information in an Offering Circular supplement or post-effective amendment to the registration statement, as required under federal securities laws. We will also provide information about our NAV per share on our website (such information may be provided by means of a link to our public filings on the SEC’s website, www.sec.gov).

Limitations on Repurchase

There are several limitations on the number of shares we may repurchase under the share repurchase program:

●	We will only repurchase shares if, in the opinion of our board of directors, we have sufficient available cash with which to repurchase shares and at the same time maintain our then-current plan of operation.

●

To the extent our board of directors determines that we have sufficient available cash for redemptions, we intend to repurchase shares subject to the limit that:

●       during any 12-month period net redemptions will not exceed 20% of the weighted-average number of shares outstanding during the prior 12 months; and

●       the number of shares that may be repurchased in any given month is limited to 2% of the weighted average number of shares of common stock outstanding during the prior 12 months, not to exceed 5% in total for any three month period.

●	Shares repurchased within 30 days of purchase will not be considered as repurchases for purpose of the limitations imposed under the Share Repurchase Program.

●	We may not repurchase shares in an amount that would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

We may, but are not required to, use available cash not otherwise dedicated to a particular use to pay the repurchase price, including cash proceeds generated from the distribution reinvestment plan, securities offerings, operating cash flow not intended for distributions, borrowings and capital transactions, such as asset sales or refinancings. We cannot guarantee that we will have sufficient available cash to accommodate all repurchase requests made in any given month.

Procedures for Repurchase

Stockholders who wish to avail themselves of the share repurchase program must notify us by three business days before the end of the month for their shares to be repurchased by the third business day of the following month. Qualifying stockholders who desire to have their shares repurchased by us would have to give notice as provided on their personal on-line dashboard at www.elevate.money.

You may withdraw a previously made request to have your shares repurchased. Withdrawal request must also be received by our advisor at least three business days prior to the end of a month. We will repurchase shares on the third business day after the end of a month in which a request for repurchase was received and not withdrawn.

If, as a result of a request for repurchase, a stockholder will own less than 10 shares of our common stock, we reserve the right to repurchase all of the shares of common stock owned by such stockholder.

If we cannot repurchase all shares presented for repurchase in any month because of the limitations on repurchases set forth in our Share Repurchase Program, then we will honor repurchase requests on a pro rata basis, except that the Company, in its discretion, may pay shareholders to redeem 100 shares or less in whole (as opposed to pro rata), with any remaining funds available for repurchase purpose being allocated pro rata amongst the remaining shareholders seeking larger share redemptions.

In addition, if we do not completely satisfy a repurchase request on a repurchase date because we did not receive the request in time, because of the limitations on repurchases set forth in our share repurchase program or because of a suspension of the program, then we will treat the unsatisfied portion of the repurchase request as a new request for repurchase, unless the repurchase request is withdrawn, and such new request will be subject to the same limitations and treated the same as all other new repurchase requests. Any stockholder can withdraw a repurchase request by sending written notice to the program administrator, provided such notice is received at least three business days before the end of the month.

Amendment, Suspension or Termination of Program and Notice

Our board of directors may amend, suspend or terminate the program without stockholder approval upon 30 days’ notice, if our directors believe such action is in our and our stockholders’ best interests, or if they determine the funds otherwise available to fund our share repurchase program are needed for other purposes. We may provide notice by including such information (a) in a current report or in our annual or semi-annual reports, all publicly filed with the SEC, or (b) in a separate written notice to the stockholders. During our primary offering stage, we would also include this information in an Offering Circular supplement or post-effective amendment to the registration statement, as required under federal securities laws.

The repurchase program shall immediately terminate, without further action by the board of directors or any notice to our stockholders, if our shares are approved for listing on any national securities exchange or included for quotation in a national securities market or a secondary trading market for our shares otherwise develops.

Advisor Warrant Offering

The Company’s advisor, Elevate.Money, Inc., is conducting a private placement of warrants to purchase the advisor’s common stock (“Advisor Warrant Offering”) to certain investors with previous direct or indirect relationships with the advisor that have purchased at least $100,000 in common stock of the Company. Investors will be entitled to purchase warrants to purchase a proportional 0.1% interest in advisor for each $100,000 invested in the Company.

Because the Advisor Warrant Offering is being disclosed in materials used by the Company for the Regulation A offering of the Company’s common stock, the Advisor Warrant Offering is being conducted pursuant to Rule 506(c) of Regulation D of the Securities Act of 1934, and each investor must be a verified accredited investor as required for purposes of Rule 506(c). Other than the disclosures contained in the Company’s Regulation A filings, the advisor does not intend to engage in any other general solicitation with respect to the Advisor Warrant Offering. The material terms of the warrants will be set forth in the separate offering documents being used in the Advisor Warrant Offering.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of up to 5,000,000 shares of our common stock, currently priced at $10.00 per share, on a “best efforts” basis, with 4,500,000 shares being sold through the primary offering and 500,000 shares being sold through our distribution reinvestment plan. We intend to sell the shares to investors through Dalmore, our broker dealer of record, utilizing the Online Platform. This offering is being made on a “best efforts” basis, meaning that there is no underwriter or placement agent that has made a firm commitment or obligation to purchase any of the shares. The Company has engaged Dalmore to act as the broker-dealer of record in connection with this offering, but not for underwriting or placement agent services. To the extent that the Company’s officers and directors make any communications in connection with the offering, they intend to conduct such efforts in accordance with an exemption from registration as a broker-dealer contained in Rule 3a4-1 under the Exchange Act. There is no minimum offering amount, and upon acceptance of subscriptions, we will immediately use the proceeds for the purposes described in this Offering Circular. We reserve the right to reallocate the shares offered between our primary offering and our distribution reinvestment plan.

Our board of directors will adjust the offering price of the shares annually to our new NAV per share commencing effective December 31 of the year after the first year that the board of directors has determined that our real estate properties portfolio has sufficiently stabilized for the purposes of a meaningful valuation. Our board of directors generally anticipates that our real estate portfolio will sufficiently stabilize for purposes of a meaningful valuation at the end of 2022 which is when we will have owned at least one property for a period of 12 months. We may terminate this offering at any time, and we will provide that information in an Offering Circular supplement.

We expect to receive and communicate confidential information about individual investors and their accounts over the internet. We are responsible for the safety and confidentiality of customer information and investors’ funds. We take steps to safeguard customer data and customer assets and recognize our responsibility to maintain the most current safety and security measures in keeping with internet and financial transaction standards.

Offering Period

This offering is intended to to be continuously ongoing, subject to remaining compliant with the share sale limitations imposed by Regulation A+; however, we may terminate this offering at any time in the discretion of our board of directors.

Dealer Manager Compensation and Terms

On December 2, 2021, the Company entered into a broker-dealer agreement (the “Broker-Dealer Agreement”) with Dalmore, a broker-dealer registered with the Securities and Exchange Commission and a member of FINRA, to act as the broker-dealer of record for this offering. Pursuant to the Broker-Dealer Agreement, Dalmore’s role in the offering is limited to serving as the broker-dealer of record, including processing transactions of potential investors and providing investor qualification recommendations (e.g., “Know Your Customer” and anti-money-laundering checks) and coordinating with third-party providers to ensure adequate review and compliance. Dalmore will have access to the subscription information provided by potential investors and will process transactions by potential investors through the Online Platform. Dalmore will not solicit any potential investors on the Company’s behalf, act as underwriter or provide investment advice or investment recommendations to any potential investor.

As compensation, the Company has agreed to pay Dalmore services compensation on a monthly basis equal to: (i) 1% of the first $5,000,000 raised in the Offering for the subject month, (ii) 0.75% for the next $2,500,000 raised in the offering for the subject month, (iii) 0.50% for the next $2,500,000 raised in the offering for the subject month, and (iv) 0.25% of any additional funds raised in excess of $10,000,000 in the offering for the subject month. In addition, the Company has paid Dalmore a one-time advance. set-up fee of $5,000 (the “Advance”) to cover reasonable out-of-pocket accountable expenses anticipated to be incurred by Dalmore, including, among other things, preparing the FINRA filing for the offering. In addition, the Company paid a one-time $20,000 consulting fee to Dalmore.

North Capital Private Securities Corporation (“North Capital”), a registered broker-dealer and our former broker-dealer of record, will continue to provide us with certain escrow and technology services in furtherance of this offering. We have paid North Capital Investment Technology, the parent company of North Capital, an installation and set-up fee of $5,000 and a monthly administrative fee of $1,000 for technology tools to facilitate the offering of securities. These technology fees are capped at $100,000. In addition, North Capital, as Escrow Agent, is entitled to payment of: i) an escrow administration fee ($500 for setup), (ii) distribution fees ($10 per check; $25 per domestic wire; $45 per international wire), (iii) transaction costs ($100 for each additional escrow break), and (iv) reimbursement for out-of-pocket expenses. Services in addition to and not contemplated in the escrow agreement, including, but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary expenses and capped at $5,000.

As of December 31, 2021, the Company has paid North Capital for its services as Escrow Agent a total of $1,000, consisting of the $500 escrow administration fee in additional to multiple $100 escrow break fees. Services in addition to and not contemplated in this escrow agreement, including, but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary expenses and capped at $5,000.

Investors will not pay upfront selling commissions in connection with the purchase of our shares of common stock. No dealer manager fee will be paid with respect to shares of our common stock sold through our distribution reinvestment plan. We also will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our common stock.

The table below shows the estimated maximum compensation payable to our dealer manager and estimated organization and offering expenses in connection with this offering, including the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA. To show the maximum amount of compensation that may be paid in connection with this offering, this table assumes that (i) we sell all of the shares of common stock offered by this Offering Circular, (ii) no shares are sold pursuant to our distribution reinvestment plan, and (iii) the offering price per share remains $10.00.

Maximum Estimated Fees and Expenses at Maximum Offering of $50,000,000

Type of Compensation and Expenses	Maximum Amount	Percentage of Primary Offering
Underwriting Fees and Expenses
Broker-Dealer of Record fee (1)	$500,000	1%
Selling commissions (2)	$—	—%
Total underwriting costs	$500,000	1%

Organization and Offering Expenses (3)	$1,500,000	3%

(1)

Assumes that we sell  the maximum of 5,000,000 shares of common stock in the primary offering and no sales of shares in the distribution reinvestment plan. Investors will not pay upfront selling commissions in connection with the purchase of shares of our common stock. We also will not pay selling commissions to broker-dealers in connection with this offering. We will sell our shares of common stock to investors through Dalmore, our broker-dealer of record for this offering, utilizing the Online Platform. As compensation, the Company has agreed to pay Dalmore services compensation equal to: (i) 1% of the first $5,000,000 raised in the offering during the subject month, (ii) 0.75% for the next $2,500,000 raised in the offering during the subject month, (iii) 0.50% for the next $2,500,000 raised in the offering during the subject month, and (iv) 0.25% of any additional funds raised in excess of $10,000,000 in the offering during the subject month. In addition, the Company has paid Dalmore a one-time advance. set-up fee of $5,000 (the “Advance”) to cover reasonable out-of-pocket accountable expenses anticipated to be incurred by Dalmore, including, among other things, preparing the FINRA filing for the offering. Dalmore will refund any fee related to the Advance to the extent it is not used. In addition, the Company paid a one-time $20,000 consulting fee to Dalmore.

North Capital, a registered broker-dealer and our former broker-dealer of record, will continue to provide us with certain escrow and technology services in furtherance of this offering. We have paid North Capital Investment Technology, the parent company of North Capital, an installation and set-up fee of $5,000 and a monthly administrative fee of $1,000 for technology tools to facilitate the offering of securities. These technology fees are capped at $100,000. In addition, North Capital, as Escrow Agent, is entitled to payment of: i) an escrow administration fee ($500 for setup), (ii) distribution fees ($10 per check; $25 per domestic wire; $45 per international wire), (iii) transaction costs ($100 for each additional escrow break), and (iv) reimbursement for out-of-pocket expenses. Services in addition to and not contemplated in the escrow agreement, including, but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary expenses and capped at $5,000.

(2)	We will not pay selling commissions to broker-dealers in connection with this offering, except to the extent described above.

(3)	Our advisor will pay all organization and offering expenses in connection with this offering. The organization and offering expense numbers shown above represent our estimates of expenses expected to be incurred in connection with this offering (other than dealer manager fees), including our actual legal, accounting, printing, marketing, advertising, filing fees, transfer agent costs and other accountable offering-related expenses, including but not limited to: (i) all marketing related costs and expenses; and (ii) facilities and technology costs, insurance expenses and other costs and expenses associated with this offering and marketing of our shares. The actual amount of organization and offering expenses we pay in connection with this offering will also vary based on the actual expenses we incur in connection with this offering. We will reimburse our advisor for these organization and offering costs and future organization and offering costs it may incur on our behalf on a monthly basis. After the termination of the primary offering, our advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur and for which our advisor has been reimbursed exceed 3% of our gross offering proceeds from the primary offering and the distribution reinvestment plan. See “Compensation” for a description of additional fees and expenses that we will pay our advisor.

We have agreed to indemnify our dealer manager against certain liabilities, including liabilities under the Securities Act or the Exchange Act, that arise out of material misstatements and omissions contained in this Offering Circular, other sales material used in connection with this offer or filings made to qualify this offering with individual states, any breaches by us of the dealer manager agreement between us and our dealer manager or any failure by us to comply with applicable FINRA and SEC rules. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

Subscription Procedures

You must initially purchase at least 10 shares of our common stock to participate in this offering. If you have satisfied the applicable minimum purchase requirement, there is no minimum purchase required to purchase additional shares in this offering, including pursuant to our distribution reinvestment plan. To purchase shares in this offering, you must complete and sign an investor form and subscription agreement for a specific number of shares and pay for the shares at the time of your subscription. All of this can be done on-line at www.elevate.money, and we encourage you to do so.

Our dealer manager has the responsibility to make every reasonable effort to determine whether the investor is a U.S. Person and whether a purchase of shares of our common stock is appropriate for the investor and that the minimum income and net worth standards established for this offering are met. See State Law Exemption and Purchase Restrictions immediately following the Table of Contents. In making this determination, our dealer manager will rely on relevant information provided by the investors, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that our dealer manager will be responsible for determining suitability.

Subscriptions will be effective only upon Dalmore’s review and our acceptance, and we reserve the right to reject any subscription in whole or in part. Following Dalmore’s approval of the subscription agreement, we will submit a subscriber(s) form of payment in compliance with Rule 15c2-4 of the Exchange Act. A subscriber’s form of payment will be deposited within two business days following receipt into a segregated bank account for all investors’ funds. You will receive a confirmation of your purchase via email. We admit stockholders every business day.

We and our dealer manager will maintain the records used to determine that our shares are a suitable investment for you for at least six years. You have the right to rescind your purchase and receive a return of your investment without interest for up to five business days after your subscription was accepted. Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form on their personal dashboard at www.elevate.money. The minimum periodic investment is $50 per month. If you elect to participate in both the automatic investment program and our distribution reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to our distribution reinvestment plan. For a discussion of our distribution reinvestment plan, see “Description of Shares — Distribution Reinvestment Plan”.

You will receive a confirmation of your purchases under the automatic investment program monthly. The confirmation will disclose the following information:

●	the amount invested for your account during the period;
●	the date of the investment; and
●	the number and price of the shares purchased by you.

You may terminate your participation in the automatic investment program at any time by providing us with notice on your personal dashboard at www.elevate.money. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current Offering Circular or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See “State Law Exemption and Purchase Restrictions” immediately following the Table of Contents.

State Law Exemption and Offerings to “Qualified Purchasers”

Our common stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our common stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our common stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our common stock is being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

SUPPLEMENTAL SALES MATERIAL

In addition to this Offering Circular, we may utilize additional sales materials in connection with this offering, although only when accompanied by or preceded by the delivery of this Offering Circular, including, in the context of electronic sales materials, a hyperlink to the Offering Circular. The supplemental sales material will not contain all of the information material to an investment decision and should only be reviewed after reading this Offering Circular. These supplemental sales materials may include:

●	“pay per click” advertisements on social media, and search engine internet websites

●	electronic correspondence transmitting the Offering Circular;

●	electronic brochures containing a summary description of this offering;

●	electronic fact sheets describing the general nature of our REIT and our investment objectives;

●	electronic flyers describing our recent acquisitions;

●	online investor presentations;

●	website material;

●	electronic media presentations;

●	any of the above in professionally printed format;

●	client seminars and seminar advertisements and invitations; and

●	third party industry-related article reprints.

All of the foregoing material will be prepared by us with the exception of the third-party article reprints. All sales materials will comply with applicable state laws and regulations. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this Offering Circular. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this Offering Circular, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this Offering Circular or the registration statement of which this Offering Circular is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by Buchalter, A Professional Corporation, Los Angeles, CA.

EXPERTS

The balance sheets as of December 31, 2021 and 2020 and related notes to the financial statements of Elevate.Money REIT I, Inc. included in this Offering Circular dated August 11, 2022, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as set forth in their report dated May 2, 2022 thereon, and included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This Offering Circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we became subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. This offering statement is, and any of these future filings with the SEC will be, available to the public free of charge over the Internet at our website at www.elevate.money or through the SEC’s website at www.sec.gov. These filings are available promptly after we file them with, or furnish them to, the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

ELEVATE.MONEY REIT I, INC.
4600 Campus Drive

Suite 201

Newport Beach, California 92660

www.elevate.money

108

ELEVATE.MONEY REIT I, INC.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Elevate.Money REIT I, Inc.

Opinion

We have audited the financial statements of Elevate.Money REIT I, Inc. (the Company), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations, stockholders' equity and cash flows for year ended December 31, 2021 and the period from June 22, 2020 (inception) to December 31, 2020, and the related notes to the financial statements (collectively the "financial statements").

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from June 22, 2020 (inception) to December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors' Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control-related matters that we identified during the audit.

/S/ BAKER TILLY US, LLP

Irvine, California

May 2, 2022

ELEVATE.MONEY REIT I, INC.
Balance Sheets

	December 31, 2021	December 31, 2020
ASSETS
Investment in real estate
Land	$742,010	$-
Building	1,073,899	-
Tenant improvements and other capitalized costs	276,815	-
Total investment in real estate	2,092,724	-
Accumulated depreciation and amortization	(28,414)	-
Total investment in real estate, net	2,064,310	-

Cash	66,598	1,000
Receivable from tenant	45,454	-
Stock subscriptions held in escrow	114,952	-
Prepaid expenses and other assets	8,804	-
Total Assets	$2,300,118	$1,000

LIABILITIES
Mortgage note payable, net	$1,317,913	$-
Accounts payable and accrued liabilities	55,578	-
Unsecured line of credit – related party	335,602	-
Total Liabilities	1,709,093	-

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of December 31, 2021 and 2020	-	-
Common stock, $0.001 par value, 5,000,000 shares authorized, 54,200 and 100 issued and outstanding as of December 31, 2021 and 2020, respectively	54	1
Common stock subscribed, 11,495 and zero shares as of December 31, 2021 and 2020, respectively	114,952	-
Additional paid-in-capital, net	518,769	999
Cumulative dividends and net losses	(42,750)	-
Total Stockholders’ Equity	591,025	1,000

Total Liabilities and Stockholders’ Equity	$2,300,118	$1,000

The accompanying notes are an integral part of these financial statements.

ELEVATE.MONEY REIT I, INC.
Statements of Operations

	For the Year Ended December 31, 2021	For the Period from June 22, 2020 (inception) to December 31, 2020
REVENUE

Rental Income	$79,985	$-

EXPENSES

Management fees paid to related party	8,333	-
General and administrative	5,592	-
Depreciation and amortization	28,414	-
Interest expense	56,306	-
Property taxes	17,794	-
Total Expenses	116,439	-

Net Loss	$(36,454)	$-

Net loss per share, basic and diluted	$(2.38)	$-
Weighted average number of common shares outstanding, basic and diluted	15,374	100

The accompanying notes are an integral part of these financial statements.

ELEVATE.MONEY REIT I, Inc.
Statements of Stockholders’ Equity
For the Year Ended December 31, 2021 and
for the Period from June 22, 2020 (inception) to December 31, 2020

	Common Stock		Common Stock Subscribed		Additional	Cumulative Dividends	Total
	Shares	Amount	Shares	Amount	Paid-in- Capital	and Net Losses	Stockholders’ Equity
Balance, June 22, 2020 (inception)	-	$-	-	$-	$-	$-	$-
Issuance of common stock	100	1	-	-	999	-	1,000
Net loss	-	-	-	-	-	-	-
Balance, December 31, 2020	100	1	-	-	999	-	1,000
Issuance of common stock	53,619	53	-	-	536,139	-	536,192
Common stock subscribed	-	-	11,495	114,952	-	-	114,952
Offering costs	-	-	-	-	(23,179)	-	(23,179)
Dividends declared	-	-	-	-	-	(6,296)	(6,296)
Dividends reinvested	621	1	-	-	6,212	-	6,213
Repurchases of common stock	(140)	(1)	-	-	(1,402)	-	(1,403)
Net loss	-	-	-	-	-	(36,454)	(36,454)
Balance, December 31, 2021	54,200	$54	11,495	$114,952	$518,769	$(42,750)	$591,025

The accompanying notes are an integral part of these financial statements.

ELEVATE.MONEY REIT I, Inc.
Statements of Cash Flows
For the Year Ended December 31, 2021 and
for the Period from June 22, 2020 (Inception) to December 31, 2020

	For the Year Ended December 31, 2021	For the Period from June 22,2020 (inception) to December 31, 2020
Cash Flows from Operating Activities
Net loss	$(36,454)	$-
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,414	-
Amortization of deferred financing costs	11,044	-
Changes in operating assets and liabilities:
Increase in receivable from tenant	(45,454)	-
Increase in prepaid expenses and other assets	(1,804)	-
Increase in accounts payable and accrued liabilities	55,578	-
Net cash provided by operating activities	11,324	-

Cash Flows from Investing Activities
Acquisition of real estate investments	(2,092,724)	-
Net cash used in investing activities	(2,092,724)	-

Cash Flows from Financing Activities
Proceeds from draw on unsecured line of credit from related party	867,602	-
Repayments on line of credit from related party	(532,000)	-
Proceeds from mortgage note payable	1,340,000	-
Payments of deferred financing costs	(33,131)	-
Proceeds from issuance of common stock	536,192	1,000
Dividends paid to common stockholders	(83)	-
Offering costs related to issuance of common stock	(23,179)	-
Repurchases of common stock	(1,403)	-
Refundable loan deposit	(7,000)	-
Net cash provided by financing activities	2,146,998	1,000

Total increase in cash	65,598	1,000
Cash at beginning of period	1,000	-
Cash at end of period	$66,598	$1,000
Supplemental Disclosure of Cash Flow Information:
Interest paid	$32,048	$-
Supplemental Schedule of Noncash Investing and Financing Activities:
Stock subscriptions received for shares not yet issued	$114,952	$-
Reinvested dividends from common stockholders	$6,213	$-

The accompanying notes are an integral part of these financial statements.

ELEVATE.MONEY REIT I, INC.

Notes to Financial Statements

December 31, 2021 and 2020

NOTE 1. BUSINESS AND ORGANIZATION

Elevate.Money REIT I, Inc., formerly known as, Escalate Wealth REIT I, Inc. (the “Company”), was incorporated on June 22, 2020 under the laws of the State of Maryland. The Company intends to qualify as a real estate investment trust (REIT) as of the year ended December 31, 2022, with authority to issue 10,000,000 shares of stock, consisting of 5,000,000 shares of preferred stock, $0.001 par value per share, and 5,000,000 shares of common stock, $0.001 par value share. The minimum initial investment by any investor is 10 shares ($100). The Company was formed to primarily invest, directly, in single tenant retail and commercial properties. The Company’s overall objective is to invest in real estate assets with a long-term view towards making regular cash dividends and generating capital appreciation.

On July 31, 2020, the Company filed an offering statement with the Securities and Exchange Commission (the “SEC”) pursuant to Regulation A under the Securities Act, also known as “Reg A+” to publicly offer 10,000,000 shares of its common stock for a price equal to $10 per share (the “Offering”). The Company obtained its notice of qualification from the SEC on October 15, 2020 and commenced selling shares of its common stock in September 2021.

The Company is externally managed by Elevate.Money, Inc. (its “Advisor”). The Company and its Advisor have engaged Lalutosh Real Estate, LLC (“LRE”), an affiliate of the Advisor, to provide real estate brokerage services. The sole member of LRE is the Advisor, Elevate.Money, Inc. See Note 7 for additional information on the Company’s advisory agreement and real estate services agreement.

NOTE 2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC. The financial statements include all the accounts of the Company. All significant intercompany balances and transactions are eliminated in consolidation.

The financial statements and accompanying notes are the representations of the Company’s management, which is responsible for their integrity and objectivity. In the opinion of the Company’s management, the financial statements reflect all adjustments, which are normal and recurring in nature, necessary for fair financial statement presentation. The preparation of the financial statements and accompanying notes thereto in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in these financial statements and disclosures. Actual results could differ from those estimates.

Revenue Recognition

The Company accounts for revenue in accordance with FASB Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU No. 2014-09”), which includes revenue generated by sales of real estate, other operating income and tenant reimbursements for substantial services earned at the Company’s properties. Such revenues are recognized when the services are provided and the performance obligations are satisfied. Tenant reimbursements, consisting of amounts due from tenants for common area maintenance, property taxes and other recoverable costs, are recognized in rental income subsequent to the adoption of Topic 842, as discussed below, in the period the recoverable costs are incurred. Tenant reimbursements, for which the Company pays the associated costs directly to third-party vendors and is reimbursed by the tenants, are recognized and recorded on a gross basis.

The Company accounts for leases (determined to be operating leases) in accordance with FASB ASU No. 2016-02 “Leases (Topic 842)” and the related FASB ASU Nos. 2018-10, 2018-11, 2018-20 and 2019-01, which provide practical expedients, technical corrections and improvements for certain aspects of ASU 2016-02 (collectively “Topic 842”). Topic 842 established a single comprehensive model for entities to use in accounting for leases. Topic 842 applies to all entities that enter into leases. Lessees are required to report assets and liabilities that arise from leases. Lessor accounting has largely remained unchanged; however, certain refinements are made to conform with revenue recognition guidance, specifically related to the allocation and recognition of contract consideration earned from lease and non-lease revenue components. Topic 842 impacts the Company’s accounting for leases primarily as a lessor. Topic 842 also impacts the Company’s accounting as a lessee; however, such impact is not considered material.

As a lessor, the Company’s lease with its tenant provides for the lease of a real estate property, as well as common area maintenance, property taxes and other recoverable costs. Tenant reimbursements of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the expenses are incurred.

For the year ended December 31, 2021 and the period from June 22, 2020 (inception) to December 31, 2020, tenant reimbursements included in rental income amounted to $20,882 and $0, respectively.

The Company recognizes rental income from its tenant under the operating lease on a cash basis, which approximates the straight-line basis over the current noncancelable term of the lease when collectability of such amounts is reasonably assured. Assurance that the tenant, Family Dollar, will exercise future lease renewal options is likely, but uncertain.

Bad Debts and Allowances for Tenant Rent Receivables

The Company evaluates the collectability of rents and other receivables on a regular basis based on factors including, among others, payment history, credit rating, the asset type, and current economic conditions. If the Company’s evaluation of these factors indicates it may not recover the full value of the receivable, it provides an allowance against the portion of the receivable that it estimates may not be recovered. This analysis requires the Company to determine whether there are factors indicating a receivable may not be fully collectible and to estimate the amount of the receivable that may not be collected.

The Company’s determination of the adequacy of its allowances for tenant receivables includes a binary assessment of whether or not the amounts due under a tenant’s lease agreement are probable of collection. For such amounts that are deemed probable of collection, revenue continues to be recorded on a straight-line basis over the lease term. For such amounts that are deemed not probable of collection, revenue is recorded as the lesser of (i) the amount which would be recognized on a straight-line basis or (ii) cash that has been received from the tenant, with any tenant and deferred rent receivable balances charged as a direct write-off against rental income in the period of the change in the collectability determination. In addition, for tenant and deferred rent receivables deemed probable of collection, the Company also may record an allowance under other authoritative GAAP depending upon the Company’s evaluation of the individual receivables, specific credit enhancements, current economic conditions, and other relevant factors. Such allowances are recorded as increases or decreases through rental income in the Company’s statements of operations. No allowance was provided during the year ended December 31, 2021 and for the period from June 22, 2020 (inception) to December 31, 2020.

Income Taxes

We were organized and intend to operate so as to qualify for taxation as a REIT under the Internal Revenue Code, as amended. Our qualification and taxation as a REIT depends upon our ability (through historical annual operating results, asset diversification, distribution of our taxable income to stockholders, and diversity of ownership of our common stock) to meet numerous requirements established under highly technical and complex income tax provisions, which are subject to interpretation and change, sometimes with retroactive effect.

If we fail to qualify as a REIT in any fiscal year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Moreover, unless we are entitled to relief under specific statutory provisions, we would also be disqualified as a REIT for four taxable years following the year in which our REIT qualification was lost.

The Company intends, although is not legally obligated, to make regular monthly distributions to holders of its shares at least at the level required to maintain REIT status unless the results of operations, general financial condition, general economic conditions or other factors inhibits the Company from doing so. Distributions are authorized at the discretion of Company’s board of directors, which is directed, in substantial part, by its obligations to cause the Company to comply with the REIT requirements of the Internal Revenue Code.

The REIT must pass these four tests annually in order to retain its special tax status:

1.       Distribution test. The REIT must distribute at least 90 percent of its annual taxable income, excluding capital gains, as dividends to its stockholders.

2.       Assets test. The REIT must have at least 75 percent of its assets invested in real estate, mortgage loans, shares in other REITs, cash, or government securities.

3.       Income test. The REIT must derive at least 75 percent of its gross income from rents, mortgage interest, or gains from the sale of real property, and at least 95 percent must come from these sources, together with dividends, interest and gains on securities sales.

4.       Stockholders test. The REIT must have at least 100 stockholders and must have less than 50 percent of its outstanding shares concentrated in the hands of five or fewer individuals.

The Company failed to qualify as a REIT in 2021 because more than 50% of the Company’s outstanding shares are owned by five or fewer individuals (‘closely held”). As such, its income will be taxed at regular corporate rates. However, if in 2022, the Company is not “closely held”, it can still make the REIT election for 2021, assuming all the other requirements are met. In short, the “closely held” rule is disregarded for the first tax year in which a REIT election is made.

There is no provision for income taxes in the statements of operations since the Company had a taxable loss in 2021 and no income in 2020. The minimum franchise tax of $800 is included in general and administrative expense in 2021. The differences between book loss and taxable loss primarily relate to lower deductions for depreciation and deferred financing costs. Consequently, the Company’s tax loss is lower in 2021. Given the Company’s loss position, the immaterial net deferred tax assets, and its intent to qualify as a REIT in subsequent periods, the Company has decided to fully reserve its net deferred tax assets.

The Company has concluded that there are no other significant uncertain tax positions requiring recognition in its financial statements. The Company has not been assessed material interest or penalties by any major tax jurisdictions. The Company’s evaluations were performed for the tax years ended December 31, 2021 and 2020. As of December 31, 2021, the returns for calendar year 2020 remain subject to examination by the IRS.

Other Comprehensive Loss

For the year ended December 31, 2021 and the period from June 22, 2020 (inception) to December 31, 2020, other comprehensive loss is the same as net loss.

Per Share Data

The Company reports a dual presentation of basic earnings per share (“Basic EPS”) and diluted earnings per share (“Diluted EPS”). Basic EPS excludes dilution and is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted EPS uses the treasury stock method or the if-converted method, where applicable, to compute for the potential dilution that would occur if dilutive securities or commitments to issue common stock were exercised.

Diluted EPS is the same as Basic EPS for the year ended December 31, 2021 and for the period from June 22, 2020 (Inception) to December 31, 2020 as the Company had no dilutive securities or commitments issued.

Fair Value Measurements and Disclosures

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an existing price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy, which is based on three levels of inputs, the first two of which are considered observable and the last unobservable, that may be used to measure fair value, is as follows:

Level 1: quoted prices in active markets for identical assets or liabilities;

Level 2: inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value for certain financial instruments is derived using valuation techniques that involve significant management judgment. The price transparency of financial instruments is a key determinant of the degree of judgment involved in determining the fair value of the Company’s financial instruments. Financial instruments for which actively quoted prices or pricing parameters are available and for which markets contain orderly transactions will generally have a higher degree of price transparency than financial instruments for which markets are inactive or consist of non-orderly trades. The Company evaluates several factors when determining if a market is inactive or when market transactions are not orderly. The following is a summary of the methods and assumptions used by management in estimating the fair value of each class of financial instrument for which it is practicable to estimate the fair value:

Cash: receivable from tenant; stock subscriptions held in escrow, prepaid expenses and other assets; and accounts payable and accrued liabilities; approximate their fair values due to the short maturities of these items.

Mortgage notes payable: The fair value of the Company’s mortgage notes payable is estimated using a discounted cash flow analysis based on management’s estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral and other credit enhancements. Additionally, when determining the fair value of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available, the Company measures fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach. The Company classifies these inputs as Level 3 inputs.

Related party transactions: We have concluded that it is not practical to determine the estimated fair value of related party transactions. Disclosure rules for fair value measurements require that for financial instruments for which it is not practicable to estimate fair value, information pertinent to those instruments be disclosed. Further information as to these financial instruments with related parties is included in Note 7 to our financial statements in this Offering Statement.

GAAP has concluded that transactions involving related parties cannot be presumed to be carried out on an arm’s length-basis, as the requisite conditions of competitive, free-market dealings may not exist. Therefore, in the opinion of management, the fair value of the related party line of credit cannot be readily estimated, as the transaction is with a related party. Other information about related-party transactions are provided, where applicable, elsewhere in these notes of the financial statements.

Cash

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. The Company does not have any cash equivalents as of December 31, 2021 and 2020. Cash is stated at cost, which approximates fair value. The Company’s cash balance may exceed federally insurable limits. The Company mitigates this risk by depositing funds with major financial institutions; however, these cash balances could be impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets.

Investment in Real Estate

Valuation

The Company records acquisitions that meet the definition of a business as a business combination. If the acquisition does not meet the definition of a business, the Company records the acquisition as an asset acquisition. Under both methods, all assets acquired and liabilities assumed are measured based on their acquisition-date fair values. There was only one real estate acquisition during the year ended December 31, 2021 which was treated as an asset acquisition. There were no real estate acquisitions during the period from June 22, 2020 (inception) to December 31, 2020. Transaction costs that are related to a business combination are charged to expense as incurred. Transaction costs that are related to an asset acquisition are capitalized upon purchase of the related asset.

The Company assesses the acquisition date fair values of all tangible assets, identifiable intangibles, and assumed liabilities using methods similar to those used by independent appraisers, generally utilizing a discounted cash flow analysis that applies appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors, including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it were vacant.

The Company estimates the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, the Company generally includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease up periods. The Company amortizes the value of tenant origination and absorption costs to depreciation and amortization expense over the remaining term of the respective lease.

Depreciation and Amortization

Real estate costs related to the acquisition and improvement of properties are capitalized and depreciated or amortized over the expected useful life of the asset on a straight-line basis. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset and are expensed as incurred. Significant replacements and betterments are capitalized. We anticipate the estimated useful lives of our assets by class to be generally as follows:

•	Building	40 years
•	Site improvements	Shorter of 15 years or remaining lease term, 5 years
•	Tenant improvements	Shorter of 15 years or remaining lease term, 5 years

Depreciation expenses for the years ended December 31, 2021 and for the period from June 22, 2020 (inception) to December 31, 2020 were $28,414 and $0, respectively.

Impairment of Investment in Real Estate

We regularly monitor events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, management assesses whether the carrying value of the assets will be recovered through the future undiscounted operating cash flows expected from the use of and eventual disposition of the property. If, based on the analysis, we do not believe that we will be able to recover the carrying value of the asset, we will record an impairment charge to the extent the carrying value exceeds the estimated fair value of the asset.

No impairment charges were recorded for the year ended December 31, 2021 and the period from June 22, 2020 (inception) to December 31, 2020.

Leasing Costs

We account for leasing costs under Topic 842. Initial direct costs would include only those costs that are incremental to the lease arrangement and would not have been incurred if the lease had not been obtained. We charge to expense internal leasing costs and third-party legal leasing costs as incurred. These expenses are included in general and administrative expense in our statements of operations.

Deferred Financing Costs

Deferred financing costs represent mortgage loan issuance fees, legal fees, and other third-party costs associated with obtaining financing and are presented on the Company's balance sheet as a direct deduction from the carrying value of the associated mortgage note. These costs are amortized to interest expense over the term of the mortgage loan using the effective interest method. Unamortized deferred financing costs are generally expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financing transactions that do not close are expensed in the period in which it is determined that the financing will not close.

Square Footage and Other Measures

Square footage and other measures used to describe real estate investments included in the notes to the financial statements are presented on an unaudited basis.

Recent Accounting Pronouncements

Management has reviewed all recent accounting pronouncements issued to the date of the issuance of the financial statements, and does not believe any of these pronouncements have a material impact on the Company’s financial statements.

NOTE 3. INVESTMENT IN REAL ESTATE

On July 29, 2021, the Company acquired a real estate property consisting of one building located on one parcel of land with an aggregate net rentable space of approximately 8,320 square feet located in Fort Worth, Texas (the “Family Dollar Fort Worth Property”). The contractual purchase price of the Family Dollar Fort Worth Property was $2,000,000 plus closing costs. The Company funded the purchase of the Family Dollar Fort Worth Property with proceeds from sales of common stock, and a $1,340,000 mortgage secured by such property, and a draw on the Company’s unsecured line of credit from its Advisor, as discussed below.

Operating Lease

The Family Dollar Fort Worth Property lease is guaranteed (including extensions) by Dollar Tree, Inc., the parent entity of the tenant, and has a term that expires June 30, 2026 with four 5-year options for renewal.

As of December 31, 2021, the future minimum contractual rent payments due under this lease, subsequent to December 31, 2021, are as follows:

2022	$140,036
2023	140,036
2024	140,036
2025	140,036
2026	70,018
$630,162

Included in tenant improvements and other capitalized costs on the accompanying balance sheet are capitalized leasing costs of $68,694, which are being amortized over 5 years

Revenue Concentration

The Company’s revenue from the Family Dollar Fort Worth Property represented 100% of total revenues for the year ended December 31, 2021.

Asset Concentration

The Company’s asset concentration (greater than 10% of total assets) from the Family Dollar Fort Worth Property represented 90% of total assets as of December 31, 2021.

NOTE 4. MORTGAGE NOTE PAYABLE

On July 29, 2021, the Company obtained a $1,340,000 mortgage loan from Dew Claw, LLC, an unaffiliated lender. The loan is due on August 1, 2022, with one 6-month extension (the “Loan”). The Loan bears annual interest at a fixed rate of 8%, with interest only payments at 7% until maturity, payable monthly, and is guaranteed by the Company’s CEO, Harold Hofer. This Loan was refinanced in April 2022 (See Note 9 for additional information).

The Company incurred deferred financing costs of $33,131 in connection with obtaining the Loan. The carrying value of the loan approximates fair value due to its short-term nature.

NOTE 5. UNSECURED LINE OF CREDIT – RELATED PARTY

On March 21, 2021, the Company entered into a revolving unsecured line of credit facility the (“Line of Credit”) with its Advisor to fund real property acquisitions. The Advisor has waived its rights to interest under the line of credit through December 31, 2021. The unsecured line of credit allows for a maximum principal balance of $1,000,000 and bears interest at 6%. The maturity date of the revolving line was extended from March 11, 2022, to March 11, 2023 (See Note 9 for additional information). The Company intends to repay such facility with proceeds from sale of common stock or mortgage proceeds secured by its real property holdings.

During 2021 the Company drew $867,602 on the Line of Credit to fund expenses associated with the acquisition of the Family Dollar Fort Worth Property and repaid $532,000, leaving a balance at December 31, 2021 of $335,602.

NOTE 6. STOCKHOLDERS’ EQUITY

The Company is selling its shares through a Tier II offering pursuant to Regulation A under the Securities Act, also known as “Reg A+” over the Elevate.Money internet platform. The minimum initial investment by an investor is 10 shares at a purchase price of $10 per share ($100). 4,500,000 shares are being offered through the Offering and 500,000 shares are being offered through the Company’s dividend reinvestment plan. The Company reserves the right to reallocate the shares of common stock it is offering between the Offering and its dividend reinvestment plan. The maximum amount that can be raised in the Offering is $50,000,000.

As of December 31, 2021 and 2020, the Advisor owned 100 shares of the Company’s common stock for which it paid $1,000 at the $10 per share offering price, and common stock and additional paid in capital balances were $1 and $999, respectively. The Company’s executive officers and board members, and their affiliates, and its Advisor and its affiliates, may purchase shares of common stock at the same price and terms as other investors.

The Company is not registered as an investment company under the Investment Company Act of 1940, as amended.

Common Stock - Voting Rights

The stockholders will be entitled to one vote for each share. The stockholders are entitled to vote on certain matters, including, but not limited to, the following: (i) the amendment or modification of the articles of incorporation, (ii) the amendment or repeal of the bylaws, (iii) the removal of a director, and (iv) termination of our status as a REIT (after we have qualified for REIT status). The stockholders do not have cumulative voting rights in the election of directors.

Preferred Stock

The Board of Directors authorized the Company to issue up to 5,000,000 shares of preferred stock in one or more classes or without approval of its common stockholders. The Company’s Board of Directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. The Company’s Board of Directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval. A majority of its Board of Directors, who do not have an interest in the transaction, must approve any issuance of preferred stock. The Company’s Board of Directors is authorized by its charter to consult with Company counsel or independent counsel at the Company’s expense before deciding whether to approve the issuance of preferred stock.

Dividends

The Company paid dividends based on daily record dates for the period September 2, 2021 through December 31, 2021 at a rate of $0.001780822 per share per day on the outstanding shares of the Company’s common stock, which the Company aggregates and pays on a monthly basis on the 10th day following the end of each month. Dividends are paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s dividend reinvestment plans, as discussed below. The daily dividend rate of $0.001780822 per share of common stock reflects an annualized dividend rate of $0.65 per share, or 6.5% based upon the Company’s current share price of $10 per share. While the Company’s Board of Directors is under no obligation to do so, the annualized basis return assumes that the Board of Directors will declare dividends in the future similar to the dividends disclosed herein.

Ownership, Transfer Limitations, and Reporting Requirements

When the Company qualifies as a REIT, and except as otherwise provided in the Company’s charter, no person (as defined in the articles of incorporation) may own in excess of 9.8% of the outstanding shares. The articles of incorporation contain various restrictions on the investors’ ability to transfer shares. These restrictions are necessary to ensure that the Company remains qualified as a REIT once elected. For instance, the investor will not be able to transfer shares if, after giving effect to the transfer, the Company would have fewer than 100 stockholders. Additionally, the investor cannot transfer shares if, after giving effect to the transfer, the Company would fail to qualify as a REIT by reason of being closely held. Additionally, should the investor own more than 5% of outstanding shares, or any lesser percentage as determined by the directors, the investor will be required to provide to the Company certain information concerning the ownership of shares.

No Preemptive Rights

Investors do not have any preemptive rights or any other preferential right of subscription for the purchase of any shares of any class or series or for the purchase of any securities convertible into shares of any class or series.

Dividend Reinvestment Plan

The Company has adopted a dividend reinvestment plan pursuant to which its common stockholders may elect to have all or a portion of their dividends reinvested in additional shares of our common stock in lieu of receiving cash dividends. No selling commissions or dealer manager fees will be paid on shares sold under the dividend reinvestment plan. Participants in the dividend reinvestment plan will acquire common stock at a price per share equal to $10 per share or, when determined by the Board of Directors, the most recently published net asset value, or “NAV,” per share. The Company may amend, suspend or terminate the dividend reinvestment plan for any reason at any time upon ten days’ notice to the participants.

Share Repurchase Program

The Company’s shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and it currently does not intend to list its shares. In order to provide its stockholders with some liquidity, it has adopted a share repurchase program that may enable them to sell their shares of common stock to the Company in limited circumstances. Stockholders have the ability to present for repurchase all or a portion of their shares to the Company in accordance with the procedures outlined in the share repurchase program. The share repurchase program currently provides that the number of shares that may be repurchased in any given month is limited to 2% of the weighted average number of shares of common stock outstanding during the prior 12 months, not to exceed 5% in total for any three-month period. Our board of directors may change terms of or suspend our share repurchase program at any time following notice to our stockholders. The number of shares repurchased in 2021 was 140 shares, for an aggregate purchase price of $1,403. No shares were repurchased during the period from June 22, 2020 (inception) to December 31, 2020.

Offering Sales Commissions and Fees

The Company initially sold shares of common stock to investors through North Capital Private Securities Corporation (“North Capital”), a registered broker-dealer, utilizing the Company’s online platform. In January 2022, the Company engaged the Dalmore Group to be the registered broker-dealer with North Capital continuing to provide escrow and technical services. This change is not expected to result in any significant change to the manner in which our Offering is conducted or change in the nature of our Company’s business or plan of operations or to the Offering.

For providing compliance services as the dealer manager for this offering, North Capital received a monthly fee equal to 1% of the purchase price of each share of common stock sold per month in Offering but did not receive any commissions or fees on shares sold under the dividend reinvestment plan. For all payments through December 31, 2021, the Company paid North Capital 1% of the purchase price of each share of common stock per month. The Company also paid North Capital an upfront $10,000 due diligence fee. In addition, the Company also paid North Capital Investment Technology, the parent company of North Capital, an installation and set-up fee of $5,000 and a monthly administrative fee of $1,000 for technology tools to facilitate the offering of securities. These technology fees are capped at $100,000.

The Advisor paid the Dalmore Group, $5,000 in 2021 for due diligence fees and has agreed to pay Dalmore services compensation calculated monthly equal to: (i) 1% of the first $5,000,000 raised in the Offering during the subject month, (ii) 0.75% for the next $2,500,000 raised in the Offering during the subject month, (iii) 0.50% for the next $2,500,000 raised in the Offering during the subject month, and (iv) 0.25% of any additional funds raised in excess of $10,000,000 in the Offering during the subject month.

NOTE 7. OTHER RELATED PARTY TRANSACTIONS

Harold Hofer, the Company’s Chief Executive Officer and Chief Financial Officer, and Sachin Jhangiani, the Company’s President and Secretary, are also officers and directors of the Company’s Advisor. Mr. Hofer also currently has a majority ownership interest in the Company’s Advisor, and LRE is the Advisor’s wholly owned subsidiary. Mr. Jhangiani also has an ownership interest in the Company’s Advisor.

Reimbursements, Fees and Subordinated Participation Fee

The Advisor and LRE, at their sole election, may waive and/or defer reimbursements and fees otherwise due to them. A waiver or deferral of any fees or reimbursements may increase the cash available to make dividends to the Company’s stockholders. However, deferral of such fees or reimbursements will also create a corresponding liability for the deferred payments which will reduce NAV for the period. During the year ended December 31, 2021, the Advisor waived reimbursements totaling $ 209,926 which included audit fees, SEC report filing costs, tax return fees and other administrative expenses.

Reimbursement of Organization and Offering

The Company will reimburse its Advisor actual organizational and offering expenses on a monthly basis with aggregate reimbursements not to exceed 3% of gross offering proceeds from the sale of its common stock, including dividend reinvestment proceeds but excluding upfront and deferred selling commissions and fees. Organization and offering expenses consist of the actual legal, accounting, printing, marketing, advertising, filing fees, any transfer agent costs and other accountable offering-related expenses, including but not limited to: (i) amounts to reimburse the Company’s Advisor and its affiliates for all marketing related and expenses; and (ii) facilities and technology costs, insurance expenses and other costs and expenses associated with the Offering and marketing of the Company’s common stock.

During the year ended December 31, 2021, the Company paid $16,205 in organization and offering reimbursements to its Advisor. No such reimbursements were paid to the Advisor for the period from June 22, 2020 (inception) to December 31, 2020.

Acquisition Fee

For each acquisition, the Company will pay LRE 3% of the cost of the investment. During 2021, the Company paid LRE $60,000 in connection with the acquisition of the Family Dollar Fort Worth property which was capitalized and included in the purchase price allocation. A majority of the directors, not otherwise interested in the transaction, may approve fees in excess of these limits, if they determine the transaction to be commercially competitive, fair and reasonable to the Company. No fees were paid in excess of these limits in during the year ended December 31, 2021 and the period ended December 31, 2020.

REIT Management Fee

The Company will pay its Advisor 0.04167% of total investment value of the assets monthly for managing the Company. For the year ended December 31, 2021, the Company paid its Advisor $4,167 for such management fees. No such fee was paid by the Company for the period from June 22, 2020 (inception) to December 31, 2020. For purposes of this fee, “total investment value” means, for any period, the aggregate book value of all our assets as of the end of the previous month, including assets invested, directly or indirectly, in properties, before depreciation or bad debts or other similar non-cash items.

Asset Management Fee

The Company will pay LRE 0.04167% of total investment value of the assets monthly for managing the Company’s assets. For the year ended December 31, 2021, the Company paid LRE $4,166. No such fee was paid by the Company for the period from June 22, 2020 (inception) to December 31, 2020. For purposes of this fee, “total investment value” means, for any period, the aggregate book value of all our assets as of the end of the previous month, including assets invested, directly or indirectly, in properties, before depreciation or bad debts or other similar non-cash items.

Financing Coordination Fee

Other than with respect to any mortgage or other financing related to a property concurrent with its acquisition, if LRE provides services in connection with the post-acquisition financing or refinancing of any debt that the Company obtains relative to properties or the REIT, the Company will pay LRE a financing coordination fee equal to 1% of the amount of such financing. No such fees were paid during the year ended December 31, 2021 or the period from June 22, 2020 (inception) to December 31, 2020.

Disposition Fee

For substantial assistance in connection with the sale of properties or other investments, the Company will pay LRE 3% of the contract sales price of each property or other investment sold by its Advisor or its affiliates. The disposition fees paid to LRE and unaffiliated third parties may not exceed 6% of the contract sales price. No such fees were paid during the year ended December 31, 2021 or the period from June 22, 2020 (inception) to December 31, 2020.

Subordinated Participation Fee

The Company will pay LRE a subordinated participation fee in each year that the Company’s stockholders have achieved at least a 6% cumulative, non-compounded return consisting of (i) cumulative dividends received plus (ii) capital appreciation on their shares measured by their purchase price for the shares and any increase in that amount as determined by the annual NAV calculation. The subordinated participation fee payable to LRE will be equal to 15% of any excess of (i) plus (ii) (from the prior sentence) after the Company’s stockholders have achieved the 6% preferred cumulative, non-compounded return. The subordinated participation fee will be paid annually, if it is due, based upon the highest prior NAV per share (but not less than the initial $10 per share offering price). The subordinated participation fee will be paid by January 31 of the subsequent year and may be paid in cash or in shares of our common stock based upon the then-current NAV per share. Accordingly, LRE is eligible to receive the first payment of the subordinated participation fee in the year when the foregoing calculation is made, if the conditions precedent for payment of the fee are satisfied.

There was no calculation of NAV during 2021 or 2020. As a result, no subordinated participation fees were paid or payable to LRE in either the year ended December 31, 2021, or the period from June 22, 2020 (inception) to December 31, 2020.

Liquidation Fee

The Company will pay LRE a liquidation fee calculated from the value per share resulting from a liquidation event, including, but not limited to, a sale of all of the properties, a public listing, or a merger with a public or non-public company. Such liquidation fee will be equal to 15.0% of the increase in the resultant value per share as compared to the highest prior NAV per share, if any, multiplied by the number of outstanding shares as of the liquidation date. The liquidation fee will be subordinated to payment to stockholders of the preferred return, pro-rated for the year in which the liquidation event occurs. No such fees were paid during the year ended December 31, 2021 or the period from June 22, 2020 (inception) to December 31, 2020.

NOTE 8. COMMITMENTS AND CONTINGENCIES

Redemption of Common Stock

The Company has a share repurchase program that enables stockholders to sell their common stock to the Company in limited circumstances. As of December 31, 2021 and 2020, the Company's share repurchases payable were $703 and zero, respectively, which was included in accounts payable and accrued liabilities in the accompanying balance sheet.

The Company, through its Board of Directors, has the discretion to repurchase fewer shares than had been requested to be repurchased in a particular month or quarter, or to repurchase no shares at all, in the event that it lacked readily available funds to do so due to market conditions beyond the Company’s control, its need to maintain liquidity for its operations or because the Company determined that investing in real property or other investments was a better use of its capital than repurchasing its shares.

Legal Matters

From time-to-time, the Company may become party to legal proceedings that arise in the ordinary course of its business. The Company is not a party to any legal proceeding, nor is the Company aware of any pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluates subsequent events up until the date the financial statements are issued.

Change of Broker Dealer

In January 2022, the Company engaged the Dalmore Group to be the registered broker-dealer while the former broker-dealer, North Capital, continues to provide escrow and technical services. The Company has agreed to pay Dalmore services compensation equal to: (i) 1% of the first $5,000,000 raised in the Offering during the subject month, (ii) 0.75% for the next $2,500,000 raised in the Offering during the subject month, (iii) 0.50% for the next $2,500,000 raised in the Offering during the subject month, and (iv) 0.25% of any additional funds raised in excess of $10,000,000 in the Offering during the subject month.

Mortgage Refinancing

In April 2022, the Company refinanced the $1,340,000 mortgage note payable from Dew Claw, LLC (Note 4) with a new $1,200,000 loan originated by Pacific Premier Bank, an unaffiliated commercial lender. The new mortgage is secured by the Family Dollar Fort Worth Property, has a 10-year term, bears interest initially at 3.95% for five years, amortizes over 25 years, and is guaranteed by the Company’s CEO, Harold Hofer.

Line of Credit Extension

As disclosed in Note 5, we have a revolving line of credit for the purchase of real property with our Advisor, which allows for a maximum principal balance of $1,000,000 and bears interest at 6%. Effective March 10, 2022, the maturity date on this revolving line of credit was extended from March 11, 2022 to March 11, 2023. The Company plans to repay the remaining advances under our line of credit with proceeds from the “Offering”.

ELEVATE.MONEY REIT I, INC.

Advised by
Elevate.Money, Inc.

UP TO $50,000,000 IN COMMON STOCK

OFFERING CIRCULAR

You should rely only on the information contained in this Offering Circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this Offering Circular. If any such information or statements are given or made, you should not rely upon such information or representation. This Offering Circular does not constitute an offer to sell any securities other than those to which this Offering Circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This Offering Circular speaks as of the date set forth above. You should not assume that the delivery of this Offering Circular or that any sale made pursuant to this Offering Circular implies that the information contained in this Offering Circular will remain fully accurate and correct as of any time subsequent to the date of this Offering Circular.

August 11, 2022

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1 to the Company’s Offering Statement on Form 1-A, filed on July 31, 2020)
2.1A	Articles of Amendment (incorporated by reference to Exhibit 2.1A filed with the Company’s Amendment No. 1 to Post-Qualification Amendment No. 1 on Form 1-A/A filed on July 15, 2021)
2.2	Bylaws (incorporated by reference to Exhibit 2.2 to the Company’s Offering Statement on Form 1-A, filed on July 31, 2020)
2.2A	Amendment No. 1-Bylaws (incorporated by reference to Exhibit 2.2A to the Company’s Offering Statement on Form 1-A, filed on July 15, 2021)
3.	Distribution Reinvestment Plan (incorporated by reference to Appendix B to the Company's Amendment No. 2 to Post Qualification Amendment No. 1 filed July 27, 2021)
4.	Form of Investment Form and Subscription Agreement (incorporated by reference to Appendix A to the Company's Amendment No. 2 to Post Qualification Amendment No. 1 filed July 27, 2021)
6.1	Dealer Manager Agreement by and between Escalate Wealth REIT I, Inc. and North Capital Private Securities Corporation(incorporated by reference to Exhibit 1.2 to the Company’s Offering Statement on Form 1-A/A, filed on August 4, 2021)
6.2	Broker-Dealer Agreement, dated December 2, 2021, by and between Elevate.Money REIT 1 and Dalmore Group, LLC. (incorporated by reference to Exhibit 6.1 to the Company’s Current Report on Form 1-U, filed on December 29, 2021)
6.3	Advisory Agreement by and among Escalate Wealth REIT I, Inc. and Escalate Wealth, LLC (incorporated by reference to Exhibit 6.1 to the Company’s Offering Statement on Form 1-A, filed on July 31, 2020)
6.4	Real Estate Services Agreement by and among Escalate Wealth REIT I, Inc.; Escalate Wealth, LLC and Lalutosh Real Estate, LLC (incorporated by reference to Exhibit 6.1 to the Company’s Offering Statement on Form 1-A, filed on July 31, 2020).
6.5	Line of Credit Agreement with Elevate Wealth, LLC (incorporated by reference to Exhibit 6.5 of Form 1-K filed July 15, 2021).
6.6	Amendment No. 1 to Line of Credit Promissory Note, dated effective March 10, 2022 (incorporated by reference to Exhibit 6.5 of Form 1-K filed May 2, 2022).
6.7	Business Loan Agreement, dated March 14, 2022, by and between Escalate.Money REIT I, LLC and Pacific Premier Bank (incorporated by reference to Exhibit 6.5 of Form 1-K filed May 2, 2022).
6.8	Conflicts Committee Charter (incorporated by reference to Exhibit 6.1 of Form 1-K filed July 15, 2021).
6.9	Mortgage, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, dated July 28, 2022, by and among 2EM St. Andrews Rd SC, LLC and Dew Claw, LLC
10.1	Power of Attorney (incorporated by reference to Exhibit 10 of Post-Effective Amendment to Form 1-A, dated July 15, 2021)
11.1	Consent of Corporate Law Solutions, PC (included in Exhibit 12)
11.2	Consent of Baker Tilly US, LLP
12.1	Opinion of Corporate Law Solutions, PC as to the legality of the securities being qualified (incorporated by reference to Exhibit 12 of Form 1-A filed July 31, 2020)

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this amended offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 11, 2022.

Elevate.Money REIT I, Inc.

By:	/s/ HAROLD HOFER
Harold Hofer
Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	/s/ HAROLD HOFER	Chief Executive Officer, Chief Financial Officer and Chairman of the Board	August 11, 2022
	Harold Hofer	(principal executive officer, principal financial officer and principal accounting officer)

	/s/ SACHIN JHANGIANI**	President, Secretary and Director	August 11, 2022

	/s/ VIPE DESAI**	Director	August 11, 2022
Vipe Desai

	/s/ JEFFREY CYR**	Director	August 11, 2022
Jeffrey Cyr

**By	/s/ HAROLD HOFER		August 11, 2022
Harold Hofer
Attorney-in-Fact

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